FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-16

Dated August 4, 2015	JPMBB 2015-C31

Free Writing Prospectus

Structural and Collateral Term Sheet

JPMBB 2015-C31

$1,027,315,082
(Approximate Mortgage Pool Balance)

$947,698,000
(Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2015-C31

JPMorgan Chase Bank, National Association Barclays Bank PLC Redwood Commercial Mortgage Corporation Starwood Mortgage Funding II LLC RAIT Funding, LLC Mortgage Loan Sellers

J.P. Morgan	Barclays
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 4, 2015	JPMBB 2015-C31

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) or Drexel Hamilton, LLC (“Drexel”) (each individually, an “Underwriter”, and together, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / DBRS / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$59,309,000	30.000%	2.72	9/15-6/20	48.2%	14.3%
A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$48,541,000	30.000%	4.85	6/20-8/20	48.2%	14.3%
A-3	NR / AAA(sf) / AAA(sf)	$0	30.000%	N/A	N/A	48.2%	14.3%
A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$515,534,000	30.000%	9.91	5/25-8/25	48.2%	14.3%
A-SB	Aaa(sf) / AAA(sf) / AAA(sf)	$95,737,000	30.000%	7.40	6/20-5/25	48.2%	14.3%
X-A(6)	Aa1(sf) / AAA(sf) / AAA(sf)	$773,055,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	NR / AAA(sf) / AAA(sf)	$84,753,000	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa2(sf) / AAA(sf) / AAA(sf)	$53,934,000	24.750%	9.96	8/25-8/25	51.8%	13.3%
B(7)(8)	NR / AA(low)(sf) / AA-(sf)	$84,753,000	16.500%	9.96	8/25-8/25	57.5%	12.0%
C(7)(8)	NR / A(low)(sf) / A-(sf)	$47,513,000	11.875%	9.96	8/25-8/25	60.7%	11.3%
EC(7)(8)(9)	NR / A(low)(sf) / A-(sf)	$186,200,000	11.875%	9.96	8/25-8/25	60.7%	11.3%
D	NR / BBB(low)(sf) / BBB-(sf)	$42,377,000	7.750%	9.96	8/25-8/25	63.6%	10.8%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / DBRS / KBRA)	Approximate Initial Certificate Balacrnce or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C(6)	NR / AAA(sf) / AAA(sf)	$47,513,000	N/A	N/A	N/A	N/A	N/A
X-D(6)	NR / AAA(sf) / BBB-(sf)	$42,377,000	N/A	N/A	N/A	N/A	N/A
E	NR / BB(low)(sf) / BB-(sf)	$26,967,000	5.125%	9.96	8/25-8/25	65.4%	10.5%
F	NR / B(low)(sf) / B-(sf)	$16,694,000	3.500%	9.96	8/25-8/25	66.5%	10.4%
NR	NR / NR / NR	$35,956,082	0.000%	9.96	8/25-8/25	68.9%	10.0%

Privately Offered Loan-Specific Certificates
Class	Expected Ratings (Moody’s / DBRS / KBRA)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
BWP(11)	NR / NR / NR	$4,990,079	0.000%	4.65	9/15-6/20	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate. The credit support percentage for each of the Publicly Offered Certificates and the Privately Offered Certificates does not include the BWP Trust Subordinate Companion Loan.

(3)	Assumes 0% CPR / 0% CDR and an August 28, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated August 4, 2015 (the “Free Writing Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C and Class X-D Notional Amounts are defined in the Free Writing Prospectus.

(7)	A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)	The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)	Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class X-C, Class X-D, Class E, Class F, Class NR, Class BWP, Class R and Class Z Certificates are not being offered by the Free Writing Prospectus and this Term Sheet. The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Indicative Capital Structure

(11)	The Bridgewater Place mortgage loan, which equals approximately $30.9 million (the “Bridgewater Place Mortgage Loan”), is secured by the same mortgage instrument on the same related mortgaged property as a subordinate trust companion loan with a principal balance of approximately $5.0 million (the “BWP Trust Subordinate Companion Loan”, together with the Bridgewater Place Mortgage Loan, the “Bridgewater Place Whole Loan” or the “Trust AB Whole Loan”). The Class BWP certificates will only receive distributions from, and will only incur losses with respect to, the BWP Trust Subordinate Companion Loan. Such class will share in losses and shortfalls on the Trust AB Whole Loan only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Summary of Transaction Terms

Securities Offered:	$947,698,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers
and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Drexel Hamilton, LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (42.2%), Barclays Bank PLC (“Barclays”) (25.9%), Redwood Commercial Mortgage Corporation (“RCMC”) (16.8%), Starwood Mortgage Funding II LLC (“SMF II”) (12.0%), and RAIT Funding, LLC (3.1%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank National Association (“Midland”).

Special Servicer:	Midland Loan Services, a Division of PNC Bank National Association.

Directing Certificateholder:	KKR Real Estate Finance Manager, LLC.

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Pricing Date:	On or about August 10, 2015.

Closing Date:	On or about August 28, 2015.

Cut-off Date:	With respect to each mortgage loan, the related due date in August 2015, or with respect to any mortgage loan that has its first due date in September 2015, the date that would otherwise have been the related due date in August 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2015.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2015.

Assumed Final Distribution Date:	The Distribution Date in August 2025, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in August 2048.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-C, Class X-D, Class E, Class F, Class NR, Class BWP, Class R and Class Z Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,027,315,082
Number of Mortgage Loans:	58
Number of Mortgaged Properties:	155
Average Cut-off Date Balance per Mortgage Loan:	$17,712,329
Weighted Average Current Mortgage Rate:	4.63794%
10 Largest Mortgage Loans as % of IPB:	51.3%
Weighted Average Remaining Term to Maturity(1):	117 months
Weighted Average Seasoning:	0 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.50x
Weighted Average UW NOI Debt Yield(2):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	68.9%
Weighted Average Maturity Date LTV(1)(2)(4):	58.3%

Other Statistics
% of Mortgage Loans with Additional Debt:	14.6%
% of Mortgaged Properties with Single Tenants:	10.7%

Amortization
Weighted Average Original Amortization Term(5):	351 months
Weighted Average Remaining Amortization Term(5):	351 months
% of Mortgage Loans with Amortizing Balloon:	57.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	38.2%
% of Mortgage Loans with Interest-Only:	2.6%
% of Mortgage Loans with ARD-Interest-Only:	1.1%
% of Mortgage Loans with ARD-Interest-Only-Balloon:	0.2%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	36.0%
% of Mortgage Loans with Springing Lockboxes:	33.5%
% of Mortgage Loans with In-Place, Hard Lockboxes:	29.0%
% of Mortgage Loans with No Lockbox:	1.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	82.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	41.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	72.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	69.5%

(1)	In the case of Loan Nos. 22 and 58, each with an anticipated repayment date, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3 and 9 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV calculations exclude the related BWP Trust Subordinate Companion Loan.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 3, 11, 15, 20, 21, 32 and 39 the Cut-off Date LTV Ratio and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. In the case of Loan No. 38, the Cut-off Date LTV Ratio and Maturity Date LTV are calculated based upon an appraised value based on an as-stabilized scenario. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.
(5)	Excludes 3 mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	14	85	$433,774,542	42.2%
Barclays	18	29	266,228,506	25.9
RCMC	7	16	172,675,000	16.8
SMF II	15	21	122,975,000	12.0
RAIT	4	4	31,662,034	3.1
Total:	58	155	$1,027,315,082	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Civic Opera Building	JPMCB	1	$89,000,000	8.7%	915,162	Office	1.28x	8.9%	74.5%	65.5%
2	The Roosevelt New Orleans Waldorf Astoria	Barclays	1	$82,500,000	8.0%	504	Hotel	1.70x	10.6%	64.5%	52.6%
3	Sunbelt Portfolio	JPMCB	3	$76,604,802	7.5%	1,324,863	Office	1.70x	11.5%	72.1%	58.0%
4	Coral Ridge Shopping Center	JPMCB	1	$50,000,000	4.9%	418,221	Retail	1.20x	8.3%	67.6%	55.1%
5	Highland Landmark I	JPMCB	1	$45,000,000	4.4%	273,752	Office	1.43x	9.0%	69.7%	56.5%
6	Airport North Portfolio	RCMC	4	$42,000,000	4.1%	482,151	Office	1.48x	11.1%	71.4%	59.1%
7	Preferred Freezer Services - Chicago II	RCMC	1	$38,000,000	3.7%	174,786	Industrial	1.38x	8.4%	70.4%	61.7%
8	Rox San Medical Office	RCMC	1	$37,200,000	3.6%	55,652	Office	1.24x	7.9%	72.3%	66.2%
9	Brunswick Portfolio	JPMCB	58	$34,944,048	3.4%	2,275,293	Retail	1.47x	12.3%	58.0%	43.2%
10	Cumberland Apartments	JPMCB	1	$31,800,000	3.1%	314	Multifamily	1.34x	8.4%	71.5%	62.5%

	Top 3 Total/Weighted Average		5	$248,104,802	24.2%			1.55x	10.3%	70.4%	58.9%
	Top 5 Total/Weighted Average		7	$343,104,802	33.4%			1.48x	9.8%	69.9%	58.0%
	Top 10 Total/Weighted Average		72	$527,048,850	51.3%			1.45x	9.8%	69.5%	58.2%

(1)	In the case of Loan Nos. 1, 2, 3 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related BWP Trust Subordinate Companion Loan.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	Civic Opera Building	$89,000,000	$75,000,000	$164,000,000	JPMBB 2015-C31	Midland	KKR	JPMBB 2015-C31
2	The Roosevelt New Orleans Waldorf Astoria	$82,500,000	$82,500,000	$165,000,000	JPMBB 2015-C31	Midland	KKR	JPMBB 2015-C31
3	Sunbelt Portfolio	$76,604,802	$69,913,118	$146,517,920	JPMBB 2015-C31	Midland	KKR	JPMBB 2015-C31
9	Brunswick Portfolio	$34,944,048	$84,864,117	$119,808,165	JPMBB 2015-C30	Wells Fargo	Midland	JPMBB 2015-C30

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
3	Sunbelt Portfolio	$76,604,802	$21,500,000	$168,017,920	1.70x	1.36x	72.1%	82.6%	11.5%	10.0%
6	Airport North Portfolio	$42,000,000	$7,000,000	$49,000,000	1.48x	1.17x	71.4%	83.2%	11.1%	9.6%

(1)	In the case of Loan Nos. 3 and 6, subordinate debt represents mezzanine loans.
(2)	In the case of Loan No. 3, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

Trust Subordinate Companion Loan Summary

No.	Loan Name	Mortgage Loan Cut-off Date Balance	Trust Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)	Whole Loan UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Whole Loan Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Whole Loan UW NOI Debt Yield
11	Bridgewater Place(2)	$30,938,495	$4,990,080	$35,928,575	1.69x	1.27x	68.3%	79.3%	11.8%	10.1%
(1)	In the case of Loan No. 11, the Mortgage Loan UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(2)	The Class BWP Certificates, which are backed by the BWP Trust Subordinate Companion Loan, are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
			Cut-off Date			UW	UW	Cut-off	Maturity
		Number of	Principal	% of		NCF	NOI	Date	Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(2)(4)(5)
Office	CBD	5	$175,624,053	17.1%	88.7%	1.47x	10.2%	72.6%	62.8%
	Suburban	10	139,164,022	13.5	89.6%	1.52x	10.4%	68.5%	55.8%
	Medical	1	37,200,000	3.6	92.5%	1.24x	7.9%	72.3%	66.2%
	Data Center	1	30,000,000	2.9	64.4%	1.40x	10.5%	66.7%	50.2%
	Subtotal:	17	$381,988,075	37.2%	87.5%	1.46x	10.1%	70.6%	59.6%

Industrial	Flex	9	$92,107,419	9.0%	95.3%	1.50x	10.1%	72.0%	63.4%
	Warehouse	4	57,326,534	5.6	100.0%	1.44x	9.1%	69.9%	59.7%
	Warehouse/Distribution	5	27,814,193	2.7	100.0%	1.85x	12.1%	61.6%	56.4%
	Subtotal:	18	$177,248,146	17.3%	97.5%	1.54x	10.1%	69.7%	61.1%

Retail	Anchored	6	$98,940,867	9.6%	92.7%	1.39x	9.4%	65.1%	52.9%
	Freestanding	70	46,744,048	4.6	100.0%	1.62x	11.6%	60.1%	49.0%
	Shadow Anchored	4	21,623,000	2.1	92.9%	1.47x	10.0%	68.7%	56.7%
	Unanchored	1	4,800,000	0.5	100.0%	1.60x	11.0%	66.7%	54.9%
	Single Tenant	1	4,717,197	0.5	100.0%	1.35x	9.6%	67.4%	49.8%
	Subtotal:	82	$176,825,112	17.2%	95.0%	1.46x	10.1%	64.4%	52.3%

Hotel	Full Service	2	$90,600,000	8.8%	72.3%	1.68x	10.5%	64.9%	52.9%
	Limited Service	5	31,200,000	3.0	68.4%	1.63x	10.6%	68.6%	55.6%
	Subtotal:	7	$121,800,000	11.9%	71.3%	1.67x	10.5%	65.9%	53.6%

Multifamily	Garden	15	$91,237,050	8.9%	94.3%	1.39x	9.3%	72.7%	61.6%
	Subtotal:	15	$91,237,050	8.9%	94.3%	1.39x	9.3%	72.7%	61.6%

Manufactured Housing	Manufactured Housing	4	$33,100,000	3.2%	79.7%	1.65x	8.8%	66.8%	63.5%

Self Storage	Self Storage	6	$24,975,000	2.4%	91.6%	1.47x	9.3%	74.8%	66.7%

Mixed Use	Retail/Office	3	$14,556,700	1.4%	94.0%	1.46x	9.8%	72.1%	59.7%
	Office/Retail	1	3,705,000	0.4	100.0%	1.35x	9.0%	53.8%	43.9%
	Retail/Hotel	1	880,000	0.1	78.6%	1.35x	9.0%	53.8%	43.9%
	Subtotal:	5	$19,141,700	1.9%	94.4%	1.44x	9.6%	67.7%	55.9%

Other	Parking	1	$1,000,000	0.1%	100.0%	1.35x	9.0%	53.8%	43.9%

	Total / Weighted Average:	155	$1,027,315,082	100.0%	89.2%	1.50x	10.0%	68.9%	58.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related BWP Trust Subordinate Companion Loan.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 3, 11, 15, 20, 21, 32 and 39, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. In the case of Loan No. 38, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an appraised value based on an as-stabilized scenario. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.
(5)	In the case of Loan Nos. 22 and 58, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
Illinois	16	$188,447,352	18.3%	91.9%	1.35x	9.0%	71.7%	61.3%
Florida	17	110,429,652	10.7	95.7%	1.37x	9.2%	69.5%	57.2%
Texas	15	108,317,800	10.5	93.1%	1.43x	9.6%	69.4%	60.7%
California	18	91,919,245	8.9	93.7%	1.32x	8.9%	64.7%	55.1%
Louisiana	1	82,500,000	8.0	74.4%	1.70x	10.6%	64.5%	52.6%
Alabama	3	57,813,885	5.6	79.9%	1.70x	11.5%	72.0%	57.9%
Michigan	4	51,588,495	5.0	88.5%	1.64x	11.4%	67.6%	60.0%
Tennessee	7	49,825,000	4.9	92.4%	1.52x	11.2%	72.0%	60.4%
Arizona	10	38,335,865	3.7	82.0%	1.60x	9.2%	65.8%	61.3%
Georgia	14	37,933,635	3.7	93.0%	1.47x	10.5%	72.4%	58.8%
Colorado	7	34,019,827	3.3	68.6%	1.41x	10.7%	65.7%	49.4%
Connecticut	3	29,374,000	2.9	99.3%	1.48x	9.9%	77.1%	70.6%
New York	2	26,577,201	2.6	97.7%	1.68x	11.3%	65.8%	53.7%
South Carolina	1	19,320,911	1.9	91.2%	1.70x	11.5%	72.1%	58.0%
New Jersey	4	12,969,398	1.3	68.6%	1.67x	10.8%	67.8%	55.2%
Pennsylvania	6	12,644,457	1.2	100.0%	1.75x	10.9%	62.5%	52.2%
Ohio	7	11,970,323	1.2	81.9%	1.83x	10.2%	68.3%	60.3%
Maryland	3	11,531,299	1.1	100.0%	2.18x	14.0%	54.7%	50.9%
Washington	2	11,497,132	1.1	90.7%	1.33x	9.1%	72.0%	58.7%
Wisconsin	1	8,100,000	0.8	51.1%	1.50x	9.4%	69.2%	56.5%
Mississippi	1	6,850,000	0.7	86.9%	1.70x	10.4%	74.8%	72.4%
Oregon	1	6,722,760	0.7	100.0%	1.58x	10.0%	74.7%	59.8%
Virginia	1	6,000,000	0.6	93.2%	1.36x	8.7%	75.0%	64.5%
Minnesota	4	3,369,610	0.3	100.0%	1.47x	12.3%	58.0%	43.2%
North Carolina	1	3,296,335	0.3	100.0%	1.89x	12.7%	54.9%	44.9%
Oklahoma	2	3,044,850	0.3	100.0%	2.35x	13.6%	49.3%	46.5%
Missouri	2	1,358,851	0.1	100.0%	1.47x	12.3%	58.0%	43.2%
South Dakota	1	802,000	0.1	100.0%	2.07x	9.6%	66.3%	66.3%
Ontario	1	755,199	0.1	100.0%	1.47x	12.3%	58.0%	43.2%
Total / Weighted Average:	155	$1,027,315,082	100.0%	89.2%	1.50x	10.0%	68.9%	58.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the BWP Trust Subordinate Companion Loan.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 3, 11, 15, 20, 21, 32 and 39, the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. In the case of Loan No. 38, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an appraised value based on an as-stabilized scenario. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.
(5)	In In the case of Loan Nos. 22 and 58, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date			Remaining	UW	UW	Cut-off	Maturity
			Number of	Principal	% of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
$2,176,850	-	$9,999,999	32	$197,575,508	19.2%	4.68804%	116	1.53x	10.1%	69.1%	58.1%
$10,000,000	-	$19,999,999	10	132,195,979	12.9	4.57410%	115	1.63x	10.6%	63.5%	53.2%
$20,000,000	-	$24,999,999	1	21,000,000	2.0	4.66300%	120	1.77x	8.6%	63.6%	63.6%
$25,000,000	-	$49,999,999	11	378,438,793	36.8	4.65904%	115	1.43x	9.9%	70.2%	59.9%
$50,000,000	-	$89,000,000	4	298,104,802	29.0	4.60448%	120	1.49x	9.9%	70.0%	58.3%
Total / Weighted Average:			58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date			Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	% of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
4.02000%	-	4.20000%	2	$8,899,610	0.9%	4.07741%	117	1.80x	11.3%	66.8%	54.6%
4.20001%	-	4.40000%	7	157,398,580	15.3	4.31499%	111	1.63x	10.8%	71.9%	61.3%
4.40001%	-	4.60000%	12	216,873,136	21.1	4.52877%	120	1.45x	9.3%	70.2%	60.7%
4.60001%	-	4.80000%	26	519,441,172	50.6	4.70018%	116	1.49x	10.0%	67.5%	57.0%
4.80001%	-	5.22500%	11	124,702,585	12.1	5.01614%	120	1.47x	10.3%	69.0%	55.7%
Total / Weighted Average:			58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Original Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date			Remaining	UW	UW	Cut-off	Maturity
Original Term to			Number	Principal	% of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
60			3	$51,488,495	5.0%	4.56751%	59	1.81x	12.0%	66.7%	62.9%
120			55	975,826,587	95.0	4.64165%	120	1.48x	9.9%	69.0%	58.0%
Total / Weighted Average:			58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date			Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	% of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)	DY(2)	LTV(2)(4)	LTV(1)(2)(4)
58	-	60	3	$51,488,495	5.0%	4.56751%	59	1.81x	12.0%	66.7%	62.9%
85	-	120	55	975,826,587	95.0	4.64165%	120	1.48x	9.9%	69.0%	58.0%
Total / Weighted Average:			58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%
(1)	In the case of Loan Nos. 22 and 58, each of which has an anticipated repayment date, Remaining Loan Term, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related BWP Trust Subordinate Companion Loan.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 3, 11, 15, 20, 21, 32 and 39, the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. In the case of Loan No. 38, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an appraised value based on an as-stabilized scenario. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	3	$38,700,000	3.8%	4.59607%	120	2.01x	9.7%	63.3%	63.3%
300	8	147,261,245	14.3	4.77629%	120	1.45x	11.1%	65.1%	50.2%
360	47	841,353,838	81.9	4.61565%	116	1.48x	9.8%	69.8%	59.5%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Remaining Amortization Term in Months

Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	3	$38,700,000	3.8%	4.59607%	120	2.01x	9.7%	63.3%	63.3%
241 - 299	2	39,661,245	3.9	4.77112%	119	1.46x	12.0%	59.1%	44.0%
300 - 360	53	948,953,838	92.4	4.63408%	116	1.48x	9.9%	69.5%	58.7%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Amortization Types

Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Balloon	33	$594,113,232	57.8%	4.69864%	116	1.53x	10.4%	67.3%	54.4%
IO-Balloon	21	392,325,000	38.2	4.55358%	116	1.40x	9.3%	72.1%	63.8%
Interest Only	2	26,900,000	2.6	4.64348%	120	1.98x	9.8%	61.9%	61.9%
ARD-Interest Only	1	11,800,000	1.1	4.48800%	120	2.07x	9.6%	66.3%	66.3%
ARD-IO-Balloon	1	2,176,850	0.2	4.02000%	118	2.46x	15.2%	42.5%	38.6%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
1.20x - 1.35x	15	$315,776,674	30.7%	4.62704%	120	1.28x	8.6%	71.4%	61.7%
1.36x - 1.45x	10	173,441,569	16.9	4.72103%	120	1.40x	9.3%	68.5%	56.1%
1.46x - 1.55x	11	192,205,396	18.7	4.66894%	119	1.48x	10.7%	70.4%	58.4%
1.56x - 1.65x	6	32,872,760	3.2	4.70260%	119	1.60x	11.0%	66.2%	52.5%
1.66x - 1.80x	10	267,995,498	26.1	4.59381%	110	1.71x	11.0%	68.0%	57.6%
1.81x - 2.00x	2	14,546,335	1.4	4.68626%	120	1.84x	13.2%	45.3%	36.9%
2.01x - 2.74x	4	30,476,850	3.0	4.37766%	99	2.29x	12.5%	58.5%	57.2%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%
(1)	In the case of Loan Nos. 22 and 58, each of which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related BWP Trust Subordinate Companion Loan.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 3, 11, 15, 20, 21, 32 and 39, the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. In the case of Loan No. 38, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an appraised value based on an as-stabilized scenario. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(4)

Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
42.5% - 59.9%	8	$88,067,233	8.6%	4.66890%	112	1.71x	12.2%	54.2%	44.5%
60.0% - 64.9%	7	163,527,201	15.9	4.67710%	120	1.66x	10.4%	63.7%	52.8%
65.0% - 69.9%	14	220,855,691	21.5	4.79794%	111	1.47x	9.8%	68.0%	56.5%
70.0% - 77.5%	29	554,864,957	54.0	4.55779%	118	1.43x	9.6%	73.1%	62.8%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

LTV Ratios as of the Maturity Date(1)(2)(4)

Range of Maturity Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
34.5% - 44.9%	6	$69,967,233	6.8%	4.72459%	119	1.57x	12.0%	54.6%	42.0%
45.0% - 49.9%	4	37,417,197	3.6	4.65710%	120	1.37x	9.8%	61.8%	47.2%
50.0% - 54.9%	7	158,627,201	15.4	4.78873%	116	1.68x	11.0%	64.2%	51.9%
55.0% - 59.9%	17	314,562,207	30.6	4.58283%	120	1.50x	10.1%	70.0%	57.3%
60.0% - 64.9%	15	212,391,245	20.7	4.67676%	111	1.48x	9.5%	71.3%	62.4%
65.0% - 72.4%	9	234,350,000	22.8	4.54572%	117	1.38x	9.1%	73.9%	66.9%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Prepayment Protection

Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Defeasance	39	$540,640,540	52.6%	4.68332%	117	1.53x	10.1%	68.3%	58.0%
Yield Maintenance	18	477,374,542	46.5	4.58405%	116	1.46x	10.0%	69.5%	58.5%
Defeasance or Yield Maintenance	1	9,300,000	0.9	4.76600%	120	1.31x	8.4%	74.7%	60.9%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

Loan Purpose

Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Refinance	35	$631,067,265	61.4%	4.68432%	117	1.47x	9.7%	68.4%	57.5%
Acquisition	21	363,891,567	35.4	4.52870%	116	1.56x	10.5%	69.3%	59.3%
Recapitalization	2	32,356,250	3.1	4.96188%	120	1.48x	10.6%	74.6%	61.6%
Total / Weighted Average:	58	$1,027,315,082	100.0%	4.63794%	117	1.50x	10.0%	68.9%	58.3%

(1)	In the case of Loan Nos. 22 and 58, each of which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related BWP Trust Subordinate Companion Loan.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4)	In the case of Loan Nos. 1, 3, 11, 15, 20, 21, 32 and 39, the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. In the case of Loan No. 38, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an appraised value based on an as-stabilized scenario. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	Civic Opera Building	Chicago, IL	Office	UBSCM 2012-C1
5	Highland Landmark I	Downers Grove, IL	Office	JPMCC 2005-LDP4
6	Airport North Portfolio	Nashville, TN	Office	WFRBS 2012-C9
16	Rock Shadows	Apache Junction, AZ	Manufactured Housing	BSCMS 2007-PW17
28	Lakeview Terrace	Lake View Terrace, CA	Retail	LBUBS 2006-C1
30	Marquis Parc Apartments	Clarkston, GA	Multifamily	RIAL 2012-LT1A
36	Holiday Inn Express & Suites - Chicago West	Roselle, IL	Hotel	ORES 2012-LV1
40	Burgard Industrial	Portland, OR	Industrial	MLCFC 2006-4
42	College Park Retail	Livonia, MI	Retail	GSMS 2005-GG4
43	Rayen Townhomes	North Hills, CA	Multifamily	GNR 2006-31
48	Trinity Place	Cordova, TN	Mixed Use	JPMCC 2006-LDP7
53	La Casa Trail	Apache Junction, AZ	Manufactured Housing	GSMS 2006-GG6
55	Hiram Square Shopping Center	Hiram, GA	Retail	GCCFC 2006-GG7
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
11	Bridgewater Place	Grand Rapids, MI	$30,938,495	3.0%	$28,859,150	59.5%	60	58	1.69x	11.8%	68.3%	63.7%
25	3501 East Biddle Street	Baltimore, MD	10,600,000	1.0	10,058,050	20.7	60	60	2.24x	14.2%	54.4%	51.6%
27	Simply Self Storage Portfolio - Memphis MSA II	Various, Various	9,950,000	1.0	9,624,607	19.8	60	59	1.70x	10.4%	74.8%	72.4%
Total / Weighted Average:			$51,488,495	5.0%	$48,541,807	100.0%	60	59	1.81x	12.0%	66.7%	62.9%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class BWP, Class R and Class Z Certificates) will accrue interest on a 30/360 basis. The Class BWP Certificates will accrue interest on an Actual/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:	On each Distribution Date, accrued interest for each Class of Certificates (other than the Class BWP, Class R and Class Z Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

Payments of interest collected on the Bridgewater Place Whole Loan will be allocated first to the Bridgewater Place Mortgage Loan and then to the BWP Trust Subordinate Companion Loan (as defined below). Interest allocated to the BWP Trust Subordinate Companion Loan will only be available to make distributions and pay other amounts in respect of the Class BWP Certificates, as applicable.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30- day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Structural Overview

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan and with respect to the Bridgewater Place Whole Loan, exclusive of the BWP Trust Subordinate Companion Loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)) and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Structural Overview

On each Distribution Date, each of the Class BWP Certificates will be entitled to distributions of principal in reduction of its Certificate Balance to the extent of the amounts distributed to the BWP Trust Subordinate Companion Loan in respect of principal for such Distribution Date.

■	Exchangeable Certificates and the Class EC Certificates:	A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / FixedPenalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans (or, in the case of the Bridgewater Place Whole Loan to the extent collected and allocated to the Bridgewater Place Mortgage Loan) will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Structural Overview

YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class E, Class F, Class NR, Class Z or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

Yield Maintenance Charges allocable to the BWP Trust Subordinate Companion Loan will be distributable to the Class BWP Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:	Realized losses on the mortgage loans (exclusive of losses on any related companion loan and losses allocated to the BWP Trust Subordinate Companion Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, respectively.

Realized losses on each pari passu whole loan will be allocated pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances. Realized losses on the Bridgewater Place Whole Loan will be allocated first, to the BWP Trust Subordinate Companion Loan and then, to the related mortgage loan.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the Brunswick Portfolio mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each pari passu whole loan, the Appraisal Reduction amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances. The Appraisal Reduction Amount with respect to the Bridgewater Place Whole Loan is notionally allocated first to the BWP Trust Subordinate Companion Loan (until the principal balance of the BWP Trust Subordinate Companion Loan is notionally reduced to zero by such Appraisal Reductions) and then to the related mortgage loan.

■	Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to the BWP Trust Subordinate Companion Loan.

■	Whole Loans:	Four mortgage loans are each evidenced by one or more separate notes and are each, together with one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of all of these Whole Loans, referred to as the “Civic Opera Building Whole Loan”, “The Roosevelt New Orleans Waldorf Astoria Whole Loan”, the “Sunbelt Portfolio Whole Loan” and the “Brunswick Portfolio Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). The Civic Opera Building Pari Passu Companion Loan, The Roosevelt New Orleans Waldorf Astoria Pari Passu Companion Loans and the Sunbelt Portfolio Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The Civic Opera Building Whole Loan, The Roosevelt New Orleans Waldorf Astoria Whole Loan and the Sunbelt Portfolio Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C31 transaction (the “Pooling and Servicing Agreement”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Brunswick Portfolio Whole Loan is being serviced pursuant to the JPMBB 2015-C30 pooling and servicing agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Brunswick Portfolio Whole Loan” in the Free Writing Prospectus.

■	Trust Subordinate Companion Loan:	One mortgage loan referred to as the “Bridgewater Place Mortgage Loan” is evidenced by a note, and such mortgage loan, together with a related trust subordinate companion loan (the “BWP Trust Subordinate Companion Loan”), are secured by a single mortgage or deed of trust on the related mortgaged property and are subject to an intercreditor agreement. Together, the Bridgewater Place Mortgage Loan and the BWP Trust Subordinate Companion Loan are referred to herein as the “Bridgewater Place Whole Loan” or the “Trust AB Whole Loan”. The BWP Trust Subordinate Companion Loan is also part of the trust. The Class BWP Certificates will only receive distributions from, and will only incur losses with respect to, the BWP Trust Subordinate Companion Loan that are allocable to them pursuant to the related intercreditor agreement from the Trust AB Whole Loan.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds (or, with respect to the Bridgewater Place Whole Loan, liquidation proceeds allocated to the Bridgewater Place Mortgage Loan) related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:	The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or the BWP Trust Subordinate Companion Loan, the mezzanine lenders or the holders of the Class BWP Certificates as holders of the beneficial interest in the BWP Trust Subordinate Companion Loan may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Pari Passu Companion Loan, a holder of Class BWP Certificates (but only with respect to the related mortgage loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the Brunswick Portfolio Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loans as described above, then the special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2015-C31 Trust and the related Pari Passu Companion Loans, as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan. In addition, pursuant to the related intercreditor agreements and the pooling and servicing agreement, the BWP Trust Subordinate Companion Loan holder will have certain direction, consent and consultation rights with respect to the related mortgage loan. The rights of the Directing Certificateholder prior to a control appraisal period (as defined in the related intercreditor agreement) are subject to the rights of the BWP Trust Subordinate Companion Loan holder’s rights under the related intercreditor agreement. In addition, the holder of the BWP Trust Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a borrower, a mortgagor or a manager of a mortgaged property or any affiliate thereof.

With respect to the Brunswick Portfolio mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

With respect to the Civic Opera Building Whole Loan, The Roosevelt New Orleans Waldorf Astoria Whole Loan and the Sunbelt Portfolio Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement

■	Directing Certificateholder:	KKR Real Estate Finance Manager, LLC is expected to be appointed the initial directing certificateholder.

■	Controlling Class:	The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:	A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates(taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:	A “Consultation Termination” Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the only Class of Control Eligible Certificates that have a then- outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:	The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans except with respect to the Bridgewater Place Whole Loan unless a control appraisal period with respect to the BWP Trust Subordinate Companion Loan has occurred and is continuing. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Brunswick Portfolio Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2015-C30 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Brunswick Portfolio Whole Loan, as applicable, that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

The Senior Trust Advisor will be responsible for:

•	after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

•	after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

•	prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

•	after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above. The holder of the BWP Trust Subordinate Companion Loan will have the right, prior to the occurrence of an AB Control Appraisal Period (as defined in the Free Writing Prospectus), to replace the Special Servicer solely with respect to the Trust AB Whole Loan.

Notwithstanding the foregoing, the Senior Trust Advisor will not be permitted to recommend the replacement of the Special Servicer with respect to the Trust AB Whole Loan so long as the holder of the BWP Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period under the intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the s aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

The holders of the Class BWP Certificates will have the right, prior to the occurrence of an AB Control Appraisal Period, to replace the special servicer solely with respect to the Trust AB Whole Loan.

With respect to each of the Civic Opera Building Whole Loan, The Roosevelt New Orleans Waldorf Astoria Whole Loan and the Sunbelt Portfolio Whole Loan, the holder of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Brunswick Portfolio Whole Loan, the JPMBB 2015-C30 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:	The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO loan (including any Serviced Companion Loans and the BWP Trust Subordinate Companion) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non- serviced mortgage loans), Serviced Whole Loan or Trust Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, Serviced Whole Loan or Trust Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan, Serviced Whole Loan or Trust Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan, Serviced Whole Loan or BWP Trust Subordinate Companion Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or BWP Trust Subordinate Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan or BWP Trust Subordinate Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan or BWP Trust Subordinate Companion Loan) or REO property as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the special servicer for the Brunswick Portfolio Whole Loan under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		•	special notices
		•	summaries of asset status reports
		•	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		•	an “Investor Q&A Forum”
		•	a voluntary investor registry
		•	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance(1):	$89,000,000
Cut-off Date Principal Balance(1):	$89,000,000
% of Pool by IPB:	8.7%
Loan Purpose:	Refinance
Borrower:	SL Civic Wacker LLC
Sponsor:	Michael Silberberg
Interest Rate:	4.67200%
Note Date:	7/8/2015
Maturity Date:	8/1/2025
Interest-only Period:	36 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(25),Grtr1%orYM(91),O(4)
Lockbox:	Hard
Additional Debt:	Yes
Additional Debt Balance:	$75,000,000
Additional Debt Type:	Pari Passu

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Office - CBD
Net Rentable Area (SF):	915,162
Location:	Chicago, IL
Year Built / Renovated:	1929 / 2015
Occupancy:	92.4%
Occupancy Date:	6/1/2015
Number of Tenants:	168
2012 NOI(2):	$5,739,184
2013 NOI(2)(3):	$7,217,502
2014 NOI(3)(4):	$9,353,346
TTM NOI (as of 3/2015)(4)(5):	$10,124,428
UW Economic Occupancy:	91.0%
UW Revenues:	$27,117,377
UW Expenses:	$12,550,674
UW NOI(5):	$14,566,703
UW NCF:	$12,973,887
Appraised Value / Per SF(6):	$220,000,000 / $240
Appraisal Date:	6/2/2015

Escrows and Reserves(7)
	Initial	Monthly	Initial Cap
Taxes:	$1,708,278	$294,167	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$15,253	$15,253	N/A
TI/LC:	$3,000,000	$95,330	N/A
Other:	$7,327,030	$61,616	N/A

Financial Information(1)
Cut-off Date Loan / SF:	$179
Maturity Date Loan / SF:	$157
Cut-off Date LTV(6):	74.5%
Maturity Date LTV(6):	65.5%
UW NCF DSCR:	1.28x
UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$164,000,000	100.0%	Payoff Existing Debt	$112,647,336	68.7%
			Return of Equity	33,600,688	20.5
			Upfront Reserves	12,050,561	7.3
			Closing Costs	5,701,415	3.5
Total Sources	$164,000,000	100.0%	Total Uses	$164,000,000	100.0%

(1)	The Civic Opera Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $164.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $164.0 million Civic Opera Building Whole Loan.
(2)	The increase in 2013 NOI from 2012 NOI is primarily due to the lease-up of the property resulting in an 8.4% increase in occupancy year-over-year.
(3)	The increase in 2014 NOI from 2013 NOI is primarily due to the lease-up of the property resulting in an 8.2% increase in occupancy year-over-year.
(4)	The increase in TTM NOI from 2014 NOI is primarily due to the lease-up of the property resulting in a 2.6% increase in occupancy.
(5)	The increase in UW NOI from TTM NOI is primarily due to income associated with new leases signed over the previous 24 months and the burn off of related free rent, as well as rent escalations underwritten through August 2016, which account for approximately $714,037 in base rent.
(6)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value assuming contractual tenant improvements and free rent are escrowed.” At closing, the borrower reserved $3,711,165 for free rent and $2,407,592 for outstanding tenant improvements. The “as-is” value as of June 2, 2015 is $214.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.6% and 67.4%, respectively.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

The Loan. The Civic Opera Building loan is secured by a first mortgage lien on a 44-story, 915,162 square foot office building located in Chicago, Illinois. The whole loan has an outstanding principal balance as of the Cut-off Date of $164.0 million (the “Civic Opera Building Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $89.0 million, is being contributed to the JPMBB 2015-C31 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $75.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C31 Trust. The trustee of the JPMBB 2015-C31 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Civic Opera Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Civic Opera Building Whole Loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The previous existing debt was securitized in UBSCM 2012-C1.

The Borrower. The borrowing entity for the Civic Opera Building Whole Loan is SL Civic Wacker LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Michael Silberberg of Berkley Properties, LLC (“Berkley Properties”). Berkley Properties is a privately owned real estate holding company currently headquartered in Nanuet, New York. The company purchases, renovates and manages office, hotels, retail and multifamily properties throughout the northeastern United States and currently has holdings in Illinois, New York, New Jersey, Alabama, Tennessee and Texas. The company currently has ownership interests in 45 properties with an aggregate market value of approximately $5.0 billion.

The sponsor acquired the property in 2012 for $125.8 million at a time when occupancy was 74.8% and according to the sponsor has since invested approximately $5.9 million to renovate and reposition the property. The improvements included lobby and common area upgrades as well as the addition of a communal 6,000 square foot rooftop terrace for building tenants. Additionally, the sponsor has indicated it intends to invest approximately $20.2 million over the next 10 years for further common area corridor renovations, elevator renovations and exterior façade maintenance. The sponsor has a total cost basis of approximately $184.3 million.

The Property. The Civic Opera Building is a 44-story, 915,162 square foot Class B office building overlooking the Chicago River in the West Loop office submarket of downtown Chicago, Illinois. The Civic Opera Building property encompasses an entire city block in downtown Chicago and is situated on approximately 1.61 acres. The property was originally constructed in 1929, fully restored in 1998, and is currently undergoing renovations in 2015. Recent renovations include lobby and common area upgrades, various building systems and elevator upgrades, expansion of the fitness center and the addition of a communal rooftop patio for tenant use. The property, originally designed by architectural firm Graham, Anderson, Probst & White, is known as an iconic asset in the Chicago market and is home to the Lyric Opera of Chicago, the second largest opera auditorium in the United States with 3,563 seats. Additionally, a majority of the floors offer views of the Chicago River, downtown Chicago and Lake Michigan in the distance. The property contains various on-site amenities including a conference center, convenience store, a 6,500 square foot fitness center and a 6,000 square foot rooftop terrace. Furthermore, tenants benefit from 24 passenger elevators and three freight elevators. In addition, tenants benefit from proximity to Union Station, Ogilvie Station, multiple Chicago Transit Authority rail and bus lines and multiple nearby parking garages. Interstate Highway 290 is located approximately 0.5 miles south of the property and provides both regional access and direct access to Interstate Highways 90 and 94.

As of June 1, 2015, the property was 92.4% occupied by 168 tenants. The largest tenant at the property, Cassiday Schade LLP (“Cassiday”), leases 6.9% of the net rentable area through February 2018 and has occupied the space since March 2008. The lease has one five-year extension option remaining. Cassiday is a civil litigation firm specializing in the defense of businesses and individuals in a wide range of practice areas. Founded in 1979, the firm has built a diverse client base representing corporations from a variety of industries including health and long-term care, insurance, financial services, manufacturing, construction, professional services and transportation. Cassiday was named one of the “Best Law Firms” by U.S. News for the fifth year in a row in November 2014. Cassiday accounts for approximately 7.6% of the in-place base rent at the property. The second largest tenant, Technexus, LLC (“Technexus”), leases 4.0% of the net rentable area through April 2025 and has occupied the space since February 2014. The lease contains one five- year extension option remaining. Technexus serves as a startup accelerator and helps to grow and nurture businesses. Since its founding in 2007, over 200 companies have been a part of Technexus and have raised a collective $225.0 million. Technexus accounts for approximately 4.5% of the in-place base rent at the property. The third largest tenant, American Institutes for Research (“AIR”), leases 3.1% of the net rentable area through November 2015. AIR originally occupied its first space in January 2011 and has since expanded into three additional suites. The lease has one five-year renewal option remaining. AIR is a not-for-profit organization that conducts behavioral and social science research and delivers technical assistance both domestically and internationally in the areas of health, education and workforce productivity. Established in 1946 and headquartered in Washington, D.C., AIR has grown to be one of the world’s largest behavioral and social science research and evaluation organizations. AIR accounts for approximately 3.2% of the in- place base rent at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

The property is located in the West Loop office submarket of Chicago’s central business district and lies within walking distance of three of the four major commuter rail stations in the downtown area: Ogilvie Transportation Center, located one block west; Union Station, located two blocks southwest; and LaSalle Street Station, located five blocks southeast. Several international companies with a presence in the West Loop submarket include Boeing Corporation’s global headquarters, Ernst & Young, Hyatt Corporation’s global headquarters, PriceWaterhouseCoopers, Goldman Sachs, Hewlett-Packard and UBS. Additionally, the property is located approximately 18.5 miles southeast of O’Hare International Airport and approximately 9.8 miles northeast of Chicago Midway International Airport. According to the appraisal, as of the fourth quarter of 2014, the West Loop submarket consisted of approximately 36.3      million square feet of office space with an overall vacancy rate of 11.6% and average rents of $36.75 per square foot. This compares to 12.7% and $35.93 per square foot, respectively, for the first quarter of 2014. The appraisal identified six directly comparable office properties that reported occupancies ranging from 87.9% to 99.3%, built between 1914 and 1966 and ranging in size from approximately 252,847 to 910,000 square feet. Asking rents for the comparable properties range from $27.00 to $40.78 per square foot, with a weighted average of $35.48 per square foot.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
73.2%	81.6%	89.8%	92.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 1, 2015.

	Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Cassiday Schade LLP	NA / NA / NA	63,073	6.9%	$30.02	2/28/2018
Technexus, LLC(2)	NA / NA / NA	36,431	4.0%	$31.00	4/30/2025
American Institutes for Research	NA / NA / NA	28,641	3.1%	$27.28	11/30/2015
Hybris (US) Corp.(3)	NA / NA / NA	28,350	3.1%	$32.50	7/31/2022
Clarity Consulting, Inc.(4)	NA / NA / NA	21,600	2.4%	$31.36	6/30/2023
Pure Equator US, Inc.(5)	NA / NA / NA	20,395	2.2%	$33.64	7/31/2026
Lyons Consulting Group LLC(6)	NA / NA / NA	19,968	2.2%	$31.75	5/31/2025
Klein Thorpe & Jenkins(7)	NA / NA / NA	19,778	2.2%	$32.66	5/31/2025
Homefinder.com, LLC(8)	NA / NA / NA	17,784	2.0%	$30.50	12/31/2019
Hamilton Communications Group, Inc.	NA / NA / NA	16,721	1.8%	$30.50	12/31/2016

(1)	Based on the underwritten rent roll.
(2)	Technexus, LLC has the right to terminate its lease as of February 1, 2023, with 12 months’ notice and payment of a termination fee. The termination option automatically expires if not exercised on or before September 30, 2020.
(3)	Hybris (US) Corp. has the right to terminate its lease with respect to the 39th floor expansion space (14,005 square feet) as of July 31, 2019, with 15 months’ notice and payment of a termination fee.
(4)	Clarity Consulting, Inc. has the right to terminate its lease as of February 1, 2021, with 12 months’ notice and payment of a termination fee.
(5)	Pure Equator US, Inc. has the right to terminate its lease as of July 31, 2022, with 12 months’ notice and payment of a termination fee.
(6)	Lyons Consulting Group LLC has the right to terminate its lease as of June 1, 2021, with 12 months’ notice and payment of a termination fee.
(7)	Klein Thorpe & Jenkins has the right to terminate its lease as of May 31, 2023, with 12 months’ notice and payment of a termination fee.
(8)	Homefinder.com, LLC has the right to terminate its lease as of December 31, 2017, with 12 months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Civic Opera Building

				Lease Rollover Schedule(1)
	Number	Net				Cumulative			Cumulative
	of	Rentable	% of		% of Base	Net Rentable	Cumulative	Cumulative	% of Base
	Leases	Area	NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	69,461	7.6%	NAP	NAP	69,461	7.6%	NAP	NAP
2015 & MTM	8	39,167	4.3	$1,068,412	4.2%	108,628	11.9%	$1,068,412	4.2%
2016	24	69,729	7.6	2,081,827	8.3	178,357	19.5%	$3,150,239	12.5%
2017	18	31,430	3.4	987,274	3.9	209,787	22.9%	$4,137,513	16.4%
2018	25	140,369	15.3	4,371,878	17.4	350,156	38.3%	$8,509,392	33.8%
2019	28	125,381	13.7	3,889,530	15.5	475,537	52.0%	$12,398,922	49.3%
2020	25	96,999	10.6	2,992,547	11.9	572,536	62.6%	$15,391,468	61.2%
2021	9	57,601	6.3	1,745,253	6.9	630,137	68.9%	$17,136,721	68.1%
2022	12	57,830	6.3	1,880,533	7.5	687,967	75.2%	$19,017,254	75.6%
2023	7	52,919	5.8	1,615,634	6.4	740,886	81.0%	$20,632,888	82.0%
2024	3	19,486	2.1	613,809	2.4	760,372	83.1%	$21,246,697	84.4%
2025	6	83,677	9.1	2,622,525	10.4	844,049	92.2%	$23,869,222	94.8%
2026 & Beyond(2)	3	71,113	7.8	1,300,095	5.2	915,162	100.0%	$25,169,317	100.0%
Total	168	915,162	100.0%	$25,169,317	100.0%
(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes a 9,291 square foot reassessment associated with a Building Owners and Managers Association assessment of the property. Furthermore, the square footage adjustment has not been allocated to specific tenant spaces for the purposes of our analysis.

	Operating History and Underwritten Net Cash Flow
						Per Square
	2012	2013	2014	TTM(1)	Underwritten	Foot	%(2)
Rents in Place(3)	$13,676,700	$19,059,841	$22,569,160	$23,021,163	$25,169,317	$27.50	87.1%
Vacant Income	0	0	0	0	2,208,373	2.41	7.6
Gross Potential Rent	$13,676,700	$19,059,841	$22,569,160	$23,021,163	$27,377,690	$29.92	94.8%
Reimbursements	712,518	1,651,033	1,712,685	1,767,014	1,516,735	1.66	5.2
Net Rental Income	$14,389,218	$20,710,874	$24,281,846	$24,788,177	$28,894,425	$31.57	100.0%
(Vacancy/Credit Loss)	0	(2,668,013)	(3,166,151)	(3,078,794)	(2,600,498)	(2.84)	(9.0)
Other Income	1,148,217	750,404	711,646	739,272	823,450	0.90	2.8
Effective Gross Income	$15,537,435	$18,793,265	$21,827,340	$22,448,655	$27,117,377	$29.63	93.8%
Total Expenses	$9,798,251	$11,575,763	$12,473,994	$12,324,227	$12,550,674	$13.71	46.3%
Net Operating Income	$5,739,184	$7,217,502	$9,353,346	$10,124,428	$14,566,703	$15.92	53.7%
Total TI/LC, Capex/RR	0	0	0	0	1,592,816	1.74	5.9
Net Cash Flow	$5,739,184	$7,217,502	$9,353,346	$10,124,428	$12,973,887	$14.18	47.8%

(1)	TTM column represents the trailing 12 months ended March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to income associated with new leases signed over the previous 24 months and the burn off of related free rent, as well as rent escalations underwritten through August 2016, which account for approximately $714,037 in base rent.

Property Management. The Civic Opera Building property is managed by Jones Lang LaSalle. The current management agreement commenced on June 29, 2015, has a 12-month term and will automatically renew each year on a 12-month term, unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross income, payable on a monthly basis. The management fees related to the Civic Opera Building loan are subordinate to the liens and interests of the Civic Opera Building loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Civic Opera Building

 Escrows and Reserves. At origination, the borrower deposited into escrow approximately $3.7 million for free rent reserves, $3.0 million for future tenant improvements and leasing commissions, approximately $2.4 million for outstanding tenant improvements, approximately $1.7 million for real estate taxes, $838,578 for required repairs, $369,695 for elevator replacements and repairs and $15,253 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $294,167.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves – At closing, the borrower reserved $3.0 million and, on a monthly basis is required to escrow $95,330 (approximately $1.25 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Elevator Work Reserves - On a monthly basis until the payment date in February 2019, the borrower is required to escrow $61,616 (approximately $0.81 per square foot annually) for elevator replacements and repairs. The reserve is not subject to a cap.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $15,253 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Extended Free Rent Reserves - To the extent there is a Cash Sweep Event (as defined below) caused solely by an Extended Free Rent Trigger (as defined below), all excess cash flow after payment of debt service, other reserves and operating expenses is required to be deposited in a free rent reserve pursuant to the loan agreement. The reserve is capped at $780,440.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Except as described above, to the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the monthly debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default (ii) any involuntary bankruptcy action of the borrower or bankruptcy action of the property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing three months is less than 1.20x or (iv) the payment date occurring in October 2018 (an “Extended Free Rent Trigger”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

The Roosevelt New Orleans Waldorf Astoria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

The Roosevelt New Orleans Waldorf Astoria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

The Roosevelt New Orleans Waldorf Astoria

Mortgage Loan Information
Mortgage Loan Seller:	Barclays
Original Principal Balance(1):	$82,500,000
Cut-off Date Principal Balance(1):	$82,500,000
% of Pool by IPB:	8.0%
Loan Purpose:	Refinance
Borrower:	First Class Hotels, LLC
Sponsor:	Allan V. Rose
Interest Rate:	4.71000%
Note Date:	7/17/2015
Maturity Date:	8/6/2025
Interest-only Period:	None
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	Balloon
Call Protection(2):	L(24),Def(92),O(4)
Lockbox:	Springing
Additional Debt:	Yes
Additional Debt Balance:	$82,500,000
Additional Debt Type:	Pari Passu

Escrows and Reserves (3)
Initial		Monthly	Initial Cap
Taxes:	$0	Springing	N/A
Insurance:	$0	Springing	N/A
FF&E Reserves:	$0	Springing	N/A
TI/LC:	$0	$0	N/A
Other:	$212,103	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee / Leasehold
Property Type - Subtype:	Hotel - Full Service
Net Rentable Area (Rooms):	504
Location:	New Orleans, LA
Year Built / Renovated:	1893 / 2009
Occupancy / ADR / RevPAR:	74.4% / $248.52 / $184.93
Occupancy / ADR / RevPAR Date:	5/31/2015
Number of Tenants:	N/A
2012 NOI:	$13,362,381
2013 NOI:	$15,516,933
2014 NOI:	$17,028,192
TTM NOI (as of 5/2015):	$17,777,551
UW Occupancy / ADR / RevPAR:	74.4% / $248.52 / $184.93
UW Revenues:	$59,427,280
UW Expenses:	$41,992,072
UW NOI:	$17,435,208
UW NCF:	$17,435,208
Appraised Value/Per Room:	$255,700,000 / $507,341
Appraisal Date:	1/19/2015

Financial Information (1)
Cut-off Date Loan / Room:	$327,381
Maturity Date Loan / Room:	$266,619
Cut-off Date LTV:	64.5%
Maturity Date LTV:	52.6%
UW NCF DSCR:	1.70x
UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$165,000,000	100.0%	Return of Equity	$94,283,058	57.1%
			Payoff Existing Debt	68,396,315	41.5
			Closing Costs	2,108,524	1.3
			Upfront Reserves	212,103	0.1
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	The Roosevelt New Orleans Waldorf Astoria loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $165.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $165.0 million The Roosevelt New Orleans Waldorf Astoria Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of September 6, 2015. Defeasance of The Roosevelt New Orleans Waldorf Astoria Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the pari passu note to last be securitized and (ii) three years from the note date.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Roosevelt New Orleans Waldorf Astoria loan is secured by a first mortgage lien on a 504-room full service luxury hotel located in New Orleans, Louisiana. The whole loan was co-originated by Barclays Bank PLC and Morgan Stanley Bank, N.A. and has an outstanding principal balance as of the Cut-off Date of $165.0 million (“The Roosevelt New Orleans Waldorf Astoria Whole Loan”), and is comprised of three pari passu notes, Note A-1 through Note A-3. Note A-1 has an outstanding balance as of the Cut-off Date of $82.5 million and is being contributed to the JPMBB 2015-C31 Trust. Note A-2 and Note A-3 have outstanding principal balances of $42.5 million and $40.0 million, respectively, and are expected to be contributed to one or more future securitization trusts. The holder of the Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C31 Trust. The trustee of the JPMBB 2015-C31 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificate holder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Roosevelt New Orleans Waldorf Astoria Whole Loan; however, the holder of the other pari passu notes will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Roosevelt New Orleans Waldorf Astoria Whole Loan has a 10-year term and will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

The Roosevelt New Orleans Waldorf Astoria

The Borrower. The borrowing entity for the loan is First Class Hotels, LLC, a Louisiana limited liability company and a special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Allan V. Rose, the founder and CEO of AVR Realty Company, LLC (“AVR”), a real estate development and investment firm headquartered in Yonkers, New York. Over the past 45 years, AVR has built, acquired and developed more than 30.0 million square feet of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The Roosevelt New Orleans Waldorf Astoria (“The Roosevelt”) is a 504-room, full service luxury historic hotel situated on the edge of the French Quarter in downtown New Orleans, Louisiana. Originally opened as the six-story Grunewald Hotel in 1893, the property was subsequently expanded with a 400-room, 14-story annex, which opened on New Year’s Eve of 1907. The Grunewald Hotel was later sold during Prohibition and again expanded, reopening in 1923 as the 505-room The Roosevelt, named after the late President Theodore Roosevelt. After Prohibition ended, the hotel opened what would become two of the most famous venues in New Orleans, the Blue Room (1935) and the Sazerac Bar (1949). In 1965, The Roosevelt was sold to the owners of the Fairmont San Francisco and renamed the Fairmont New Orleans, undergoing a reported $1.5 million modernization program. The hotel closed after sustaining damage resulting from Hurricane Katrina. The property was purchased by AVR in August 2007 and subsequently underwent a $145.0 million ($287,698 per room) full gutting and reconstruction of all interior components. The sponsor’s total cost basis in the property is approximately $162.0 million. The hotel reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009.

The hotel features 504 guestrooms, including 125 suites, the Waldorf Astoria spa, a rooftop pool and bar, three ballroom spaces, 16 meeting rooms, two lounges/bars, a café and a full service restaurant featuring James Beard Award-winning chef, Alon Shaya. The hotel’s guestrooms range in size from approximately 250 to 350 square feet and offer a king and/or queen-sized bed, dresser with a 42- inch flat-panel television, armchairs, bedside tables, an iPod® docking station and alarm clock, an iron and ironing board, a coffeemaker, wireless high-speed internet access and a telephone with voicemail and data ports. The Roosevelt’s guest suites range in size from 650 to 1,931 square feet and include, in addition to the aforementioned guestroom amenities, a separate parlor, seating area, and dining area. The hotel also features seven hypoallergenic guestrooms and 21 wheelchair-accessible guestrooms.

The Roosevelt is situated on the edge of the French Quarter in downtown New Orleans, Louisiana, one block from the bars, restaurants and music venues of Bourbon Street and approximately one mile from the Mercedes-Benz Superdome, Harrah’s Casino and the New Orleans Ernest N. Morial Convention Center. The property is more specifically located within the New Orleans central business district neighborhood, affording it access to other attractions such as the National World War II Museum, the Audubon Aquarium of the Americas and the Audubon Insectarium. The Canal Streetcar Line is accessible half a block from the property, providing access to the greater New Orleans area. The Roosevelt is approximately 12 miles from the Louis Armstrong New Orleans International Airport and approximately one mile from the New Orleans Union Passenger Terminal. Vehicular access to The Roosevelt is provided by Interstate 10, located northwest of the property, less than one mile away.

According to the appraisal, The Roosevelt generated approximately 48.0% of its room nights from meeting and group business, 36.0% from leisure business and 16.0% from commercial business. According to the appraisal, no new competitive supply is confirmed for the property’s market.

Historical Occupancy, ADR, RevPAR

	Competitive Set (1)			The Roosevelt (2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	74.5%	$195.33	$145.60	71.9%	$224.05	$161.01	96.5%	114.7%	110.6%
2013	72.3%	$211.78	$153.04	71.0%	$244.69	$173.66	98.2%	115.5%	113.5%
2014	74.0%	$220.82	$163.41	72.6%	$250.74	$181.94	98.1%	113.6%	111.3%
TTM(4)	74.8%	$224.77	$168.12	74.4%	$248.52	$184.93	99.5%	110.6%	110.0%

(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Hotel Monteleone, InterContinental New Orleans, The Westin New Orleans Canal Place, JW Marriott New Orleans, The Ritz-Carlton, New Orleans, Royal Sonesta New Orleans and Windsor Court Hotel.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements provided by the borrower for the subject property.
(4)	TTM represents the trailing 12-month period ending on May 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

The Roosevelt New Orleans Waldorf Astoria

Competitive Hotels Profile(1)
				2014 Market Mix			2014 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Leisure	Meeting and Group	Commercial	Occupancy	ADR	RevPAR
The Roosevelt	504	1893	55,381	36%	48%	16%	72.6%	$250.74	$181.94
Hotel Monteleone	570	1886	23,669	50%	40%	10%	75.0%	$226.00	$169.50
Omni Royal Orleans	345	1968	12,067	60%	25%	15%	80.0%	$220.00	$175.34
The Ritz-Carlton, New Orleans	527	2000	34,732	35%	50%	15%	72.0%	$290.00	$208.80
Royal Sonesta New Orleans	483	1969	19,212	60%	25%	15%	77.0%	$208.00	$160.16
Windsor Court Hotel	316	1984	9,424	50%	30%	20%	75.0%	$301.00	$225.75
Total(2)	2,241

(1)	Based on the appraisal.
(2)	Excludes The Roosevelt property.

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	71.9%	71.0%	72.6%	74.4%	74.4%
ADR	$224.05	$244.69	$250.74	$248.52	$248.52
RevPAR	$161.01	$173.66	$181.94	$184.93	$184.93

Room Revenue	$29,700,625	$31,947,385	$33,470,120	$34,019,996	$34,019,996	$67,500	57.2%
Food and Beverage Revenue	15,037,143	16,999,100	18,989,513	21,200,143	20,337,170	40,352	34.2
Other Departmental Revenues	4,826,416	4,618,764	4,991,409	5,013,924	5,070,114	10,060	8.5
Total Revenue	$49,564,184	$53,565,249	$57,451,042	$60,234,062	$59,427,280	$117,911	100.0%

Room Expense	$6,642,786	$6,981,363	$6,819,463	$6,966,758	$6,966,758	$13,823	20.5%
Food and Beverage Expense	8,747,992	9,406,116	10,019,500	11,002,069	10,554,219	20,941	51.9
Other Departmental Expenses	2,450,007	2,445,571	2,464,480	2,496,226	2,536,300	5,032	50.0
Departmental Expenses	$17,840,785	$18,833,051	$19,303,443	$20,465,053	$20,057,277	$39,796	33.8%

Departmental Profit	$31,723,399	$34,732,198	$38,147,598	$39,769,009	$39,370,003	$78,115	66.2%

Operating Expenses	$11,770,490	$12,147,886	$12,875,419	$13,499,832	$13,524,065	$26,833	22.8%
Gross Operating Profit	$19,952,909	$22,584,311	$25,272,180	$26,269,176	$25,845,937	$51,282	43.5%

Management Fee	$2,426,864	$2,678,262	$2,872,552	$3,026,921	$2,971,364	$5,896	5.0%
Fixed Expenses	1,685,454	1,710,854	2,498,884	2,453,002	2,468,002	4,897	4.2
FF&E	2,478,209	2,678,262	2,872,552	3,011,703	2,971,364	5,896	5.0
Total Other Expenses	$6,590,528	$7,067,379	$8,243,988	$8,491,626	$8,410,730	$16,688	14.2%

Net Operating Income	$13,362,381	$15,516,933	$17,028,192	$17,777,551	$17,435,208	$34,594	29.3%
Net Cash Flow	$13,362,381	$15,516,933	$17,028,192	$17,777,551	$17,435,208	$34,594	29.3%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	The TTM column represents the trailing 12-month period ending on May 31, 2015.
(3)	Per Room values are based on 504 guest rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The Roosevelt property is managed by Waldorf=Astoria Management LLC under a management agreement through December 31, 2029, with two automatic five-year renewal terms. The agreement provides for a contractual management fee equal to 3.0% of total revenues, a brand services fee equal to 4.0% of rooms revenues and an incentive fee equal to the lessor of (a) 2.0% of total revenue and (b) 20.0% of adjusted net operating income less $12.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

The Roosevelt New Orleans Waldorf Astoria

Escrows and Reserves. At origination, the borrower deposited into escrow $212,103 for a ground lease reserve.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no event of default or Management Trigger Event (as defined below) exists.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default or Management Trigger Event exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

FF&E Reserves - The requirement for the borrower to make monthly deposits into the FF&E reserve is waived so long as no event of default or Management Trigger Event exists.

Ground Lease Reserve - The requirement for the borrower to make monthly deposits, as necessary to reestablish the reserve as required by the lender, into the ground sublease reserve is waived so long as the borrower makes all payment required under the ground lease or ground sublease and delivers evidence of such payment to the lender.

A “Management Trigger Event” means a period commencing on the date on which Waldorf=Astoria Management LLC is no longer the manager under the management agreement and the borrower has not concurrently entered into a replacement management agreement in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Management Trigger Event or a Cash Management Trigger Event (as defined below), the borrower or manager will deposit all revenues into a lockbox account controlled by the lender. During a Management Trigger Event or a Cash Management Trigger Event, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Trigger Event” means a period commencing upon the earliest of (i) an event of default under the loan documents and (ii) the debt service coverage ratio, as calculated in the loan documents, falls below 1.15x for two consecutive calendar quarters.

Ground Lease. The annex portion of the property consisting of a portion of the ballroom space, the spa, the pool and the seasonal pool bar is subject to a ground lease dated by and between The Administrators of the Tulane Educational Fund (“Tulane”) and Belmont Commons, L.L.C. (“Belmont”) as of May 29, 1950 and will expire on September 30, 2049 with no extension options. The borrower subleases the ground from Belmont for an annual ground rent payment of $212,103. Additionally, the Crescent City ballroom is situated on the third floor of the annex portion of the property and is subleased from Belmont for an annual rent of $90,000. No guest rooms are located in the improvements subject to the ground lease.

Insurance Coverage. The Roosevelt has an insurable value of $166,100,000 and is covered by a blanket insurance policy that maintains a $350,000,000 limit for all-risk coverage. The all-risk limit includes both the real property and business income portions of the policy. There is no other property covered under the blanket policy located in New Orleans, Louisiana. The insurance policy provides wind/named storm coverage at the full-limit of $350,000,000, which applies per occurrence and reinstates after every loss. Additionally, the insurance policy provides $100,000,000 of flood coverage applying per occurrence and in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance(1):	$76,700,000
Cut-off Date Principal Balance(1):	$76,604,802
% of Pool by IPB:	7.5%
Loan Purpose:	Acquisition
Borrower:	HPT Sunbelt Portfolio, LLC
Sponsors:	William Z. Hertz, Isaac Hertz and
Sarah Hertz
Interest Rate:	4.31740%
Note Date:	6/5/2015
Maturity Date:	7/1/2025
Interest-only Period:	None
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	Balloon
Call Protection:	L(25),Grtr1%orYM(92),O(3)
Lockbox:	Hard
Additional Debt:	Yes
Additional Debt Balance:	$69,913,118 / $21,500,000
Additional Debt Type:	Pari Passu / Mezzanine Loan

Escrows and Reserves(4)
Initial		Monthly	Initial Cap
Taxes:	$1,783,162	$240,800	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$22,100	$22,100	N/A
TI/LC:	$6,100,000	$143,600	N/A
Other:	$8,628,749	$0	N/A

Property Information
Single Asset / Portfolio:	Portfolio
Title:	Fee
Property Type - Subtype:	Office - Various
Net Rentable Area (SF):	1,324,863
Location:	Various
Year Built / Renovated:	Various / Various
Occupancy:	82.6%
Occupancy Date:	Various
Number of Tenants:	71
2012 NOI:	$15,302,280
2013 NOI:	$15,392,856
2014 NOI:	$15,648,332
TTM NOI (as of 2/2015)(2):	$15,649,137
UW Economic Occupancy:	86.1%
UW Revenues:	$28,465,558
UW Expenses:	$11,660,538
UW NOI(2):	$16,805,020
UW NCF:	$14,817,725
Appraised Value / Per SF(3):	$203,306,000 / $153
Appraisal Date:	Various

Financial Information(1)
Cut-off Date Loan / SF:	$111
Maturity Date Loan / SF:	$89
Cut-off Date LTV (3):	72.1%
Maturity Date LTV(3):	58.0%
UW NCF DSCR:	1.70x
UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$146,700,000	67.6%	Purchase Price	$194,970,000	89.9%
Mezzanine Loan	21,500,000	9.9	Upfront Reserves	16,534,011	7.6
Sponsor Equity	48,764,761	22.5	Closing Costs	5,460,750	2.5
Total Sources	$216,964,761	100.0%	Total Uses	$216,964,761	100.0%

(1)	Sunbelt Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $146.7 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $146.5 million Sunbelt Portfolio Whole Loan.
(2)	UW NOI is higher than TTM NOI primarily due to contractual rent steps taken through April 2016.
(3)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “market value as-is (hypothetical condition)” values of $78,656,000 and $58,650,000 for the Wells Fargo Tower and Inverness Center properties, respectively, which assume that certain tenant improvements, leasing commissions and rent abatements associated with these properties have been paid. At closing, the borrower reserved for all outstanding tenant improvements, leasing commissions and free rent. The “as-is” values as of April 24, 2015, April 28, 2015 and April 30, 2015, equal an aggregate amount of $196,950,000, which results in a Cut-off Date LTV of 74.4% and Maturity Date LTV of 59.9%.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

The Loan. The Sunbelt Portfolio loan is secured by a first mortgage lien on the fee interests in two central business district office buildings and one suburban office building complex comprising a total of 1,324,863 square feet of office space. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $146.5 million (the “Sunbelt Portfolio Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $76.6 million, is being contributed to the JPMBB 2015-C31 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $69.9 million, was contributed to the JPMBB 2015-C30 trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C31 Trust. The trustee of the JPMBB 2015-C31 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Sunbelt Portfolio Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Sunbelt Portfolio Whole Loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is HPT Sunbelt Portfolio, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals in an effort to control the market. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet with an aggregate portfolio market value of approximately $1.2 billion.

The Properties. The Sunbelt Portfolio is comprised of three office properties totaling 1,324,863 square feet located in Birmingham, Alabama and Columbia, South Carolina. The portfolio properties were constructed between 1980 and 2004. As of March 12, 2015 (in the case of the Wells Fargo Tower property and Meridian Building property) and March 25, 2015 (in the case of the Inverness Center property), the Sunbelt Portfolio was 82.6% leased to a total of 71 tenants across the three properties. Two of the portfolio’s 10 largest tenants hold investment grade ratings, including Wells Fargo Bank (NYSE: WFC, Moody’s: A2, S&P: A+, Fitch: AA-), occupying 6.8% of the portfolio net rentable area, and Southern Company Services (NYSE: SO, Moody’s: Baa1, S&P: A, Fitch: A), occupying 4.0% of the portfolio net rentable area.

Portfolio Summary
									% of
		Net			Cut-off Date	% of		Underwritten	Underwritten
		Rentable	Year Built /		Allocated	Allocated	Appraised	Net Cash	Net Cash
Property Name	Location	Area (SF)	Renovated	Class	Loan Amount	Loan Amount	Value	Flow	Flow
Wells Fargo Tower	Birmingham, AL	514,893	1986 / 2006	A	$29,764,647	38.9%	$78,656,000	$5,630,575	38.0%
Inverness Center	Birmingham, AL	475,895	1980-1982 / NA	A	27,519,244	35.9	58,650,000	4,021,067	27.1%
Meridian Building	Columbia, SC	334,075	2004 / NA	A	19,320,911	25.2	66,000,000	5,166,083	34.9%
Total		1,324,863			$76,604,802	100.0%	$203,306,000	$14,817,725	100.0%

	Historical and Current Occupancy(1)
Property	2012	2013	2014	Current(2)
Wells Fargo Tower	80.1%	76.4%	77.9%	76.0%
Inverness Center	92.2%	88.4%	89.3%	83.8%
Meridian Building	91.9%	89.5%	91.3%	91.2%
Wtd. Avg.	87.4%	84.0%	85.4%	82.6%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy for the Wells Fargo Tower and Meridian Building properties are as of March 12, 2015. Current Occupancy for the Inverness Center property is as of March 25, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

Wells Fargo Tower (Birmingham, AL). Wells Fargo Tower is a 514,893 square foot, 30-story Class A office tower located on an approximately 0.8 acre site in Birmingham, Alabama. The property is the city’s tallest building and was originally constructed in 1986 and renovated in 2006. As of March 12, 2015, the property was 76.0% occupied by 13 tenants. The property’s largest tenant is Burr & Forman, which first took occupancy in January 1998 and currently occupies 10.5% of the portfolio net rentable area through October 2022 with three remaining one-year extension options. Burr & Forman is a full-service law firm with nearly 300 attorneys and offices in Alabama, Florida, Georgia, Mississippi, and Tennessee, offering a wide range of business and litigation services to diverse clients with local, national and international interests. The second largest tenant is Wells Fargo Bank (“Wells Fargo”), which first took occupancy in September 1988 and currently occupies 6.8% of the portfolio net rentable area through December 2019. The building serves as a regional headquarters for the tenant. Wells Fargo (NYSE: WFC, Moody’s: A2, S&P: A+, Fitch: AA-) is a financial services company headquartered in San Francisco, California that provides banking, insurance, investments, mortgage, and consumer and commercial finance. The firm was founded in 1852 and currently has approximately $1.7 trillion in assets, approximately 266,000 employees, 8,700 locations, 12,500 ATMs and offices in 36 countries. The third largest tenant, Baker Donelson, took occupancy in January 2011 and currently occupies 5.4% of the portfolio net rentable area through January 2023 with two remaining five-year extension options. Founded in 1888, Baker Donelson provides legal services representing more than 30 practice areas connected across 19 offices. In its sixth consecutive year to be included, Baker Donelson has been ranked 30th on Fortune Magazine’s 100 Best Companies To Work For list.

The property is situated in Birmingham’s central business district less than one mile away from the University of Alabama at Birmingham. Regional access to the area is primarily provided by Interstates 65, 20, 59 and 459. According to CoStar, the trade area consisting of a five-mile radius contains approximately 172,347 people with a median household income of $32,989 as of 2014. According to the appraisal, as of the fourth quarter of 2014, the Birmingham submarket had an office inventory of approximately 5.8 million square feet and a vacancy rate of 15.4%. The appraisal identified eight comparable office properties that serve as a competitive set for the property. The office properties in the competitive set range from approximately 35,948 square feet to 1.0 million square feet and were constructed between 1981 and 1999. The competitive set has a weighted average occupancy rate of approximately 88.0%.

Inverness Center (Birmingham, AL). Inverness Center is a 475,895 square foot, four-building, six-story Class A office complex located on an approximately 36.6 acre site in Birmingham, Alabama. The property was originally constructed between 1980 and 1982. As of March 25, 2015, the property was 83.8% occupied by 39 tenants. The property’s largest tenant is SunGard Business Systems, LLC (“SunGard”), which first took occupancy in November 1998 and currently occupies 8.1% of the portfolio net rentable area. The tenant holds two leases at the property with its largest lease by square feet expiring December 2017 with one remaining five-year extension option. Formed in 1983, SunGard is an American multinational company that provides software and services to education, financial services and public sector organizations. SunGard was ranked 585 on the Fortune 1000 list in 2014. The second largest tenant is Southern Company Services (“Southern Company”), which first took occupancy in January 2007 and currently occupies 4.0% of the portfolio net rentable area through June 2018 with two remaining five-year extension options. Southern Company (NYSE: SO, Moody’s: Baa1, S&P: A, Fitch A) is the premier energy company serving the southeast through its subsidiaries, owning electric utilities in Alabama, Georgia, Florida and Mississippi. The third largest tenant is EPL, Inc. (“EPL”), which has been headquartered at the property since August 1995 and currently occupies 1.9% of the portfolio net rentable area through June 2021. Founded in 1977, EPL provides various technology solutions for credit unions in the United States.

The property is situated in the City of Hoover, which is centrally located within the Birmingham area. Regional access to the area is primarily provided by Interstates 65, 20, 59 and 459. According to CoStar, the trade area consisting of a five-mile radius contains approximately 92,930 people with a median household income of $82,988 as of 2014. According to the appraisal, as of the fourth quarter of 2014, the Highway 280/Southern submarket had an office inventory of approximately 3.5 million square feet and a vacancy rate of 17.9%. The appraisal identified eight comparable office properties that serve as a competitive set for the property. The office properties in the competitive set range from approximately 211,269 square feet to 675,398 square feet and were constructed between 1998 and 2000. The competitive set has a weighted average occupancy rate of approximately 89.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Sunbelt Portfolio

Meridian Building (Columbia, SC). Meridian Building is a 334,075 square foot, 17-story Class A office tower located on a 1.8 acre site in Columbia, South Carolina. The property was originally constructed in 2004. As of March 12, 2015, the property was 91.2% occupied by 19 tenants. The property’s largest tenant, Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), has been headquartered at the property since October 2002 and currently occupies 14.2% of the portfolio net rentable area. The tenant holds two leases at the property with its largest lease by square feet expiring March 2024 with one remaining five-year extension option. Established in 1897, Nelson Mullins has more than 500 attorneys and government relations professionals practicing from offices in Atlanta, Boston, Jacksonville, New York, Tallahassee, Tennessee, West Virginia, Washington, D.C. and throughout the Carolinas. In 2013, the National Law Journal ranked the firm the largest in South Carolina and 90th largest in the United States. The second largest tenant is Morgan Stanley, LLC (“Morgan Stanley”) (NYSE: MS, Moody’s: A3, S&P: A-, Fitch: A), which first took occupancy in March 2007 and currently occupies 1.1% of the portfolio net rentable area through August 2017 with two remaining five-year extension options. Morgan Stanley is a leading investment firm specializing in wealth management, investment banking and sales and trading services. The third largest tenant is Ogletree Deakins Nash, which first took occupancy in January 2005 and currently occupies 1.3% of the portfolio net rentable area at the Meridian Building property through February 2016 with two remaining five-year extension options. With offices throughout the United States, Europe, and Mexico, Ogletree Deakins Nash is one of the largest labor and employment law firms representing management in all types of employment-related legal matters.

The property is situated in Columbia’s central business district, half a mile away from the University of South Carolina. Regional access to the area is primarily provided by Interstates 26, 77 and 20. According to CoStar, the trade area consisting of a five-mile radius contains approximately 166,522 people with a median household income of $37,868 as of 2014. According to the appraisal, as of the first quarter of 2015, the Columbia central business district submarket had an office inventory of approximately 9.4 million square feet and a vacancy rate of 7.8%. The appraisal identified eight comparable office properties that serve as a competitive set for the property. The office properties in the competitive set range from approximately 329,930 square feet to 697,817 square feet and were constructed between 1986 and 2010. The competitive set has a weighted average occupancy rate of approximately 82.0%.

Tenant Summary(1)
			Net				Lease
		Ratings(2)	Rentable	% of Total		Base Rent	Expiration
Tenant	Property	Moody’s/S&P/Fitch	Area (SF)	NRA	Base Rent	PSF(3)	Date
Nelson Mullins(4)	Meridian Building	NA / NA / NA	188,203	14.2%	$4,140,466	$22.00	Various
Burr & Forman(5)	Wells Fargo Tower	NA / NA / NA	138,806	10.5%	$2,399,902	$17.29	10/31/2022
SunGard(6)	Inverness Center	NA / NA / NA	107,957	8.1%	$2,335,569	$21.63	Various
Wells Fargo Bank(7)	Wells Fargo Tower	A2 / A+ / AA-	90,646	6.8%	$2,108,426	$23.26	12/31/2019
Baker Donelson	Wells Fargo Tower	NA / NA / NA	71,483	5.4%	$1,160,163	$16.23	1/31/2023
Southern Company Services	Inverness Center	Baa1 / A / A	52,966	4.0%	$1,043,563	$19.70	6/30/2018
EPL, Inc.	Inverness Center	NA / NA / NA	24,600	1.9%	$456,688	$18.56	6/30/2021
Enercon Services, Inc.	Inverness Center	NA / NA / NA	22,152	1.7%	$487,344	$22.00	5/31/2019
Leitman, Siegal, Payne(8)	Wells Fargo Tower	NA / NA / NA	20,311	1.5%	$322,335	$15.87	3/31/2020
Ogletree Deakins Nash(9)	Wells Fargo Tower	NA / NA / NA	16,927	1.3%	$257,798	$15.23	5/31/2025

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF represents the weighted average for each tenant in the case of tenants with various leases containing different rents per square foot.
(4)	Nelson Mullins holds two leases at the Meridian Building property. The lease for the 146,109 square foot space expires March 2024, while the lease for the 42,094 square foot space, which is subleased to McAngus, Goudelock & Courie, LLC, expires March 2019.
(5)	Burr & Forman has the option to terminate its lease beginning on November 1, 2019 with 12 months’ prior notice and payment of a termination fee equal to the unamortized portion, as of the early termination date, of all sums paid by landlord to tenant for any tenant improvements, leasing commissions and attorney fees.
(6)	SunGard holds two leases at the Inverness Center property. The lease for the 92,278 square foot space expires December 2017, while the lease for the 15,679 square foot space expires September 2016.
(7)	Wells Fargo is currently dark in two of its six total floors (approximately 34,147 square feet). The tenant is paying rent for the vacant space pursuant to its lease.
(8)	Leitman, Siegal, Payne has the option to terminate its lease beginning on March 1, 2017 with 12 months’ prior notice and payment of a termination fee equal to the sum of (i) $105,346, and (ii) an amount equal to the unamortized portion of all sums paid by landlord for any tenant improvements, leasing commissions and free rent.
(9)	Ogletree Deakins Nash occupies 16,927 square feet at the Wells Fargo Tower property and 13,154 square feet at the Meridian Building property. The lease at the Wells Fargo Tower property expires May 2025, while the lease at the Meridian Building property expires February 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sunbelt Portfolio

			Lease Rollover Schedule(1)
						Cumulative			Cumulative
	Number of	Net Rentable			% of Base	Net Rentable	Cumulative	Cumulative	% of Base
	Leases	Area	% of NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	230,155	17.4%	NAP	NAP	230,155	17.4%	NAP	NAP
2015 & MTM	4	10,592	0.8	$201,138	0.9%	240,747	18.2%	$201,138	0.9%
2016	14	74,554	5.6	1,671,710	7.5	315,301	23.8%	$1,872,848	8.4%
2017	15	178,017	13.4	3,932,064	17.6	493,318	37.2%	$5,804,912	26.0%
2018	7	96,789	7.3	1,953,644	8.7	590,107	44.5%	$7,758,556	34.7%
2019	10	192,732	14.5	4,281,592	19.2	782,839	59.1%	$12,040,148	53.9%
2020	8	78,639	5.9	1,473,801	6.6	861,478	65.0%	$13,513,949	60.5%
2021	3	32,409	2.4	611,904	2.7	893,887	67.5%	$14,125,853	63.2%
2022	2	144,024	10.9	2,529,100	11.3	1,037,911	78.3%	$16,654,953	74.5%
2023	3	91,801	6.9	1,616,603	7.2	1,129,712	85.3%	$18,271,556	81.7%
2024	2	157,804	11.9	3,514,843	15.7	1,287,516	97.2%	$21,786,395	97.5%
2025	2	30,962	2.3	566,564	2.5	1,318,478	99.5%	$22,352,963	100.0%
2026 & Beyond	1	6,385	0.5	0	0.0	1,324,863	100.0%	$22,352,963	100.0%
Total	71	1,324,863	100.0%	$22,352,963	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
						Per Square
	2012	2013	2014	TTM(1)	Underwritten	Foot	%(2)
Rents in Place(3)(4)	$21,325,986	$21,247,634	$21,299,703	$21,348,204	$22,352,963	$16.87	67.9%
Vacant Income	0	0	0	0	4,571,154	3.45	13.9%
Gross Potential Rent	$21,325,986	$21,247,634	$21,299,703	$21,348,204	$26,924,117	$20.32	81.8%
Total Reimbursements	3,654,578	5,274,413	5,634,703	5,637,497	6,004,990	4.53	18.2%
Net Rental Income	$24,980,564	$26,522,046	$26,934,406	$26,985,701	$32,929,107	$24.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(4,571,153)	(3.45)	(13.9)
Other Income(5)	37,577	110,120	141,736	139,484	107,604	0.08	0.3
Effective Gross Income	$25,018,141	$26,632,167	$27,076,143	$27,125,185	$28,465,558	$21.49	86.4%
Total Expenses	$9,715,862	$11,239,310	$11,427,810	$11,476,048	$11,660,538	$8.80	41.0%
Net Operating Income	$15,302,280	$15,392,856	$15,648,332	$15,649,137	$16,805,020	$12.68	59.0%
Total TI/LC, Capex/RR	0	0	0	0	1,987,295	1.50	7.0
Net Cash Flow	$15,302,280	$15,392,856	$15,648,332	$15,649,137	$14,817,725	$11.18	52.1%

(1)	TTM historical financials are based on the trailing 12-month period ending on February 28, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents as of February 28, 2015 and include rent steps through April 2016.
(4)	The increase in Underwritten Rents in Place and TTM Rents in Place is due to contractual rent steps taken through April 2016.
(5)	Other Income consists primarily of service income associated with garage and tenant bill backs generally offset by associated service costs.

Property Management. The property is managed by Hertz Investment Group, LLC (“Hertz”), an affiliate of the borrower. The current management agreement commenced on June 5, 2015, has a three-year term and will automatically renew each month unless otherwise terminated by either party. The management agreement provides for a contractual property management fee of 5.0% of the cash income, payable on a monthly basis. If Hertz retains a local property management company, Hertz will have the right to pay such company a fee of 1.0% of the cash income. In addition to the property management fee, the management agreement provides for a leasing administration fee of 6.0% of the net value of each new lease and 4.0% of the net value of each renewal lease. Additionally, the management agreement provides for a construction administration fee of 5.0% of the total cost of construction, both for tenant improvement and capital improvement construction. The management fees are subordinate to the liens and interests of the Sunbelt Portfolio loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sunbelt Portfolio

Escrows and Reserves. At origination, the borrower deposited into escrow $6.1 million for tenant improvement and leasing commissions (of which $4.1 million is associated with initial leasing reserve for the Inverness Center property and $2.0 million is associated with initial leasing reserve for the Wells Fargo Tower property), $4,914,730 for deferred maintenance, $3,113,635 for outstanding free rent related to four tenants, $1,783,162 for real estate taxes, $350,384 for outstanding tenant improvements, $250,000 for an environmental reserve and $22,100 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $240,800.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $22,100 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $143,600 (approximately $1.30 per square foot annually) into the TI/LC reserves.

Lockbox / Cash Management. The Sunbelt Portfolio loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the properties instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio, as calculated in the loan documents, is less than 1.10x.

Additional Debt. JPMCB has provided a $21.5 million mezzanine loan that is secured by the direct equity interests in the borrower and is coterminous with the Sunbelt Portfolio Loan. The mezzanine loan has a 9.90000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV is 82.6%, the cumulative UW NCF DSCR is 1.36x and the cumulative UW NOI Debt Yield is 10.0%. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Environmental Issues. The assessment obtained at origination for the Wells Fargo Tower property indicates that the property was the site of a former dry cleaner. The assessment notes that no prior subsurface investigation was undertaken and, accordingly, there is the potential that the dry cleaning operations impacted the property. At origination, the borrower was required to reserve $250,000 in an environmental reserve to complete soil sampling through a Phase II environmental investigation and complete any recommendations as a result, and the borrower is required to complete all remedial actions by June 5, 2016. See “Description of the Mortgage Pool – Mortgaged Property Considerations – Environmental Considerations” in the Free Writing Prospectus for additional information.

Release of Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance:	$50,000,000
Cut-off Date Principal Balance:	$50,000,000
% of Pool by IPB:	4.9%
Loan Purpose:	Refinance
Borrower(2):	Andrew D. Gumberg Trust
Sponsor:	Andrew D. Gumberg
Interest Rate:	4.75000%
Note Date:	7/10/2015
Maturity Date:	8/1/2025
Interest-only Period:	None
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	Balloon
Call Protection:	L(25),Grtr1%orYM(91),O(4)
Lockbox:	Hard
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(3)
Initial		Monthly	Initial Cap
Taxes:	$412,049	$45,783	N/A
Insurance:	$327,545	$65,509	N/A
Replacement Reserves:	$3,236	$3,236	$117,468
TI/LC:	$21,573	$21,573	$776,640
Other:	$67,980	Springing	$2,450,320

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Retail – Anchored
Net Rentable Area (SF)(1):	418,221
Location:	Fort Lauderdale, FL
Year Built / Renovated:	1962 / N/A
Occupancy:	94.5%
Occupancy Date:	6/4/2015
Number of Tenants:	51
2012 NOI:	$3,774,662
2013 NOI:	$3,384,666
2014 NOI:	$4,078,950
TTM NOI (as of 6/2015):	$4,424,623
UW Economic Occupancy:	95.0%
UW Revenues:	$6,801,090
UW Expenses:	$2,674,439
UW NOI:	$4,126,651
UW NCF:	$3,756,247
Appraised Value / Per SF:	$74,000,000 / $177
Appraisal Date:	5/12/2015

Financial Information
Cut-off Date Loan / SF:	$120
Maturity Date Loan / SF:	$97
Cut-off Date LTV:	67.6%
Maturity Date LTV:	55.1%
UW NCF DSCR:	1.20x
UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Return of Equity	$23,520,560	47.0%
			Payoff Existing Debt	20,917,902	41.8
			Closing Costs	4,729,154	9.5
			Upfront Reserves	832,384	1.7
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)   Net Rentable Area (SF) is inclusive of two parcels ground leased to Target and AMC Theatres, containing 122,516 square feet and 36,825 square feet, respectively.

(2)   The borrowing entity is Andrew D. Gumberg, as Trustee under the Trust Agreement, Dated December 1, 1984, known as the Coral Ridge Shopping Center Trust.

(3)   For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Coral Ridge Shopping Center loan has an outstanding principal balance of $50.0 million and is secured by a first mortgage lien on a 418,221 square foot anchored retail shopping center located in Fort Lauderdale, Florida. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Andrew D. Gumberg, as Trustee under the Trust Agreement, Dated December 1, 1984, known as the Coral Ridge Shopping Center Trust, a Florida-based land trust, which has made the customary special purpose entity representations, warranties and covenants in the loan documents. In addition, the loan documents require at least one beneficiary of the trust to be a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Andrew D. Gumberg, chairman and chief executive officer of Gumberg Asset Management Corp. Gumberg Asset Management Corp. has been involved with institutionally-owned real estate for more than 600 retail properties, encompassing more than 80 million square feet of space across 41 states, including 15 million square feet of regional and super regional malls.

The sponsor purchased the property in 1984 and has since completed several renovations, including the build out of the Target space in 1999 and the build out of the Ross Dress for Less space in 2013.

The Property. The Coral Ridge Shopping Center is a 418,221 square foot anchored retail shopping center located in Fort Lauderdale, Florida. The property was fully completed in 1962, and is comprised of three buildings: the main center building, the AMC Theatres outparcel, and the Publix Super Market outparcel. The property is located on approximately 27.0 acres along North Federal Highway. North Federal Highway is a six-lane roadway that extends the length of Broward County and provides direct access to Interstate 95. To the west of the property is the Florida Turnpike, to the north is Commercial Boulevard, to the south is Sunrise Boulevard and to the east is A1A. The property also features approximately 20,000 square feet of office space located on the second floor of the main building, which is included in the property’s total net rentable area, but is considered vacant. The office space is currently used as the sponsor’s office headquarters. The property contains 2,022 parking spaces with an overall parking ratio of 4.83 spaces per 1,000 square feet of net rentable area.

As of June 4, 2015, the property was 94.5% occupied by 51 tenants, anchored by Target, Publix Super Market, AMC Theatres, TJ Maxx, Marshalls, Ross Dress for Less, HomeGoods, Inc. and Old Navy. The property has experienced high tenant retention with 91.0% of the net rentable area in occupancy for more than 10 years. According to the sponsor, gross sales at the center for reporting tenants have had annual year over year positive increases from approximately $88.2 million in 2005 to $120.1 million as of year-end 2014. The largest tenant, Target, leases 29.3% of the net rentable area through January 2024 and has occupied the space since January 1999. Target operates under a ground lease and owns its own improvements. The Target ground lease contains three 10-year extension options. Target is the second largest discount retailer in the United States and is ranked 36th on the Fortune 500 as of 2015 and currently operates 1,795 stores throughout the United States. In-place base rent associated with the Target lease is attributable to ground rent and accounts for approximately 16.6% of the in-place base rent at the property. The second largest tenant, Publix Super Market, leases 11.4% of the net rentable area through August 2018 and has occupied the space since May 1961. In September 2013 the tenant exercised its most recent renewal option and currently has two remaining five-year extension options. Publix Super Market is a private, employee-owned American supermarket chain, founded in 1930 in Winter Haven, Florida and operates throughout the southeastern United States. Publix Super Market accounts for 9.9% of the in-place base rent at the property and had reported sales of$1,029 per square foot as of December 31, 2014. The third largest tenant, AMC Theatres, leases 8.8% of net rentable area through September 2032 and has occupied the space since October 1987. According to the sponsor, AMC Theatres operates under a ground lease and owns its own improvements. The AMC Theatres ground lease contains two remaining five-year extension options. AMC Theatres currently has 347 locations throughout North America. AMC Theatres recently spent approximately $10.0 million on renovations at the property including the creation of five new cinema suites, five new dine-in theaters, updated interior modeling, the addition of MacGuffin’s Bar and Lounge, sight and sound upgrades and exterior improvements. In-place base rent associated with the AMC Theatres lease is attributable to ground rent and accounts for approximately 6.1% of the in-place base rent at the property. Other tenants at the property include TJ Maxx (8.5% of the net rentable area, lease expiration January 2019), Marshalls (6.5% of the net rentable area, lease expiration January 2017, 7.1% of the in-place base rent), Ross Dress for Less (6.4% of the net rentable area, lease expiration January 2025), HomeGoods, Inc. (6.4% of the net rentable area, lease expiration January 2025) and Old Navy (4.3% of the net rentable area, lease expiration July 2020).

Coral Ridge Shopping Center is approximately five miles north of the Fort Lauderdale central business district. The property is located within east Fort Lauderdale’s prime retail corridor, situated at the intersection of North Federal Highway and Oakland Park Boulevard, one of the busiest intersections in Broward County with a combined average daily traffic count of approximately 75,000 vehicles. The immediate area consists primarily of small retail strip shopping centers and single family housing with major developments approximately three miles south of the property. The Galleria Mall, an upscale shopping mall with approximately one million square feet of retail space, is located less than three miles south of the property, anchored by Dillard’s, Macy’s, and Neiman Marcus. According to the appraisal, the property’s 2015 estimated population within a one-, two-, and three-mile radius is 14,449, 60,177, and 119,728 people, respectively, with an average household income of $89,693, $79,454, and $74,385, respectively. As of first quarter 2015, the Fort Lauderdale Anchored Retail submarket contained approximately 3.1 million square feet of retail space with a vacancy rate of 2.6%. The appraisal identified six directly competitive retail properties built between 1966 and 2005 and ranging in size from 155,028 square feet to 694,298 square feet. The comparable retail properties reported occupancies ranging from 88.6% to 100.0% with a weighted average occupancy of 97.2%. Average asking rents for the comparable properties range from $20.50 to $52.50 per square foot, with a weighted average asking rent of $33.90 per square foot. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
94.6%	99.2%	99.2%	94.5%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)	Current Occupancy is as of June 4, 2015.

Tenant Summary (1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Target(4)	A2 / A / A-	122,516	29.3%	$6.14	NAV	NAV	1/31/2024
Publix Super Market	NA / NA / NA	47,850	11.4%	$9.40	$1,029	0.9%	8/31/2018
AMC Theatres(4)(5)	NA / B+ / NA	36,825	8.8%	$7.47	$509,775	5.4%	9/30/2032
TJ Maxx	A3 / A+ / NA	35,459	8.5%	$6.85	$441	1.6%	1/31/2019
Marshalls	A3 / A+ / NA	27,000	6.5%	$12.00	$403	3.0%	1/31/2017
Ross Dress for Less	A3 / A- / NA	26,695	6.4%	$17.00	$302	5.6%	1/31/2025
HomeGoods, Inc.	A3 / A+ / NA	26,605	6.4%	$6.62	$302	2.2%	1/31/2025
Old Navy	Baa2 / BBB- / BBB-	18,039	4.3%	$14.55	$316	4.6%	7/31/2020
Famous Footwear	NA / NA / NA	7,784	1.9%	$19.00	$343	5.5%	2/29/2016
Nouri’s Hallmark	NA / NA / NA	5,972	1.4%	$18.54	$163	11.0%	10/31/2024

(1)   Based on the underwritten rent roll.

(2)   Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)   Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ending December 31, 2014 for all tenants except Ross Dress for Less, which represents the trailing 11 months of sales. Ross Dress for Less took occupancy in March 2014 and has only reported sales through January 2015.

(4)   Target and AMC Theatres operate under ground leases and own their own improvements.

(5)   Sales PSF reflects sales per screen for AMC Theatres. Sales per screen is based on a total of 10 screens.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative % Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,967	5.5%	NAP	NAP	22,967	5.5%	NAP	NAP
2015 & MTM(2)	16	3,199	0.8	$239,495	5.3%	26,166	6.3%	$239,495	5.3%
2016	7	15,240	3.6	330,996	7.4	41,406	9.9%	$570,491	12.7%
2017	4	34,095	8.2	500,801	11.2	75,501	18.1%	$1,071,292	23.9%
2018	8	59,466	14.2	751,801	16.7	134,967	32.3%	$1,823,092	40.6%
2019	4	41,579	9.9	471,078	10.5	176,546	42.2%	$2,294,170	51.1%
2020	2	19,044	4.6	308,697	6.9	195,590	46.8%	$2,602,868	58.0%
2021	0	0	0.0	0	0.0	195,590	46.8%	$2,602,868	58.0%
2022	2	2,593	0.6	74,892	1.7	198,183	47.4%	$2,677,760	59.6%
2023	1	1,000	0.2	31,820	0.7	199,183	47.6%	$2,709,580	60.3%
2024	3	128,913	30.8	874,422	19.5	328,096	78.5%	$3,584,002	79.8%
2025	2	53,300	12.7	630,050	14.0	381,396	91.2%	$4,214,052	93.9%
2026 & Beyond	2	36,825	8.8	276,000	6.1	418,221	100.0%	$4,490,052	100.0%
Total	51	418,221	100.0%	$4,490,052	100.0%

(1)   Based on the underwritten rent roll.

(2)   Total number of leases expiring is inclusive of kiosks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,653,280	$3,776,135	$4,359,656	$4,508,162	$4,490,052	$10.74	62.7%
Vacant Income	0	0	0	0	216,165	0.52	3.0
Gross Potential Rent	$3,653,280	$3,776,135	$4,359,656	$4,508,162	$4,706,217	$11.25	65.7%
Total Reimbursements	2,346,378	1,949,027	2,092,289	2,249,434	2,452,825	5.86	34.3
Net Rental Income	$5,999,659	$5,725,163	$6,451,945	$6,757,596	$7,159,042	$17.12	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(357,952)	(0.86)	(5.0)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$5,999,659	$5,725,163	$6,451,945	$6,757,596	$6,801,090	$16.26	95.0%
Total Expenses	$2,224,997	$2,340,497	$2,372,995	$2,332,973	$2,674,439	$6.39	39.3%
Net Operating Income	$3,774,662	$3,384,666	$4,078,950	$4,424,623	$4,126,651	$9.87	60.7%
Total TI/LC, Capex/RR	0	0	0	0	370,404	0.89	5.4
Net Cash Flow	$3,774,662	$3,384,666	$4,078,950	$4,424,623	$3,756,247	$8.98	55.2%

(1)  TTM column represents the trailing 12-month period ending on June 30, 2015.

(2)   Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Gumberg Asset Management Corp., an affiliate of the sponsor. The current management agreement commenced on January 1, 2015, has a one-year term, and will automatically renew for annual periods unless terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross rental income, payable on a monthly basis plus a deferred fee of 3.0%, payable on a monthly basis in the event there is excess cash flow. The management fees related to the Coral Ridge Shopping Center property are subordinate to the liens and interests of the Coral Ridge Shopping Center loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $412,049 for real estate taxes, $327,545 for insurance, $67,980 for environmental reserves, $21,573 for tenant improvements and leasing commissions and $3,236 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $45,783.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium, which currently equates to $65,509.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,236 (approximately $0.09 per square foot annually) for replacement reserves. The reserve is subject to a cap of $117,468 (approximately $0.28 per square foot).

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $21,573 (approximately $0.62 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $776,640 (approximately $1.86 per square foot).

Major Tenant Reserve – During a Cash Sweep Event (as defined below) caused solely by a Tenant Trigger Event (as defined below), all excess cash flow in the cash management account shall be deposited into a major tenant reserve fund. The major tenant reserve fund is subject to a cap of $2,450,320 (approximately $20.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Coral Ridge Shopping Center

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to each tenant instructing them to deposit all rents and payment into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first property security interest in the cash management account.

A “Cash Sweep Event” means (a) the occurrence of an event of default, (b) any bankruptcy action of borrower or manager, (c) a DSCR Trigger Event (as defined below) or a (d) Tenant Trigger Event.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio, as calculated in the loan documents, is less than 1.15x.

A “Tenant Trigger Event” means any of the following: (a) if (i) Target does not renew its lease prior to the earlier of (A) the expiration of the period within which, pursuant to the Target lease, Target is obligated to provide notice to borrower of its intent to renew the its lease and (B) six months prior to the expiration of the Target lease, (ii) Target “goes dark”, vacates or abandons the premises leased under the Target lease or (iii) Target is subject to a bankruptcy action.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 75.0%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.25x and (iv) an acceptable intercreditor agreement has been executed.

Environmental Issue. The environmental assessment delivered at origination of the loan indicates that the property is currently listed on the Florida Priority Cleaners and other databases and appears on the State Dry-cleaning Solvent Cleanup Program Priority Ranking List, indicating that it is a site contaminated as a result of the operations of a former dry cleaning facility and is eligible for state funded clean-up. The assessment notes that the property has not yet been tasked for cleanup and is awaiting state funding for further assessment. One soil sample previously collected in connection with the property's inclusion on the state funding database indicated levels of dry cleaning solvents in excess of the regulatory threshold, and the assessment could not provide any conclusion as to vapor migration issues due to the lack of sampling. At closing, the borrower was required to escrow $67,980 for the purpose of conducting a limited soil vapor investigation and, if necessary, installing a sub-slab depressurization mitigation system.

Land Trust. The borrower is Andrew D. Gumberg, as trustee of a Florida land trust, which is not among the entity types that meet all rating agency single purpose bankruptcy remote criteria. The borrower provided typical “backward-looking” representations, warranties and covenants. CRM Associates of Florida Limited Partnership, a single purpose bankruptcy remote entity with an independent director, holds a 78.61% beneficial interest in the land trust and is required under the loan agreement to own at least a 76.81% beneficial interest in the land trust. The loan documents include a recourse carve-out to the guarantor in the event of any loss in connection with any non-single purpose entity beneficiary (or any creditor of such beneficiary) obtaining or attempting to obtain an automatic stay or other stay or remedy related to or in connection with any bankruptcy proceeding or state court bankruptcy-related proceeding, any of which results in preventing or materially impeding the progress of a foreclosure action by the lender with respect to the property or any other remedy permitted by the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000			Title:	Fee
Cut-off Date Principal Balance:	$45,000,000			Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.4%			Net Rentable Area (SF):	273,752
Loan Purpose:	Refinance			Location:	Downers Grove, IL
Borrower:	Highland Owner LLC			Year Built / Renovated:	1997 / N/A
Sponsor:	Teresa Tsai			Occupancy(1):	87.4%
Interest Rate:	4.60900%			Occupancy Date:	7/16/2015
Note Date:	7/24/2015			Number of Tenants(2):	2
Maturity Date:	8/1/2025			2012 NOI(3):	N/A
Interest-only Period:	None			2013 NOI:	$1,239,394
Original Term:	120 months			2014 NOI:	$2,039,292
Original Amortization:	360 months			TTM NOI (as of 4/2015)(4):	$2,723,992
Amortization Type:	Balloon			UW Economic Occupancy:	87.3%
Call Protection:	L(25),Grtr1%orYM(91),O(4)			UW Revenues:	$6,719,072
Lockbox:	Hard			UW Expenses:	$2,651,210
Additional Debt:	N/A			UW NOI(1)(4):	$4,067,862
Additional Debt Balance:	N/A			UW NCF(1):	$3,952,763
Additional Debt Type:	N/A			Appraised Value / Per SF(5):	$64,600,000 / $236
				Appraisal Date:	6/23/2015

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$35,000	$49,228	N/A	Maturity Date Loan / SF:	$133
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$4,516	$4,516	N/A	Maturity Date LTV:	56.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.43x
Other:	$2,176,373	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	84.8%	Payoff Existing Debt	$50,236,744	94.7%
Sponsor Equity	8,075,922	15.2	Upfront Reserves	2,215,889	4.2
			Closing Costs	623,289	1.1
Total Sources	$53,075,922	100.0%	Total Uses	$53,075,922	100.0%
(1)	Occupancy, UW NOI and UW NCF include a portion of the space leased by Advocate Health Care (35,441 square feet), accounting for $650,024 in underwritten base rent, for which the tenant has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take possession and commence paying rent for this space in October 2015.
(2)	There are two tenants at the Highland Landmark I property, Advocate Health Care and Univar. Advocate Health Care occupies 11 suites totaling 197,323 square feet through April 2028 and one suite totaling 2,810 square feet through November 2016. Univar occupies one suite totaling 37,779 square feet through June 2024.
(3)	2012 NOI is not available as financial statements predating 2013 were not provided by the sponsor.
(4)	The increase in UW NOI from TTM NOI is primarily a result of the Advocate Health Care expansion space totaling 35,441 square feet and contributing approximately $650,024 in underwritten base rent, an approximately $1.1 million increase in underwritten CAM reimbursements associated with leases beginning in 2013 and 2014 and rent escalations underwritten through June 2016 totaling approximately $108,968 in base rent.
(5)	The appraisal concluded a “Hypothetical – Go Dark” value of $28,700,000 (approximately $104.90 per square foot) as of June 23, 2015.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Highland Landmark I loan has an outstanding principal balance of $45.0 million and is secured by a first mortgage lien on a 273,752 square foot Class A office building located in Downers Grove, Illinois. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was originated in July 2005 by JPMCB and was securitized in the JPMCC 2005-LDP4 transaction.

The Borrower. The borrowing entity for the Highland Landmark I loan is Highland Owner LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

The Sponsors. The loan sponsor is Teresa Tsai and the nonrecourse carve-out guarantor is Prism Office Holdings LLC. Ms. Tsai has over 24 years of professional experience advising corporations, institutional investors, investment banks, family offices and private individuals with respect to a wide variety of complex transactions and investment-related issues. Ms. Tsai is currently the owner of 100% of the indirect equity interests in the borrowing entity and is the CEO and founder of Interventure Advisors LP (“Interven ture Advisors”), which serves as an advisor to Prism Office Holdings LLC. Headquartered in New York, New York, Interventure Advisors is a privately owned independent advisory firm founded in January 2011 and provides full-service investment advisory and real estate portfolio and asset management services to high net worth individuals, families and other private investors. As of July 13, 2015, Interventure Advisors had ownership interests in four properties totaling approximately 1.7 million square feet with an aggregate portfolio market value of approximately $491.4 million.

The property was developed on an approximately 9.7 acre site in 1997 and was acquired by the sponsor in 2005 for approximately $58.6 million (approximately $214 per square foot). According to the appraisal, since 2012, the sponsor has invested $703,587 in garage repairs and upgrades, elevator repairs, conference room redecoration, HVAC equipment, common area upgrades and a full remodeling of the first floor facade.

The Property. Highland Landmark I is a seven-story, 273,752 square foot Class A office building located at 3075 Highland Parkway in Downers Grove, Illinois. The property was originally constructed in 1997 and is situated on approximately 9.71 acres. The property contains 946 parking spaces, which provides for a parking ratio of approximately 3.46 spaces per 1,000 square feet. Building amenities include an onsite cafeteria, fitness center, conference space, storage space and covered parking. Additionally, since 2012, the sponsor has invested $703,587 into the property, which included the remodeling of the first floor façade and upgrading the building automation systems. Direct access to the property is provided via Highland Parkway while regional access is provided via I-88, located less than a quarter mile northwest of the property which provides access to downtown Chicago. Additionally, the interchange of I-88 and I-355 is located approximately one mile southwest of the property.

As of July 16, 2015, the property was 87.4% occupied by two tenants. The largest tenant at the property, Advocate Health Care, leases 72.1% of the net rentable area through April 2028 and an additional 1.0% of the net rentable area through November 2016 and has been a tenant at the property since April 2013. The property serves as Advocate Health Care’s corporate headquarters. The lease has one 10-year extension option remaining. In June 2015, Advocate Health Care leased an additional 35,441 square feet bringing the total leased net rentable area to 200,133 square feet, which is reflected in the 72.1% total leased area. The tenant is expected to take possession and commence paying rent for this space in October 2015. Advocate Health Care is a non-profit integrated healthcare system that was formed through the combination of the Evangelical Health Systems Corporation and Lutheran General Healthsystems. Advocate Health Care is the largest healthcare system in Illinois with more than 3,500 beds, 250 total care sites and more than 35,000 employees throughout 12 hospitals. The second largest tenant, Univar, leases 13.8% of the net rentable area through June 2024 and has occupied the space since September 2013. The lease contains two five-year extension options remaining. Univar was founded in 1924 and is currently headquartered at the property. Univar is a chemical distribution company that is a world leader in chemistry and related products and services. Univar employs more than 8,000 people and serves over 110,000 customers worldwide. Univar has 700 distribution facilities in North America, Western Europe, the Asia-Pacific region, and Latin America. Univar is traded on the NYSE under ticker name UNVR and as of June 29, 2015, had a market capitalization of approximately $3.65 billion.

The property was approximately 99.9% occupied when the property’s previously existing debt was securitized in 2005. The property experienced a drop in occupancy in 2012 and 2013 when two tenants, R.R. Donnelley and Havi Group vacated the property upon their respective lease expirations due to corporate relocations. Despite the decline in occupancy, the previous loan was never sent to special servicing as the sponsor reportedly spent approximately $15.0 million on capital expenditures, leasing costs and debt service shortfalls. In addition, the property was re-leased to Advocate Health Care and Univar, who now operate their headquarters from the subject property. The loan sponsor was able to re-tenant the four and a half floors previously occupied by R.R. Donnelley within six months and the two floors occupied by Havi Group within one month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

The property is located in north Downers Grove, Illinois, within DuPage County and is located in a corridor of restaurants, hotels, and shopping centers. The property benefits from close proximity to the Chicago central business district as well as O’Hare International Airport and Midway International Airport, located approximately 18 miles northeast of the subject and 21 miles southeast of the subject, respectively. Major employers in the area include McDonald’s, New York Life, JPMorgan Chase & Co., BMO Harris Bank, DeVry University, Ace Hardware, Blue Cross Blue Shield and Navistar. Additionally, the immediate area has a large concentration of super regional shopping malls and retail strip shopping centers located along Butterfield Road. Directly north of the property is the Yorktown Center, a 1.3 million square foot super regional shopping center anchored by Carson Pirie Scott and Von Maur. Additionally, approximately four miles northeast of the property is the Oakbrook Center, a 2.1 million square foot super regional shopping center anchored by Macy’s, Nordstrom, Lord & Taylor, Neiman Marcus, and Sears. As of the first quarter of 2015, the estimated population within a one-, three- and five-mile radius was 6,955, 85,896, and 268,840 people, respectively, with a median household income of $74,619, $76,678, and $79,956, respectively. According to the appraisal, the property is located in the West office submarket of the Chicago office market. As of the first quarter of 2015, the submarket consisted of approximately 11.6 million square feet of Class A office space with an overall vacancy rate of 15.8% and average rents of $28.28 per square foot. The appraisal identified five directly comparable office properties built between 1982 and 2008 and ranging in size from approximately 211,000 to 325,000 square feet. In- place rents for the comparable properties range from $15.75 to $19.50 per square foot. The appraisal concluded an office market rent of $18.50 per square foot and concourse level market rent of $10.50 per square foot for the Highland Landmark I property, which is above the average in-place rent for the property of $18.49 per square foot for the office space and $9.63 per square foot for the concourse level space.

Historical and Current Occupancy(1)
2012(2)	2013(2)	2014	Current(3)(4)
39.3%	71.3%	79.8%	87.4%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The largest tenant at the property, R.R. Donnelley, vacated in October 2012. In December 2012, Advocate Health Care signed a lease for the space previously occupied by R.R. Donnelley, but did not take occupancy until 2013. Additionally, Havi Group, the second largest tenant at the property, vacated in 2013. The sponsor re-leased the space to Univar taking occupancy in September 2013.
(3)	Current occupancy is as of July 16, 2015.
(4)	Current occupancy includes a portion of the space leased by Advocate Health Care (35,441 square feet) for which the tenant has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take possession and commence paying rent for this space in October 2015.

Tenant Summary(1)
	Ratings(2)	Net Rentable	% of	Base Rent	Lease Expiration
Tenant	Moody’s/S&P/Fitch	Area (SF)	Total NRA	PSF	Date
Advocate Health Care(3)(4)	Aa2 / NA / AA	200,133	73.1%	$18.33	Various(4)
Univar(5)	NA / B+ / NA	37,779	13.8%	$18.74	6/30/2024
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Advocate Health Care has a one-time termination option that is effective April 2024, with 11.5 months’ notice and payment of an approximately $9.2 million termination fee which will be held by the lender.
(4)	Advocate Health Care occupies 11 suites totaling 197,323 square feet through April 30, 2028 and one suite totaling 2,810 square feet through November 9, 2016. Additionally, Advocate Health Care is inclusive of a portion of leased space (35,441 square feet) for which the tenant has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take possession and commence paying rent for this space in October 2015.
(5)	Univar has a one-time right to terminate its lease on September 1, 2021, with 12 months’ notice and the payment of an approximately $1.8 million termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	34,377	12.6%	NAP	NAP	34,377	12.6%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	34,377	12.6%	$0	0.0%
2016	1	2,810	1.0	30,264	0.7	37,187	13.6%	$30,264	0.7%
2017	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2018	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2019	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2020	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2021	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2022	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2023	0	0	0.0	0	0.0	37,187	13.6%	$30,264	0.7%
2024	1	37,779	13.8	707,967	16.2	74,966	27.4%	$738,231	16.9%
2025	0	0	0.0	0	0.0	74,966	27.4%	$738,231	16.9%
2026 & Beyond(2)	1	198,786	72.6	3,638,251	83.1	273,752	100.0%	$4,376,481	100.0%
Total(3)	3	273,752	100.0%	$4,376,481	100.0%
(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes a 1,463 square foot management office. The space is not considered vacant as it contributes to building amenities and services.
(3)	Total includes Advocate Health Care, which occupies 11 suites totaling 197,323 square feet through April 30, 2028 and one suite totaling 2,810 square feet through November 9, 2016. Additionally, Advocate Health Care is inclusive of a portion of leased space (35,441 square feet) for which the tenant has signed a lease but is not yet in occupancy or paying rent. The tenant is expected to take possession and commence paying rent for this space in October 2015.

	Operating History and Underwritten Net Cash Flow
					Per Square
	2013	2014	TTM(1)	Underwritten	Foot	%(2)
Rents in Place	$2,966,160	$3,639,891	$3,791,839	$4,376,481	$15.99	57.2%
Vacant Income	0	0	0	635,975	2.32	8.3%
Gross Potential Rent	$2,966,160	$3,639,891	$3,791,839	$5,012,456	$18.31	65.5%
Total Reimbursements	546,823	947,442	1,512,473	2,634,876	9.63	34.5%
Net Rental Income	$3,512,983	$4,587,333	$5,304,312	$7,647,332	$27.94	100.0%
(Vacancy/Credit Loss)	0	0	0	(968,633)	(3.54)	(12.7)
Other Income	115,343	32,638	42,079	40,373	0.15	0.5%
Effective Gross Income	$3,628,326	$4,619,971	$5,346,391	$6,719,072	$24.54	87.9%

Total Expenses	$2,388,932	$2,580,679	$2,622,399	$2,651,210	$9.68	39.5%

Net Operating Income(3)	$1,239,394	$2,039,292	$2,723,992	$4,067,862	$14.86	60.5%

Total TI/LC, Capex/RR	0	0	0	115,099	0.42	1.7%
Net Cash Flow	$1,239,394	$2,039,292	$2,723,992	$3,952,763	$14.44	58.8%
(1)	TTM column represents the trailing 12 months ended April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily a result of the Advocate Health Care expansion space totaling 35,441 square feet and contributing approximately $650,024 in underwritten base rent, an approximately $1.1 million increase in underwritten CAM reimbursement associated with leases beginning in 2013 and 2014 and rent escalations underwritten through June 2016 totaling approximately $108,968 in base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Highland Landmark I

Property Management. The Highland Landmark I property is managed by Lincoln Property Company Commercial, Inc. The current management agreement commenced on July 22, 2015 and will continue until terminated by either party. The management agreement provides for a contractual management fee of the greater of (i) 3.0% of the gross income or (ii) $9,750, payable on a monthly basis. The management fees related to the Highland Landmark I property are subordinate to the liens and interests of the Highland Landmark I loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,531,684 for outstanding tenant improvements and leasing commissions, $644,689 for outstanding free rent, $35,000 for real estate taxes and $4,516 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $49,228.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,516 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves – The requirement for the borrower to make monthly deposits into the tenant improvement and leasing commission escrow is waived so long as (i) no AHC Termination Trigger (as defined below) has occurred and is continuing, (ii) no AHC Go-Dark Trigger (as defined below) has occurred and is continuing and (iii) no DSCR Trigger Event (as defined below) has occurred and is continuing. During any Cash Sweep Event (as defined below) caused by a DSCR Trigger Event, AHC Termination Trigger or AHC Go-Dark Trigger, all excess cash flow after payment of debt service, required reserves and operating expenses will be directed to the TI/LC Reserve. However, all lease termination fees are required to be deposited into the TI/LC Reserve regardless of whether any of the foregoing trigger events have occurred and are continuing.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direct letter to each tenant instructing them to deposit all rents and payment directly into the cash management account, which is under the control of the lender. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first property security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower or principal, (iii) a Property Manager Trigger Event (as defined below), (iv) from and after the calendar quarter ending December 31, 2015, a DSCR Trigger Event, (v) an AHC Termination Trigger or (vi) an AHC Go-Dark Trigger.

A “Property Manager Trigger Event” means either (i) any bankruptcy action of a non-affiliated manager that the borrower has not replaced with a qualified manager under a replacement management agreement within 60 days, provided, however, that the borrower shall have an additional 30 days to replace such manager with a qualified manager under a replacement management agreement to the extent it has diligently found an otherwise reasonable acceptable replacement manager and the failure to finalize such replacement is due solely to a delay in servicer approval or confirmation by rating agencies or (ii) any bankruptcy action of an affiliated manager.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio as calculated in the loan documents, is less than 1.10x.

An “AHC Termination Trigger” means Advocate Health Care provides notice of its intention to exercise its termination option under its lease.

An “AHC Go-Dark Trigger” means Advocate Health Care ceases to occupy and conduct operations at more than 50% of its total space or otherwise vacates or abandons more than 50% of its total space for a period of 120 consecutive days or more, unless such vacation or abandonment is the result of a casualty or condemnation and the borrower is undertaking a restoration of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

Mortgage Loan Information
Mortgage Loan Seller:	RCMC
Original Principal Balance:	$42,000,000
Cut-off Date Principal Balance:	$42,000,000
% of Pool by IPB:	4.1%
Loan Purpose:	Acquisition
Borrower:	CCP Property Owner Nashville I, LLC
Sponsors(2):	Various
Interest Rate:	4.57000%
Note Date:	7/20/2015
Maturity Date:	8/5/2025
Interest-only Period:	36 months
Original Term:	120 months
Original Amortization:	300 months
Amortization Type:	IO-Balloon
Call Protection:	L(24),Def(92),O(4)
Lockbox:	CMA
Additional Debt:	Yes
Additional Debt Balance:	$7,000,000
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(4)
Initial		Monthly	Initial Cap
Taxes:	$438,082	$62,583	N/A
Insurance:	$48,550	$4,414	N/A
Replacement Reserves:	$0	$8,200	$295,200
TI/LC:	$3,000,000	$34,172	$3,000,000
Other:	$196,739	Springing	N/A

Property Information
Single Asset / Portfolio:	Portfolio
Title(1):	Fee / Leasehold
Property Type - Subtype:	Office - Suburban
Net Rentable Area (SF):	482,151
Location:	Nashville, TN
Year Built / Renovated:	Various / Various
Occupancy:	91.5%
Occupancy Date:	6/26/2015
Number of Tenants:	70
2012 NOI:	$3,490,363
2013 NOI:	$3,651,635
2014 NOI(3):	$3,810,183
TTM NOI (as of 4/2015):	$4,168,379
UW Economic Occupancy:	90.9%
UW Revenues:	$8,407,924
UW Expenses:	$3,727,328
UW NOI(3):	$4,680,596
UW NCF:	$4,172,152
Appraised Value / Per SF:	$58,860,000 / $122
Appraisal Date:	6/9/2015

Financial Information
Cut-off Date Loan / SF:	$87
Maturity Date Loan / SF:	$72
Cut-off Date LTV:	71.4%
Maturity Date LTV:	59.1%
UW NCF DSCR:	1.48x
UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	66.7%	Purchase Price	$58,500,000	92.9%
Mezzanine Loan	7,000,000	11.1	Upfront Reserves	3,683,371	5.9
Sponsor Equity	13,953,389	22.2	Closing Costs	770,018	1.2
Total Sources	$62,953,389	100.0%	Total Uses	$62,953,389	100.0%
(1)	The Airport North Portfolio loan is secured by a first mortgage lien on the fee interest in three suburban office properties (Lakeview Ridge III, Lakeview Ridge II and Century City Plaza I) and a leasehold in one suburban office property (BNA Corporate Center).
(2)	For a full description of Sponsors, please refer to “The Sponsors” below.
(3)	The increase from 2014 NOI to the UW NOI is primarily due to (i) 12 tenants that signed new leases in 2014, which account for approximately 63,352 square feet of net rentable area and approximately $1.1 million in annual rent, (ii) six tenants that took occupancy in 2015 that account for 28,709 square feet of net rentable area and approximately $549,220 in annual rent and (iii) rent steps underwritten through August 2016 that total approximately $142,499.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Airport North Portfolio loan has an outstanding principal balance of $42.0 million and is secured by a first mortgage lien on the fee interest in three suburban office properties and a leasehold interest in one suburban office property collectively comprising of 482,151 square feet located in Nashville, Tennessee. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 25-year schedule. The previously existing debt was securitized in WFRBS 2012-C9.

The Borrower. The borrowing entity for the loan is CCP Property Owner Nashville I, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Thomas B. Shell, Jr, Jeremy R. Mclendon and Ted M. Sherman, principals of Continental Capital Partners (“CCP”). CCP was formed in 2013 as a spin-off of several commercial real estate investment companies. With over 65 years of combined experience, the team has worked on the acquisition and development of over 4.0 million square feet of commercial and industrial properties located across the Mid-Atlantic and Southeastern regions.

The Properties. The Airport North Portfolio is comprised of five buildings across four suburban office properties totaling 482,151 square feet located in Nashville, Tennessee. The portfolio properties were constructed between 1984 and 1998. As of June 26, 2015, the Airport North Portfolio was 91.5% leased to a total of 70 tenants.

Portfolio Summary
Property	Location	Net Rentable Area(SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
BNA Corporate Center	Nashville, TN	230,542	1984	$22,200,000	52.9%	$28,990,000	$2,258,882	54.1%
Lakeview Ridge III	Nashville, TN	133,165	1998	12,514,286	29.8	16,740,000	1,290,782	30.9
Lakeview Ridge II	Nashville, TN	62,246	1998	4,542,857	10.8	7,170,000	388,535	9.3
Century City Plaza I	Nashville, TN	56,198	1986	2,742,857	6.5	5,960,000	233,953	5.6
Total		482,151		$42,000,000	100.0%	$58,860,000	$4,172,152	100.0%

Historical and Current Occupancy(1)
	2012(2)	2013	2014	Current(3)
BNA Corporate Center	86.8%	91.3%	94.5%	94.6%
Lakeview Ridge III	100.0%	100.0%	100.0%	100.0%
Lakeview Ridge II	73.2%	57.3%	94.8%	82.1%
Century City Plaza I	76.7%	69.4%	70.5%	69.0%
Wtd. Avg.	87.5%	86.8%	93.3%	91.5%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2012 Historical Occupancy is as of January 31, 2013.
(3)	Current Occupancy is as of June 26, 2015.

BNA Corporate Center. BNA Corporate Center is comprised of two Class B properties totaling 230,542 square feet that were constructed in 1984. As of June 26, 2015, the property was 94.6% occupied by 45 tenants. The building features onsite maintenance staff, a full-service cafeteria, direct interstate access (SR 155 and Interstate 40) and offers 765 total parking spaces (approximately 3.32 per 1,000 square feet). According to the property’s previous owner, approximately $397,057 in capital improvements were completed from 2012 to 2014. The property’s largest tenant is National Distribution & Contracting, Inc. (“NDC”), which is headquartered at the property and occupies 10.3% of the property and 4.9% of the portfolio net rentable area through April 2021. The tenant first took occupancy in March 2004 and most recently signed a nine year renewal in 2012. Since 1953, NDC has been a leading global provider of both upstream and downstream healthcare supply chain products and support services. The property is subject to a ground lease with the Metropolitan Nashville Airport Authority that expires May 23, 2058. The ground lease rent has been paid in advance for the remainder of the lease term. For a full description of the ground lease, please refer to the “Ground Lease” section below.

Lakeview Ridge III. Lakeview Ridge III is a 133,165 square foot, five-story, Class A office building, which was constructed in 1998. As of June 26, 2015, the property was 100% occupied by six tenants. The property offers 532 total parking spaces (approximately 3.99 per 1,000 square feet). According to the property’s previous owner, approximately $98,654 in capital improvements were completed from 2012 to 2013. The property’s largest tenant, Permanent General Companies, Inc., is headquartered at the property and occupies 58.7% of the property and 16.2% of the portfolio net rentable area through November 2017. Permanent General Companies, Inc. first took occupancy in December 2003 and recently signed a three-year extension and expanded by 10,616 square feet in April and June 2014. Permanent General Companies, Inc. is an insurance agency and a subsidiary of PGC Holdings, which was acquired by American Family Mutual Insurance Company in the end of 2012.

Lakeview Ridge II. Lakeview Ridge II is a 62,246 square foot, three-story, Class A office building, which was constructed in 1998. As of June 26, 2015, the property was 82.1% occupied by seven tenants. The property offers 293 total parking spaces (approximately 4.71 per 1,000 square foot). According to the property’s previous owner, approximately $197,667 in capital improvements were completed from 2012 to 2014. The property’s largest tenant is TLC Corporate Services LLC (“TLC”), which took occupancy in April 2014 and occupies 37.5% of property and 4.8% of the portfolio net rentable area through September 2019. TLC is headquartered in Nashville, Tennessee and is focused on providing quality, convenient, affordable healthcare and wellness education. The company is a wholly-owned subsidiary of The Kroger, Co. (rated Baa2 / BBB / BBB by Moody’s / S&P / Fitch), and currently operates health care clinics inside select Kroger, King Soopers, Fry’s Food and JayC stores throughout the country.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

Century City Plaza I. Century City Plaza I is a 56,198 square foot, three-story, Class B office building, which was constructed in 1986. As of June 26, 2015, the property was 69.0% occupied by 12 tenants. The property offers 240 total parking spaces (4.27 spaces per 1,000 square foot). According to the property’s previous owner, approximately $607,560 in capital improvements were completed from 2012 to 2014. The property’s largest tenant is Universal Lighting Technologies, which first took occupancy in April 2014 and occupies 26.1% of property and 3.0% of the portfolio net rentable area through September 2021. Universal Lighting Technologies is a 65 year-old, Nashville, Tennessee-based designer and manufacturer of high-efficiency lighting systems, lighting ballasts and control systems. The company is headquartered at the property and is a subsidiary of the Panasonic Corporation (rated Baa1 / BBB+ / BBB- by Moody’s / S&P / Fitch).

The Airport North Portfolio properties are located within the Nashville-Davidson-Murfreesboro, Tennessee metropolitan statistical area. As of the first quarter 2015, the Nashville-Davidson-Murfreesboro metropolitan statistical area had a total population of approximately 1.8 million and experienced an annual growth rate of 1.3%. In 2012, Nashville’s total job numbers increased 3.9% year over year, and the Nashville metro area ranked as the number one region in the country for job growth, according to a revised report from the US Bureau of Labor. As a result of this economic growth, Nashville outpaced the nation and reported a 5.2% unemployment rate, as of 2014. Nashville benefits from a well-educated workforce and diverse economy with the health care industry leading the way. The health care industry is the largest and fastest growing industry in the area, with over 250 health care companies operating on a multi-state, national or international basis. The region has also experienced growth in the automotive industry, with Nissan Motor Co. relocating its North American headquarters to the area in 2006. As of first quarter 2015, the overall Nashville office market reported a 6.7% vacancy rate and average quoted rents of $21.52 per square foot.

The portfolio is located within the Airport North office submarket, located approximately eight miles east of the Nashville central business district and is in close proximity to the Nashville International Airport. Over the past 10 years, the Airport North submarket experienced a slight increase in inventory with positive absorption and a decreasing vacancy rate of approximately 8.1%, according to the appraisal. Furthermore, the submarket benefits from a limited amount of suitable land available for new office development which has created a positive supply/demand dynamic in the area as the strong business growth in Nashville has spread to this near-in submarket. No new inventory was added during the first quarter 2015, nor were there any deliveries in the last year, or any currently under construction. As of the first quarter 2015, the Airport North office submarket reported a 7.8% vacancy rate and average quoted rents of $19.13 per square foot.

BNA Corporate Center is located at Briley Parkway and Interstate 40, a major east-west thoroughfare providing access to the Nashville central business district and Interstate 24, a major north-south thoroughfare. The property is 7.4 miles from the Nashville central business district, 6.9 miles from the Opryland Hotel and Convention Center, and 2.4 miles west of the Nashville International Airport. The location provides convenient access to local restaurants and hotels as well as access to the surrounding residential neighborhoods. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 169,876 people with an average household income of $48,295 as of first quarter 2015. The appraisal concluded blended market rents of $19.95 per square foot which is based upon $20.00 per square foot for office tenants. As of June 26, 2015, BNA Corporate Center was 94.6% occupied and the weighted average underwritten rent was $18.20 per square foot.

Lakeview Ridge II & III are located within the Lakeview Ridge Office Park, along Elm Hill Pike, a five-lane major traffic artery feeding into Donelson Pike and Briley Parkway, and is approximately two miles north of Interstate 40. The property is 8.4 miles from the Nashville central business district, 6.7 miles from the Opryland Hotel and Convention Center and 1.9 miles from the Nashville International Airport. The Lakeview Ridge Office Park is comprised of three office buildings and a Homewood Suites Hotel situated on approximately 25 acres. Lakeview Ridge I is owned and occupied by the Kroger Companies as their regional headquarters. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 135,094 people with an average household income of $51,717 as of the first quarter 2015. The appraisal determined the market rent for Lakeview Ridge II to be $19.91 per square foot. The market rent for Lakeview III was determined to be $20.50 per square foot for office tenants and $19.50 per square foot for Permanent General Companies, Inc. As of June 26, 2015, the weighted average underwritten rent at Lakeview Ridge II and Lakeview Ridge III was $18.25 per square foot and $18.63 per square foot, respectively.

Century City Plaza I is located along McGavock Parkway approximately two miles north of Interstate 40. The property is 8.7 miles from the Nashville central business district, 6.4 miles from the Opryland Hotel and Convention Center and 2.0 miles from the Nashville International Airport. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 147,116 people with an average household income of $48,557 as of the first quarter 2015. The appraisal determined the market rent for Century City Plaza I to be $19.00 per square foot. As of June 26, 2015, the weighted average underwritten rent at Century City Plaza I was $18.23 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

Tenant Summary(1)
			Net	% of		Lease
		Ratings(2)	Rentable	Total	Base	Expiration
Tenant	Property	Moody’s/S&P/Fitch	Area (SF)	NRA	Rent PSF	Date
Permanent General Companies, Inc.	Lakeview Ridge III	NA / NA / NA	78,152	16.2%	$18.23	11/30/2017
Brasfield & Gorrie, LLC	Lakeview Ridge III	NA / NA / NA	27,711	5.7%	$19.43	2/28/2017
National Distribution & Contracting, Inc.	BNA Corporate Center	NA / NA / NA	23,725	4.9%	$16.98	4/30/2021
TLC Corporate Services LLC	Lakeview Ridge II	Baa2 / BBB / BBB	23,315	4.8%	$17.59	9/30/2019
C.R. Gibson, LLC	BNA Corporate Center	NA / NA / NA	18,725	3.9%	$17.32	2/29/2016
Universal Lighting Technologies	Century City Plaza I	Baa1 / BBB+ / BBB-	14,687	3.0%	$18.30	9/30/2021
United States of America – FDA(3)	BNA Corporate Center	Aaa / AA+ / AAA	14,004	2.9%	$12.69	7/31/2016
Complexcare Solutions, Inc.	Lakeview Ridge III	NA / NA / NA	13,925	2.9%	$19.92	2/28/2018
Salem Radio Network, Inc.	BNA Corporate Center	NA / NA / NA	13,359	2.8%	$19.13	2/29/2016
Safe Step Walk-In Tub, Co(4)	BNA Corporate Center	NA / NA / NA	10,820	2.2%	$19.22	5/31/2020

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	United States of America – FDA, by a 60 day written notice, may terminate its lease, in whole or in part, at any time when it is in the government’s interest.
(4)	Safe Step Walk-in Tub, Co shall have the one-time right to terminate the lease as of May 31, 2019 by providing written notice to the landlord no later than November 30, 2018 and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,013	8.5%	NAP	NAP	41,013	8.5%	NAP	NAP
2015 & MTM	4	7,345	1.5	$141,127	1.8%	48,358	10.0%	$141,127	1.8%
2016	15	83,688	17.4	1,456,470	18.1	132,046	27.4%	$1,597,597	19.8%
2017	10	125,821	26.1	2,326,320	28.9	257,867	53.5%	$3,923,917	48.7%
2018	13	48,119	10.0	908,160	11.3	305,986	63.5%	$4,832,077	60.0%
2019	14	67,892	14.1	1,220,091	15.2	373,878	77.5%	$6,052,168	75.2%
2020	9	54,096	11.2	1,026,089	12.7	427,974	88.8%	$7,078,257	87.9%
2021	3	47,637	9.9	849,151	10.5	475,611	98.6%	$7,927,408	98.5%
2022	2	6,540	1.4	122,879	1.5	482,151	100.0%	$8,050,287	100.0%
2023	0	0	0.0	0	0.0	482,151	100.0%	$8,050,287	100.0%
2024	0	0	0.0	0	0.0	482,151	100.0%	$8,050,287	100.0%
2025	0	0	0.0	0	0.0	482,151	100.0%	$8,050,287	100.0%
2026 & Beyond	0	0	0.0	0	0.0	482,151	100.0%	$8,050,287	100.0%
Total	70	482,151	100.0%	$8,050,287	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place(3)	$6,406,739	$6,776,242	$7,136,496	$7,582,020	$8,050,287	$16.70	88.5%
Vacant Income	0	0	0	0	787,756	1.63	8.7
Gross Potential Rent	$6,406,739	$6,776,242	$7,136,496	$7,582,020	8,838,043	$18.33	97.2%
Total Recoveries	141,632	379,819	293,033	276,498	258,042	0.54	2.8
Net Rental Income	$6,548,371	$7,156,062	$7,429,528	$7,858,518	$9,096,085	$18.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(823,253)	(1.71)	(9.1)
Other Income	171,609	156,612	165,279	135,092	135,092	0.28	1.5
Effective Gross Income	$6,719,980	$7,312,673	$7,594,808	$7,993,609	$8,407,924	$17.44	92.4%
Total Expenses	$3,229,616	$3,661,038	$3,784,625	$3,825,231	$3,727,328	7.73	44.3%
Net Operating Income	$3,490,363	$3,651,635	$3,810,183	$4,168,379	$4,680,596	9.71	55.7%
Total TI/LC, Capex/RR	0	0	0	0	508,444	1.05	6.0
Net Cash Flow	$3,490,363	$3,651,635	$3,810,183	$4,168,379	$4,172,152	$8.65	49.6%

(1)	The TTM column represents the trailing twelve months ending April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2014 Rents In Place to the Underwritten Rents In Place is primarily due to (i) 12 tenants that signed new leases in 2014, which account for approximately 63,352 square feet of net rentable area and approximately $1.1 million in annual rent, (ii) six tenants that took occupancy in 2015 that account for 28,709 square feet of net rentable area and approximately $549,220 in annual rent and (iii) rent steps underwritten through August 2016 that total approximately $142,499.

Property Management. The property is managed by LingComm, LLC, a Virginia limited liability company, an affiliate of the Lingerfelt CommonWealth Partners. LingComm, LLC has been the property manager since the previous owner, Lingerfelt CommonWealth Partners’ affiliate, purchased the portfolio in 2012. Lingerfelt CommonWealth Partners is headquartered in Richmond, Virginia, and has additional offices in Nashville, Tennessee, Jacksonville, Florida, Tampa, Florida, Greensboro, North Carolina and Virginia Beach, Virginia. During its history, both in the private sector and public REIT sector, its partners have built, acquired and managed nearly 17 million square feet of commercial real estate valued in excess of $1.7 billion including medical and professional offices, industrial, data and call centers, emergency care centers, elderly housing and nursing homes, and hospitality, all located in the eastern United States including Virginia, North Carolina, South Carolina, Maryland, Illinois, Tennessee and Florida.

Escrows and Reserves. At origination, the borrower deposited into escrow $3.0 million for future tenant improvements and leasing commissions, $438,082 for real estate taxes, $121,775 for existing TI/LC reserves, $74,964 for rent concessions related to five tenants and $48,550 for insurance reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $62,583.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $4,414.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,200 (approximately $0.20 per square foot annually) for replacement reserves, subject to a cap of $295,200 (approximately $0.61 per square foot), provided the borrower adequately maintains the property.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $34,172 (approximately $0.85 per square foot annually) for future tenant improvements and leasing commissions, subject to a cap of $3,000,000 (approximately $6.22 per square foot), provided occupancy at the property is at least 80.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Airport North Portfolio

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower is required to deposit all rents into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrower until the commencement of a Trigger Event Period (as defined below). During the continuance of a Trigger Event Period, all funds in the lockbox account are swept to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Trigger Event Period” means a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of a mezzanine event of default and (iii) the debt service coverage ratio being less than 1.10x (tested quarterly) and ending upon the cure of such default (in the case of (i) or (ii) above) or the debt service coverage ratio being at least 1.15x for two consecutive quarters (in the case of (iii) above).

Ground Lease. The BNA Corporate Center property is on a ground lease with the Metropolitan Nashville Airport Authority as the lessor. The base rent under the ground lease has been paid in advance for the remainder of the lease term expiring on May 23, 2058. The only other ground rent consists of an assessment equal to what property taxes would be if the fee owner was not a tax exempt government entity, as well as any other taxes imposed on the property.

Additional Debt. RCMC has provided a $7.0 million mezzanine loan that is secured by the direct equity interests in the borrower and is coterminous with the Airport North Portfolio loan. The mezzanine loan has a 9.50000% coupon and will amortize on a 25-year schedule subsequent to a three-year interest-only period. Including the mezzanine loan, the Cut-off Date LTV is 83.2%, the UW NCF DSCR is 1.17x and the UW NOI Debt Yield is 9.6%. See “Description of the Mortgage Pool – Additional Debt – Existing Mezzanine Debt” in the Free Writing Prospectus for additional information.

Partial Release. Provided no default exists, the financing documents will permit the release of individual properties from the lien of the Airport North Portfolio loan in connection with a bona fide sale to an unaffiliated third party at any time after the lockout period if certain conditions are satisfied, including the following: (i) defeasance of the Release Amount (as defined below), (ii) partial prepayment of the mezzanine loan in accordance with the terms of the mezzanine loan agreement and (iii) after giving effect to the release, (1) the debt service coverage ratio (on the total financing) of the remaining property must be not less than the greater of 1.17x or the debt service coverage ratio (on the total financing) for all properties prior to the release, (2) the debt yield (on the total financing) of the remaining property must be not less than the greater of 8.5% or the debt yield (on the total financing) for all properties prior to the release, (3) the loan to value (on the total financing) of the remaining property must be not more than the lesser of 83.2% or the loan to value (on the total financing) of all properties prior to the release, all as determined by lender, and (4) the economic and physical occupancy (on the total financing) of the remaining property must not be below 80.0%.

“Release Amount” shall mean an amount equal to 125.0% of the allocated loan amount with respect to the release property; provided, however, that if the net proceeds of the sale of the release property, as reasonably determined by lender, exceed 125.0% of the allocated loan amount with respect to the release property (the amount of such excess being referred to herein as the “excess sale proceeds”), then the Release Amount shall be an amount equal to the sum of (x) 125.0% of the allocated loan amount with respect to the release property and (y) 85.7% of the excess sale proceeds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Preferred Freezer Services - Chicago II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Preferred Freezer Services - Chicago II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Preferred Freezer Services - Chicago II

Mortgage Loan Information
Mortgage Loan Seller:	RCMC
Original Principal Balance:	$38,000,000
Cut-off Date Principal Balance:	$38,000,000
% of Pool by IPB:	3.7%
Loan Purpose:	Acquisition
Borrowers(1):	Various
Sponsor:	Arnold Gumowitz
Interest Rate:	4.56000%
Note Date:	6/11/2015
Maturity Date:	7/5/2025
Interest-only Period:	36 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(25),Def(91),O(4)
Lockbox:	CMA
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(3)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	$0	N/A
TI/LC:	$0	$0	N/A
Other:	$0	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Industrial - Warehouse
Net Rentable Area (SF):	174,786
Location:	Chicago, IL
Year Built / Renovated:	2009 / N/A
Occupancy:	100.0%
Occupancy Date:	8/5/2015
Number of Tenants:	1
2012 NOI:	$3,106,957
2013 NOI:	$3,118,473
2014 NOI:	$3,152,304
TTM NOI(2):	N/A
UW Economic Occupancy:	95.0%
UW Revenues:	$3,303,308
UW Expenses:	$99,099
UW NOI:	$3,204,209
UW NCF:	$3,204,209
Appraised Value / Per SF:	$54,000,000 / $309
Appraisal Date:	5/7/2015

Financial Information
Cut-off Date Loan / SF:	$217
Maturity Date Loan / SF:	$191
Cut-off Date LTV:	70.4%
Maturity Date LTV:	61.7%
UW NCF DSCR:	1.38x
UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	69.7%	Purchase Price	$54,000,000	99.1%
Sponsor Equity	16,510,241	30.3	Closing Costs	510,241	0.9
Total Sources	$54,510,241	100.0%	Total Uses	$54,510,241	100.0%

(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	TTM NOI was not provided by the seller.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Preferred Freezer Services - Chicago II loan has an outstanding principal balance of $38.0 million and is secured by a first mortgage lien on the borrowers’ fee interest in a 174,786 square foot Class A cold storage facility located in Chicago, Illinois. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for this loan are four tenant-in-common entities: Chicago Freezer II Owners, LLC, Chicago Cold Storage II Owners, LLC, Chicago Warehouse II Owners, LLC and Kingsbridge Freezer II Owners, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Arnold Gumowitz, the president of AAG Management, Inc. AAG Management, Inc. is a commercial real estate investment and property management firm based in New York City. AAG Management provides management services with over 40 years of experience in commercial, residential, retail, cooperative and condominium properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Preferred Freezer Services - Chicago II

The Property. The Preferred Freezer Services - Chicago II property is a state-of-the-art, 174,786 square foot (8.9 million cubic foot), Class A cold storage facility, located in Chicago, Illinois, approximately nine miles from the Chicago central business district and three miles from Chicago Midway International Airport. The property was designed and constructed by the tenant, Preferred Freezer Services (“PFS”), in 2009 and subsequently underwent a sale-leaseback transaction with the prior owner. Preferred Freezer Services’ original 25-year absolute triple-net lease expires in October 2034 and has two five-year extension options.

The property contains a total of approximately 162,906 square feet and approximately 8.9 million cubic feet of refrigerated warehouse space. The property has reportedly been operating at 95% capacity with a total of approximately 47 customers. The property offers a variety of services important to a modern refrigerated warehouse facility including blast freezing, sorting, repacking, re-strapping, sample shipments, designated USDA and FDA inspection areas, and 24/7 inventory on-line system. The warehouse space features a fully automated distribution and racking system with ceiling clear heights ranging from 31.5’ to 59’, meeting the standards of recently built Preferred Freezer Services warehouses. There is approximately 27,000 square feet of temperature controlled loading areas that service 17 dock-high loading entrances located along the north side of the building, as well as one grade level drive-in door. The building is serviced by the Norfolk Southern railway and has one rail door that feeds the dedicated rail spur of the Canadian National Rail Line. In addition, the building features redundant power via a Cummins diesel powered generator and 24-hour alarm monitoring for fire, burglary and building temperature. Offices are located on the second-story portion of the building and consist of work areas and break rooms with typical office finishes. The site contains on-site surface parking for 40 cars (approximately 0.23/1,000 square feet) and an additional 30 truck parking spaces.

Preferred Freezer Services, headquartered in Chatham, New Jersey, offers modern, state-of-the-art, full service temperature-controlled warehouses throughout the United States. The company began providing cold storage services in 1989 from a 1.3 million cubic feet refrigerated warehouse in Perth Amboy, New Jersey, with 25 full-time employees and gross revenues of $3.6 million. It has since grown to become one of the largest public refrigerated warehousing companies in the world with approximately 213 million cubic feet of warehouse space in the United States, and approximately 258 million cubic feet globally, ranking the company as the 4th largest North American cold storage company and the 4th largest in the world. Currently, the company operates 35 facilities in nine regions nationwide, with three more facilities under construction. It has more than 1,300 employees. Additionally, Preferred Freezer Services has an international presence in both China and Vietnam with Chinese warehouses in Lingang Park, Shanghai and Wai Gao Qiao, Shanghai, and a Vietnamese warehouse in Ho Chi Minh City. In 2014, PFS had revenues of $281.9 million, a 7.0% increase over 2013. Net cash from operating activities in 2014 was approximately $21 million, an increase of 38.9% from 2013. As of December 31, 2014, PFS had no long-term debt.

The Preferred Freezer Services - Chicago II property is located in one of Chicago’s busiest industrial corridors approximately nine miles from the Chicago central business district and three miles from Chicago Midway International Airport. The property benefits from its proximity to primary Chicago area highways including Interstate I-55 (less than one mile away), Interstate I-90/I-94 (less than five miles away) and Interstate I-290 (less than five miles away). In addition, O’Hare International Airport is located approximately 24 miles to the north of the property. The property is directly adjacent to millions of square feet of complimentary industrial space and backs up to the Chicago Canal – the only shipping link between the Mississippi River and the Great Lakes region.

The Chicago industrial market currently has a supply of approximately 1.2 billion square feet. According to the appraisal, the Chicago industrial market vacancy rate has trended downward since 2009 to 5.4%, the lowest level in the last five years. The market’s availability rate declined for the 12th consecutive quarter to 7.1%. The rate reflects a 1.0% decline from one year ago and a 4.5% decline from the peak of second quarter 2010. The property is located in the City South Industrial submarket, which, as of the first quarter 2015, had an inventory of approximately 142.1 million square feet and represented 11.8% of the overall Chicago industrial market, making it Chicago’s largest industrial submarket. The submarket benefits from a minimal amount of available land. The vacancy rate within the City South industrial submarket has decreased from 2009 to 2014 to a current rate of 4.4% as of first quarter 2015.

The appraisal’s competitive set includes four cold storage facilities in the Chicagoland region which report rents ranging from $7.25 to $13.23 per square foot, or $0.29 to $0.67 per cubic foot. The appraisal also provided market rents for recently signed Preferred Freezer Services leases, which indicated a market rent range of $17.89 to $20.75 per square foot, or $0.30 to $0.45 per cubic foot. According to the appraisal, the recent PFS lease transactions are all considered generally similar to the Preferred Freezer Services - Chicago II property with respect to physical characteristics and locations in densely developed metropolitan areas. The appraisal concluded to a market rent of $20.00 per square foot and $0.40 per cubic foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Preferred Freezer Services - Chicago II

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 5, 2015.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	Net Rentable Area (CF)	% of Total NRA	UW Base Rent Per Square Foot(2)	UW Base Rent Per Cubic Foot(2)(3)	Lease Expiration Date(4)
Preferred Freezer Services(5)	NA / NA / NA	174,786	8.9 million	100.0%	$19.89	$0.39	10/31/2034

(1)	Based on the underwritten rent roll.
(2)	Base rent is underwritten based on the in-place contractual rent of $3,477,167. The lease calls for 8% rent increases every five years beginning in November 2014; the next contractual rent increase occurs in November 2019 to $3,755,340 ($21.49 per square foot or $0.42 per cubic foot).
(3)	UW Base Rent Per Cubic Foot represents the underwritten base rent divided by the subject’s approximately 8.9 million cubic feet.
(4)	Preferred Freezer Services has no termination options other than casualty and condemnation. Preferred Freezer Services has two five-year extension options.
(5)	Preferred Freezer Services lease is an absolute triple-net lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026 & Beyond	1	174,786	100.0	3,477,167	100.0	174,786	100.0%	$3,477,167	100.0%
Total	1	174,786	100.0%	$3,477,167	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Preferred Freezer Services - Chicago II

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	Underwritten	Per Square Foot	%(2)
Rents In Place	$3,219,599	$3,219,599	$3,262,527	$3,477,167	$19.89	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent(3)	$3,219,599	$3,219,599	$3,262,527	$3,477,167	$19.89	100.0%
Total Reimbursements	263,911	265,474	307,842	0	0.00	0.0
Net Rental Income	$3,483,510	$3,485,073	$3,570,369	$3,477,167	$19.89	100.0%
(Vacancy/Credit Loss)	0	0	0	(173,858)	(0.99)	(5.0)
Effective Gross Income	$3,483,510	$3,485,073	$3,570,369	$3,303,308	$18.90	95.0%

Total Expenses(4)	$376,553	$366,600	$418,065	$99,099	$0.57	3.0%

Net Operating Income	$3,106,957	$3,118,473	$3,152,304	$3,204,209	$18.33	97.0%

Total TI/LC, Capex/RR	0	0	0	0	0.00	0.0
Net Cash Flow	$3,106,957	$3,118,473	$3,152,304	$3,204,209	$18.33	97.0%

(1)	TTM operating statements were not provided by the seller.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Gross Potential Rent is underwritten based on the in-place contractual rent of $3,477,167. The next rent increase occurs in November 2019 to $3,755,340.

(4)	The tenant, PFS, is on an absolute triple-net lease and is therefore responsible for all the expenses at the property. Underwritten Total Expenses represents a management expense of 3.0%.

Property Management. The property is managed by Alto Property Managers, LLC.

Escrows and Reserves. No upfront reserves were taken at origination.

Tax Escrows - Deposits to the tax escrow shall be suspended as long as PFS is obligated to make tax payments directly to the taxing authorities, no event of default (as defined in the PFS lease) has occurred and borrowers provide periodic evidence to lender that taxes are being paid prior to their due dates.

Insurance Escrows - Deposits to the insurance escrow shall be suspended as long as PFS is obligated to maintain insurance under the PFS lease that satisfies the requirements of the loan agreement, no event of default has occurred and borrowers provide periodic evidence to lender that such insurance is being maintained prior to the expiration of any such insurance policies.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to the tenant upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Trigger Event Period (as defined below). During a Trigger Event Period, all funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Trigger Event Period” means a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x (tested quarterly) and (iii) the occurrence of Tenant Trigger Event (as defined below).

“Tenant Trigger Event” shall occur if (i) PFS or PFS Guarantor (as defined below) files for bankruptcy or becomes involved in an insolvency proceeding, (ii) PFS or PFS guarantor terminates or cancels the PFS lease or PFS guaranty, as applicable (including any rejection of the PFS lease or PFS Guaranty (as defined below) in a bankruptcy or similar proceeding) or the PFS lease fails to be in full force and effect, (iii) a monetary default exists under the PFS lease (beyond the expiration of any applicable notice and cure periods under the PFS lease), or (iv) PFS goes dark, vacates or otherwise fails to occupy its premises (other than a temporary disruption in connection with a casualty or condemnation proceeding or a renovation of its premises), or (v) PFS gives a termination notice under the PFS lease for all or any portion of its premises.

“PFS Guarantor” shall mean, collectively, Preferred Freezer Services, LLC, a Delaware limited liability company, and Preferred Freezer Services Operating, LLC, a Delaware limited liability company.

“PFS Guaranty” shall mean that certain guaranty and suretyship agreement dated as of August 29, 2008 made by PFS Guarantor to original landlord and any other instrument guaranteeing or providing credit support for the PFS lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

Mortgage Loan Information
Mortgage Loan Seller:	RCMC
Original Principal Balance:	$37,200,000
Cut-off Date Principal Balance:	$37,200,000
% of Pool by IPB:	3.6%
Loan Purpose:	Refinance
Borrowers(1):	Various
Sponsors(2):	Various
Interest Rate:	4.46000%
Note Date:	6/26/2015
Maturity Date:	7/5/2025
Interest-only Period:	60 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(25),Def(90),O(5)
Lockbox:	CMA
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(5)
Initial		Monthly	Initial Cap
Taxes:	$158,725	$26,454	N/A
Insurance:	$13,445	$2,689	N/A
Replacement Reserves:	$0	$1,260	N/A
TI/LC:	$0	$10,000	$360,000
Other:	$337,036	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Office - Medical
Net Rentable Area (SF):	55,652
Location:	Beverly Hills, CA
Year Built / Renovated:	1963 / 2012
Occupancy(3):	92.5%
Occupancy Date:	5/18/2015
Number of Tenants:	21
2012 NOI:	$2,155,819
2013 NOI:	$1,969,965
2014 NOI:	$2,097,126
TTM NOI (as of 4/2015)(4):	$2,129,127
UW Economic Occupancy:	93.1%
UW Revenues:	$4,162,168
UW Expenses:	$1,236,489
UW NOI(3)(4):	$2,925,679
UW NCF:	$2,790,566
Appraised Value Per SF:	$51,420,000 / $924
Appraisal Date:	4/27/2015

Financial Information
Cut-off Date Loan / SF: Maturity Date Loan / SF: Cut-off Date LTV: Maturity Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$668 $611 72.3% 66.2% 1.24x 7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,200,000	100.0%	Payoff Existing Debt	$29,196,214	78.5%
			Return of Equity	7,187,917	19.3
			Upfront Reserves	509,206	1.4
			Closing Costs	306,662	0.8
Total Sources	$37,200,000	100.0%	Total Uses	$37,200,000	100.0%

(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	For a full description of the sponsors, please refer to “The Sponsors” below.
(3)	Occupancy and UW NOI include Laboratory Corp of America (1,337 square feet), which signed an LOI to renew for 36 months at $70.80 per square foot, expiring on August 31, 2018.
(4)	The increase in TTM NOI to UW NOI is primarily due to (i) an increase in parking revenue to $432,000 per year effective on September 1, 2015 pursuant to an executed renewal of the parking lease agreement with parking lot operator United Valet Parking, (ii) recent leasing activity that added $383,155 in annual rent and (iii) $95,612 of rent steps underwritten through July 2016.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Rox San Medical Office loan has an outstanding principal balance of $37.2 million and is secured by a first mortgage lien on an 11-story, Class A/B medical office building totaling 55,652 square feet located in Beverly Hills, California. The loan has a 10- year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are four tenant-in-common entities: Roxbury Medical Tower, LLC a Delaware limited liability company, Rox-San Investors, LLC a California limited liability company, Roxbury MP, LLC a Delaware limited liability company doing business in California as Delaware Roxbury MP, LLC and RoxSan Optimus, LLC a Delaware limited liability company, each a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are David Taban, Jerry Illoulian, Michael Pashaie and K. Joseph Shabani. The sponsors often invest together in a wide array of primarily Los Angeles-based real estate assets. Their respective companies have been in the real estate investment and management field for 30 years.

The Property. Rox San Medical Office property is an 11-story, Class A/B medical office building totaling 55,652 square feet located in Beverly Hills, California. The property is comprised of two lobby-level medical office suites, a ground floor retail pharmacy, medical office suites located on floors 7-11, which offer views of the surrounding Beverly Hills and the Santa Monica Mountains, subterranean parking with 218 parking spaces that is partially improved with a 2,500 square foot private fitness center, and a five-level above ground parking structure that offers dedicated tenant parking areas and valet service. The property is located on the southwest corner of South Santa Monica Boulevard and North Roxbury Drive within the “Golden Triangle” area of Beverly Hills, which is bordered by Wilshire Boulevard, Santa Monica Boulevard and Rexford Drive. The Golden Triangle is home to Rodeo Drive and consists primarily of storefront luxury boutique retail buildings along with low-rise professional and medical office properties along the small feeder streets and high-rise Class A and B office buildings along primary connector streets.

As of May 2015, Rox San Medical Office was 92.5% occupied by 21 tenants paying a weighted average of $67.64 per square foot. On average, tenants have been in occupancy for approximately 6.8 years and have an average remaining lease term of 5.2 years. Tenants at the property are primarily concentrated in cosmetic surgery and cosmetic dental surgery.

The property was originally constructed in 1963 and acquired by the sponsors in August 2008. Since that time, the sponsors completed extensive renovations at a total cost of approximately $11.6 million. The renovations included a voluntary seismic retrofit program at a cost of approximately $8.6 million, which included installing 12” thick shear panels that were added to the north and south side of the building and carbon fiber wrapping of all structural concrete beams and columns. Additional improvements included a new architectural façade and exterior painting, lobby renovations, new elevators, upgraded common areas and hallways, new tenant and shared restrooms throughout the building, re-glazed windows, an upgraded electrical and HVAC system, low voltage LED lighting and the sponsors are currently installing a new card-activated entry system. In total, the sponsors’ estimated cost basis in the asset is approximately $52.9 million.

The Rox San Medical Office property is located in the West Los Angeles/Beverly Hills Triangle submarket. The driving force for the medical office market within this area is due to its proximity to two primary medical centers in the region: the Cedars-Sinai Medical Center is located approximately two miles east of Beverly Hills and the UCLA Medical Center is located approximately three miles west of Beverly Hills and is part of the University of California Health System, comprised of five academic medical centers. According to the appraisal, access to the property is considered good, with primary access to the neighborhood provided by Interstate 405 and Interstate 10.   The major north-south arterial in the area is Beverly Drive and the east-west arterial is Wilshire Boulevard, just south of the property. The surrounding area consists primarily of office, retail and residential development that are fully built out with relatively limited vacant land available. Development outside of the Golden Triangle consists of luxury single-family and multifamily residential properties. According to the appraisal, the one-, three- and five-mile 2015 population is 20,644, 263,451 and 669,073, respectively, while the average household income is $125,579, $105,009 and $95,978.

Existing medical office product in the Golden Triangle benefits from restrictions imposed by the City of Beverly Hills (the “City”). Most recently in February 2011, the City implemented an ordinance which placed additional restrictions on new and expanded medical uses in the Golden Triangle. The ordinance created a new medical use overlay zone to restrict further intensification of medical uses within the City. Building owners are required to register existing medical office buildings with the City, and the ordinance prohibits expansion or relocation of existing medical uses within buildings unless the use was registered with the City. Therefore, buildings with a certificate of occupancy prior to February 2011 can maintain the amount of medical use in the given building and add up to a maximum of 6,000 square feet, but new development is prohibited. A conditional use permit is required for new medical office development; such permit requires the developer to show that the project would not create “adverse impacts” to parking, traffic or pedestrians; would not result in an overconcentration of medical offices in the vicinity; and would leave room for retail or other commercial growth in the area. The zoning requires certain parking criteria be met and include prohibitions and restrictions on ground floor medical use.

According to the appraisal, as of the fourth quarter 2014, the West Los Angeles medical office market comprises approximately 6.3 million square feet with an average $42.36 per square foot asking rent and reports a 7.7% vacancy rate. Currently, 32,450 square feet is under construction. The Beverly Hills medical office submarket comprises 1.7 million square feet across 29 buildings and reports a 4.1% vacancy rate with an average $54.96 per square foot asking rent. The appraisal provided five comparable medical office properties situated in Beverly Hills constructed from 1972 and 1989 and ranging from 47,267 square feet to 77,613 square feet. Vacancy rates ranged from 0.0% to 19.0% with a weighted average of 5.8%. Annual rental rates ranged from $52.20 to $74.40 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
87.2%	92.8%	92.8%	92.5%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 18, 2015 and includes the tenant Laboratory Corp of America, who is currently in-place and occupying 1,337 square feet (2.4% of net rentable area) pursuant to a signed LOI to renew their lease for 36 months, expiring on August 31, 2018.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Calvert Enterprises, Inc.	NA / NA / NA	6,341	11.4%	$79.74	12/31/2023
Radnet Management, Inc.	NA / NA / NA	6,132	11.0%	$67.98	6/30/2023
Dermatology Associates Medical Group	NA / NA / NA	5,090	9.1%	$67.56	3/31/2017
Vision Institute, Inc.	NA / NA / NA	3,430	6.2%	$66.74	11/30/2022
Randal D. Haworth	NA / NA / NA	3,165	5.7%	$67.36	4/30/2025
LM Koplin, MD, Inc.	NA / NA / NA	3,075	5.5%	$69.34	8/31/2023
Roxsan Compound Pharmacy(2)	NA / NA / NA	2,757	5.0%	$78.18	Various
Dr. Fadi Chahin	NA / NA / NA	2,523	4.5%	$67.36	11/30/2021
Grant Roberts, Inc.	NA / NA / NA	2,500	4.5%	$44.40	5/14/2016
John F. Diaz, MD	NA / NA / NA	1,958	3.5%	$76.71	8/31/2021

(1)	Based on the underwritten rent roll.
(2)	Roxsan Compound Pharmacy leases 1,467 square feet of ground floor space ($83.61 UW Base Rent PSF) expiring on November 30, 2018 and 1,290 square feet of office space ($72.00 UW Base Rent PSF), expiring on June 30, 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,153	7.5%	NAP	NAP	4,153	7.5%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	4,153	7.5%	$0	0.0%
2016	3	5,598	10.1	330,368	9.1	9,751	17.5%	$330,368	9.1%
2017	2	6,713	12.1	460,012	12.7	16,464	29.6%	$790,380	21.8%
2018	5	6,413	11.5	514,671	14.2	22,877	41.1%	$1,305,051	35.9%
2019	0	0	0.0	0	0.0	22,877	41.1%	$1,305,051	35.9%
2020	1	1,885	3.4	136,127	3.7	24,762	44.5%	$1,441,178	39.7%
2021	3	6,281	11.3	435,629	12.0	31,043	55.8%	$1,876,806	51.7%
2022	1	3,430	6.2	228,932	6.3	34,473	61.9%	$2,105,738	58.0%
2023	5	18,014	32.4	1,312,184	36.1	52,487	94.3%	$3,417,923	94.1%
2024	0	0	0.0	0	0.0	52,487	94.3%	$3,417,923	94.1%
2025	1	3,165	5.7	213,201	5.9	55,652	100.0%	$3,631,123	100.0%
2026 & Beyond	0	0	0.0	0	0.0	55,652	100.0%	$3,631,123	100 .0%
Total	21	55,652	100.0%	$3,631,123	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Rox San Medical Office

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$2,857,133	$2,791,880	$3,038,232	$3,138,871	$3,631,123	$65.25	81.3%
Vacant Income	0	0	0	0	275,268	4.95	6.2
Free Rent Adjustment	(55,226)	(110,054)	(79,063)	(104,590)	0	0.00	0.0
Gross Potential Rent	$2,801,907	$2,681,827	$2,959,169	$3,034,280	$3,906,391	$70.19	87.4%
Total Reimbursements	260,097	155,115	47,613	76,997	130,145	2.34	2.9
Other Recurring Income(5)	312,000	312,000	312,000	312,000	432,000	7.76	9.7
Net Rental Income	$3,374,004	$3,148,942	$3,318,782	$3,423,278	$4,468,536	$80.29	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(306,369)	(5.51)	(6.9)
Effective Gross Income	$3,374,004	$3,148,942	$3,318,782	$3,423,278	$4,162,168	$74.79	93.1%

Total Expenses	$1,218,185	$1,178,977	$1,221,657	$1,294,150	$1,236,489	$22.22	29.7%

Net Operating Income	$2,155,819	$1,969,965	$2,097,126	$2,129,127	$2,925,679	$52.57	70.3%

Total TI/LC, Capex/RR	138,851	194,386	2,254	1,204	135,113	2.43	3.2
Net Cash Flow	$2,016,968	$1,775,580	$2,094,871	$2,127,923	$2,790,566	$50.14	67.0%

(1)	TTM column represents the trailing 12-month period ending in April 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in TTM Rents in Place to Underwritten Rents in Place is primarily due to (i) recent leasing activity that added $383,155 of base rental income and (ii) $95,612 of rent steps taken through July 1, 2016.
(4)	Underwritten Rents in Place includes income from the tenant Laboratory Corp of America (1,337 square feet) which signed an LOI to renew for 36 months at $70.80 per square foot.
(5)	The increase in TTM Other Recurring Income to Underwritten Other Recurring Income is due to an increase in parking revenue to $432,000 per year effective on September 1, 2015 pursuant to a renewal of the parking lease agreement with parking lot operator United Valet Parking.

Property Management. The property is managed by Morlin Asset Management, LP.

Escrows and Reserves. At origination, the borrowers deposited into escrow $308,536 for rent concessions related to 10 tenants,

$158,725 for real estate taxes, $28,500 for required repairs and $13,445 for insurance reserves.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $26,454.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $2,689.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $1,260 (approximately $0.27 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $10,000 (approximately $2.16 per square foot annually) for future tenant improvements and leasing commissions, subject to a cap of $360,000 (approximately $6.47 per square foot) provided the property maintains a minimum occupancy of 90%.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Borrowers are required to deposit all rents into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Trigger Event (as defined below). After the occurrence of a Trigger Event, all funds in the lockbox account are swept to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Trigger Event” means a period commencing upon the earliest of (i) the occurrence of an event of default, and (ii) the debt service coverage ratio being less than 1.10x (tested quarterly).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance(1):	$35,000,000
Cut-off Date Principal Balance(1):	$34,944,048
% of Pool by IPB:	3.4%
Loan Purpose:	Acquisition
Borrowers(3):	Various
Sponsor:	iStar Net Lease I LLC
Interest Rate:	4.79300%
Note Date:	6/23/2015
Maturity Date:	7/1/2025
Interest-only Period:	None
Original Term:	120 months
Original Amortization:	300 months
Amortization Type:	Balloon
Call Protection:	L(25),Grtr1%orYM(90),O(5)
Lockbox:	Hard
Additional Debt:	Yes
Additional Debt Balance:	$84,864,117
Additional Debt Type:	Pari Passu

Escrows and Reserves(8)
Initial		Monthly	Initial Cap
Taxes:	$0	Springing	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	Springing	N/A
TI/LC:	$0	$0	N/A
Other:	$0	$0	N/A

Property Information
Single Asset / Portfolio:	Portfolio
Title:	Fee
Property Type - Subtype:	Retail - Freestanding
Net Rentable Area (SF):	2,275,293
Location(2):	Various
Year Built / Renovated(4):	Various / Various
Occupancy:	100.0%
Occupancy Date:	8/1/2015
Number of Tenants:	1
2012 NOI(5):	N/A
2013 NOI(5):	N/A
2014 NOI(5):	N/A
UW Economic Occupancy:	95.0%
UW Revenues:	$15,200,000
UW Expenses:	$456,000
UW NOI:	$14,744,000
UW NCF:	$12,127,413
Appraised Value / Per SF(6):	$206,390,000 / $91
Appraisal Date(7):	Various

Financial Information(1)
Cut-off Date Loan / SF:	$53
Maturity Date Loan / SF:	$39
Cut-off Date LTV:	58.0%
Maturity Date LTV:	43.2%
UW NCF DSCR:	1.47x
UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$120,000,000	59.2%	Purchase Price	$200,000,000	98.7%
Sponsor Equity	82,572,139	40.8	Closing Costs	2,572,139	1.3
Total Sources	$202,572,139	100.0%	Total Uses	$202,572,139	100.0%
(1)	The Brunswick Portfolio is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $120.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $119.8 million Brunswick Portfolio Whole Loan.
(2)	The Brunswick Portfolio properties are located in Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Ohio, Pennsylvania, Texas, Washington and Canada.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)	The Brunswick Portfolio properties were built between 1959 and 2008, and select properties were renovated between 2011 and 2013.
(5)	2012 NOI, 2013 NOI and 2014 NOI are not available due to Brunswick Corporation’s ownership and occupancy of the properties prior to the sale lease-back transaction.
(6)	Reflects the aggregate “as-is” value of the portfolio. The appraisal also concluded an aggregate “Hypothetical – Go Dark” value of approximately $122.6 million and an aggregate “Land Value” of approximately $81.8 million.
(7)	The appraisals for the Brunswick Portfolio properties were dated between May 4, 2015 and May 22, 2015.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

The Loan. The Brunswick Portfolio loan is secured by a first mortgage lien on the fee interests in 58 properties comprising 2,275,293 square feet of freestanding retail space. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $119.8 million (the “Brunswick Portfolio Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2-I and Note A-2-II. Note A-2-I has an outstanding principal balance as of the Cut-off Date of approximately $34.9 million and is being contributed to the JPMBB 2015-C31 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $64.9 million and was contributed to the JPMBB 2015-C30 trust. Note A-2-II has an outstanding principal balance as of the Cut-off Date of approximately $20.2 million and is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C30 trust. The trustee of the JPMBB 2015-C30 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Brunswick Portfolio Whole Loan; however, the holder of the Note A-2-I and the Note A-2-II will be entitled, under certain circumstances as detailed in the Free Writing Prospectus, to consult with respect to certain major decisions. The Brunswick Portfolio Whole Loan has a 10-year term and will amortize on a 25-year schedule.

The Borrowers. The borrowing entities for the loan are BW Bowling Properties LP, BW Bowling Properties Canada Inc. and BW Bowling Properties LLC. Each entity is a single purpose entity with BW Bowling Properties LP, BW Bowling Properties Canada Inc. and BW Bowling Properties LLC structured as a Delaware limited partnership, a British Columbia corporation and Delaware limited liability company, respectively.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is iStar Net Lease I LLC, a joint venture between iStar Financial Inc. (“iStar”) and an affiliate of GIC Private Limited (“GIC”). iStar, a publicly traded REIT (NYSE: STAR, Moody’s: B2, S&P: B+), is a fully integrated finance and investment company focused on the commercial real estate industry. iStar provides custom-tailored investment solutions to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors, investing more than $35.0 billion over the past two decades. GIC is a global investment firm managing the foreign reserves for the government of Singapore with over $100.0 billion of assets under management in more than 40 countries worldwide.

The sponsor acquired the properties from Bowlmor AMF Corp. (“Bowlmor AMF”) through a $200.0 million sale-leaseback transaction on September 18, 2014. The sale-leaseback transaction occurred concurrently with Bowlmor AMF acquiring the retail bowling center business from Brunswick Corporation for a purchase price of $270.0 million.

The Properties. The Brunswick Portfolio is comprised of 58 bowling centers totaling 2,275,293 square feet located across 15 states and Ontario, Canada. The Brunswick Portfolio properties were constructed between 1959 and 2008 and, as of August 1, 2015 are currently 100.0% occupied by one tenant, Bowlmor AMF. The bowling centers are mostly located around major metropolitan cities including Atlanta, Los Angeles, Phoenix, Chicago, Denver and Minneapolis, in regions in which Bowlmor AMF did not previously have a heavy presence.

The Tenant. Bowlmor AMF is the largest operator of bowling centers in the world with approximately 300 facilities across the United States, Canada and Mexico. As of March 31, 2015 based on a pro forma TTM, Bowlmor AMF generated approximately $542.7 million in revenue and approximately $103.9 million (19.2% margin) adjusted EBITDA. For the 12 months ended March 31, 2015, the Brunswick Portfolio generated revenue and EBITDAR of approximately $128.9 million and $46.0 million (35.7% margin), respectively. Based on the TTM EBITDAR of approximately $46.0 million, the rent coverage ratio is 2.87x. As displayed in the table below, EBITDAR of the assets has remained stable throughout the downturn.

			Historical Portfolio EBITDAR(1)
	2007	2008	2009	2010	2011	2012	2013	TTM(2)
EBITDAR	$44,419,774	$47,651,576	$44,135,530	$42,109,102	$43,213,077	$43,766,471	$43,757,805	$45,967,560
Rent Coverage Ratio(1)	2.78x	2.98x	2.76x	2.63x	2.70x	2.74x	2.73x	2.87x
(1)	Rent Coverage Ratio is the percentage of the Brunswick Portfolio’s annual cash flow before interest, tax, depreciation, amortization and rent.
(2)	TTM EBITDAR is based on the trailing 12-month period ending March 31, 2015.

AMF Bowling Worldwide (“AMF”) was acquired by Code Hennessy & Simmons (“CHS”), a Chicago-based private equity firm in 2004. According to an SEC filing in 2007, AMF executed a leveraged recapitalization and received financing commitments of approximately $475 million through a first-lien credit facility, consisting of a revolving credit facility and six-year term loan and a six and half year second-lien credit facility resulting in total leverage of approximately 7x. In 2012, AMF filed for Chapter 11 bankruptcy protection citing economic weakness and an unmanageable debt burden. Following the November 2012 bankruptcy, AMF reorganized and combined with Strike Holdings LLC (known as “Bowlmor”) to create Bowlmor AMF. The company is now jointly owned by Bowlmor executives and certain of AMF’s former second lien lenders, including an affiliate of Cerberus Capital Management, L.P. JPMCB owns a minority interest in the tenant under the master lease, which it acquired as part of the November 2012 bankruptcy. JPMCB is entitled to appoint one member of the board of directors, which consists of nine total members. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

Portfolio Summary

Property	Location	Net Rentable Area (SF)	Land Acres	Year Built	# of Lanes	Allocated Cut-off Balance	% of Allocated Cut- off Balance	Appraised Value	% of Appraised Value
BZ Lone Tree	Lone Tree, CO	60,016	5.00	2004	48	$1,794,868	5.1%	$10,600,000	5.1%
BZ Gilbert Consolidated	Gilbert, AZ	57,741	4.64	2007	44	1,574,743	4.5	9,300,000	4.5
BZ XL Kennesaw Consolidated	Kennesaw, GA	52,287	5.19	1997	34	1,469,760	4.2	8,680,000	4.2
BZ Randall Road Consolidated	Algonquin, IL	57,527	5.63	2007	38	978,711	2.8	5,780,000	2.8
BZ Romeoville Consolidated	Romeoville, IL	61,192	5.30	2006	48	938,072	2.7	5,540,000	2.7
Cal Oaks Bowl	Murrieta, CA	35,325	3.40	1985	40	932,993	2.7	5,510,000	2.7
BZ St Peters Consolidated	St. Peters, MO	57,085	5.08	2007	38	927,066	2.7	5,475,000	2.7
Classic Lanes	Norco, CA	35,325	3.25	1987	40	870,342	2.5	5,140,000	2.5
Premier Lanes	Chula Vista, CA	42,700	4.30	1992	48	863,568	2.5	5,100,000	2.5
BZ Brooklyn Park Consolidated	Brooklyn Park, MN	60,944	4.78	2005	48	846,636	2.4	5,000,000	2.4
BZ Eden Prairie	Eden Prairie, MN	45,285	5.00	1993	32	846,636	2.4	5,000,000	2.4
BZ Lakeville Consolidated	Lakeville, MN	58,656	4.57	2008	38	846,636	2.4	5,000,000	2.4
BZ Blaine Consolidated	Blaine, MN	57,536	5.80	2006	38	829,703	2.4	4,900,000	2.4
Brunswick’s Norcross	Norcross, GA	39,924	4.40	1989	34	772,132	2.2	4,560,000	2.2
Majestic Lanes	Lynnwood, WA	36,219	3.61	1990	40	772,132	2.2	4,560,000	2.2
Bramalea Lanes	Brampton, ON	36,263	3.39	1990	40	755,199	2.2	4,460,000	2.2
BZ Glendale	Glendale, AZ	36,575	4.75	1984	40	745,039	2.1	4,400,000	2.1
Brunswick’s Marietta	Marietta, GA	35,742	3.12	1988	40	690,855	2.0	4,080,000	2.0
BZ Watauga Consolidated	Watauga, TX	36,062	3.09	1987	40	675,616	1.9	3,990,000	1.9
BZ Roswell	Roswell, GA	35,369	3.62	1980	40	662,069	1.9	3,910,000	1.9
National Lanes	Augusta, GA	36,267	3.49	1978	40	618,044	1.8	3,650,000	1.8
BZ River Grove	River Grove, IL	38,924	4.59	1960	48	563,859	1.6	3,330,000	1.6
Via Linda Lanes	Scottsdale, AZ	36,235	3.21	1985	40	558,780	1.6	3,300,000	1.6
BZ Upland	Upland, CA	35,724	3.24	1985	40	535,074	1.5	3,160,000	1.5
Foothill Lanes	Fontana, CA	35,724	3.59	1990	40	535,074	1.5	3,160,000	1.5
Riverview Lanes Consolidated	Birmingham, AL	36,636	5.59	1990	40	529,994	1.5	3,130,000	1.5
BZ Heather Ridge	Aurora, CO	36,124	3.79	1977	40	524,914	1.5	3,100,000	1.5
BZ Westminster	Westminster, CO	36,242	3.21	1978	40	524,914	1.5	3,100,000	1.5
Columbia Lanes Consolidated	Columbia, MD	28,920	4.61	1974	32	524,914	1.5	3,100,000	1.5
Brunswick’s Buffalo Grove	Buffalo Grove, IL	56,916	4.50	1999	36	516,448	1.5	3,050,000	1.5
Moreno Valley Bowl	Moreno Valley, CA	36,150	3.16	1985	40	509,675	1.5	3,010,000	1.5
Fairlawn Lanes Consolidated	Fair Lawn, NJ	25,801	2.30	1959	32	507,981	1.5	3,000,000	1.5
BZ Green Mountain	Lakewood, CO	36,386	2.88	1984	40	496,129	1.4	2,930,000	1.4
BZ Mesa	Mesa, AZ	34,839	3.44	1976	40	474,116	1.4	2,800,000	1.4
BZ Lilburn	Lawrenceville, GA	36,247	9.61	1987	40	462,263	1.3	2,730,000	1.3
BZ Turnersville	Turnersville, NJ	32,000	5.49	1985	40	461,417	1.3	2,725,000	1.3
BZ Lakeside	Valley Park, MO	36,436	3.31	1988	40	431,784	1.2	2,550,000	1.2
Harbour Lanes	Melbourne, FL	35,379	3.59	1983	40	423,318	1.2	2,500,000	1.2
Tri-City Bowl	Avondale, AZ	45,224	3.34	1986	40	423,318	1.2	2,500,000	1.2
BZ Normandy Consolidated	Ellicott City, MD	29,104	2.03	1977	32	406,385	1.2	2,400,000	1.2
Margate Lanes	Margate, FL	29,388	2.43	1974	32	406,385	1.2	2,400,000	1.2
BZ Austell	Marietta, GA	35,971	3.60	1989	40	397,919	1.1	2,350,000	1.1
BZ Mt Prospect	Mount Prospect, IL	32,671	2.88	1960	36	389,453	1.1	2,300,000	1.1
BZ Deer Park	Lake Zurich, IL	37,282	6.15	1990	40	380,986	1.1	2,250,000	1.1
BZ Denton Consolidated	Denton, TX	29,096	3.21	1980	32	372,520	1.1	2,200,000	1.1
BZ Woodridge	Woodridge, IL	39,700	4.23	1988	40	372,520	1.1	2,200,000	1.1
Vista Lanes	Palmdale, CA	35,371	4.67	1988	40	372,520	1.1	2,200,000	1.1
Wekiva Lanes	Apopka, FL	36,510	3.70	1987	40	372,520	1.1	2,200,000	1.1
BZ Roselle	Roselle, IL	40,723	4.38	1981	32	347,121	1.0	2,050,000	1.0
BZ Glendale Heights	Glendale Heights, IL	28,848	1.85	1981	32	343,734	1.0	2,030,000	1.0
BZ Wheat Ridge	Wheat Ridge, CO	36,342	3.21	1982	40	340,348	1.0	2,010,000	1.0
BZ Circle Consolidated	Colorado Springs,		3.51		32	338,654
							1.0	2,000,000	1.0
	CO	34,856		1962
BZ Hawthorn Lanes	Vernon Hills, IL	36,521	3.68	1989	40	311,562	0.9	1,840,000	0.9
Camino Seco Bowl	Tucson, AZ	28,049	3.05	1976	32	309,869	0.9	1,850,000	0.9
Westcreek Lanes Consolidated	Fort Worth, TX	35,651	3.13	1986	40	303,096	0.9	1,790,000	0.9
BZ North Ridgeville	North Ridgeville, OH	35,456	1.15	1961	46	296,323	0.8	1,750,000	0.8
BZ Belle Vernon	Belle Vernon, PA	30,797	5.00	1961	36	262,457	0.8	1,550,000	0.8
BZ Fountain Square	Waukegan, IL	29,010	3.00	1980	32	204,886	0.6	1,210,000	0.6
Total		2,275,293	229.72		2,250	$34,944,048	100.0%	$206,390,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

All 58 properties are encumbered by one master lease that commenced on September 18, 2014 with an initial term of 20 years and nine 10-year extension options. The lease is an absolute net lease, with no rent set-offs or terminations. The initial fixed rent is $16.0 million per year and rent is paid monthly in advance, increasing by 15.0% on the 61st full calendar month after the commencement date and every five years thereafter including during the first extension term. For the remaining extension terms, rent will be based on the greater of the fixed rent then in effect or the fair market rental, as encumbered by the lease. The master lease is guaranteed by Bowlmor AMF. So long as the tenant has given prior written notice (24 months for the initial term and 18 months for all extensions), the tenant can exercise its extension options.

So long as no event of default under the master lease exists, to the extent the borrowers do not consent to a proposed assignment of the master lease or the incurrence of additional debt by the master tenants (to the extent borrower’s consent is required by the lease), the tenants have the irrevocable option to purchase the portfolio for cash, in the amount of the average annual rent for the next five years multiplied by 12.5 plus all costs incident to the purchase (including all prepayment fees). After a notice of the exercise of the option is provided by the tenant, the borrowers may elect to sell the portfolio to the master tenants or consent to the assignment or the incurrence of additional debt. Provided no event of default under the master lease exits, if the borrowers receive a bona fide offer from an unaffiliated third party to purchase any property, then the master lease grants the tenants a right of first refusal (“ROFR”) to acquire such property for cash or cash plus purchase money financing, provided the ROFR does not apply in certain conditions (such as a foreclosure or a deed in lieu of foreclosure) as further described in the master lease.

The master lease restricts the tenants from incurring additional debt without the consent of the borrowers, unless (a) the amount of the debt would not exceed the amount of the existing credit facility and (b) on a proforma basis, the ratio of Bowlmor AMF’s debt to TTM EBITDA does not exceed 5.5x. To the extent that the debt to EBITDA ratio exceeds the required ratio after a period of one year, the breach will be a default under the master lease. The related loan documents restrict the borrowers from taking any action relating to additional debt pursuant to the master lease that would trigger the tenant’s right to purchase the portfolio without the prior consent of the lender. As of the quarter ended March 29, 2015, the reported debt to TTM EBITDA is 4.0x.

BZ Lone Tree. The property is a 60,016 square foot, 48-lane bowling center located on approximately 5.0 acres in Lone Tree, Colorado. The property was originally constructed in 2004 and is located within the Lone Tree Entertainment District, a 56-acre commercial development, approximately 18 miles southeast of the Denver central business district. Regional access to the area is provided by Interstate Highway 25, Denver’s major north-south thoroughfare. According to the appraisal, the trade area consisting of a seven-mile radius contains 348,073 people with a median estimated household income of $89,878 as of 2015. According to the appraisal, as of the first quarter of 2015, the Southeast submarket had a retail inventory of approximately 11.0 million square feet and a vacancy rate of approximately 4.0%. The appraisal identified four retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 18,000 square feet to 92,000 square feet and were constructed between 1982 and 2014. The set has a weighted average occupancy rate of 100.0%.

BZ Gilbert Consolidated. The property is a 57,741 square foot, 44-lane bowling center located on approximately 4.6 acres in Gilbert, Arizona. The property was originally constructed in 2007 and is located approximately 18 miles southeast of the Phoenix central business district. Regional access to the area is provided by the US-60 Freeway, the oldest and most heavily traveled freeway in the Gilbert area. According to the appraisal, the trade area consisting of a five-mile radius contains 311,064 people with a median estimated household income of $79,958 as of 2015. According to the appraisal, as of the fourth quarter of 2014, the Mesa/Chandler/Gilbert submarket had a retail inventory of approximately 37.6 million square feet and a vacancy rate of approximately 12.7%. The appraisal identified five retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 25,807 square feet to 90,674 square feet and were constructed between 1978 and 2013. The set has a weighted average occupancy rate of 100.0%.

BZ XL Kennesaw Consolidated. The property is a 52,287 square foot, 34-lane bowling center located on approximately 5.2 acres in Kennesaw, Georgia. The property was originally constructed in 1997 and renovated in 2011. The property is located at the southwest quadrant of Interstate 75 and Ernest Barrett Parkway in unincorporated Cobb County. Regional access to the area is provided by Interstate 75. According to the appraisal, the trade area consisting of a five-mile radius contains 171,711 people with a median estimated household income of $59,830 as of 2015. According to the appraisal, as of the first quarter of 2015, the Atlanta submarket had a retail inventory of approximately 43.8 million square feet and a vacancy rate of approximately 7.3%. The appraisal identified seven retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 21,700 square feet to 115,469 square feet and were constructed between 1978 and 2014. The set has a weighted average occupancy rate of 100.0%.

BZ Randall Road Consolidated. The property is a 57,527 square foot, 38-lane bowling center located on approximately 5.6 acres in Algonquin, Illinois. The property was originally constructed in 2007 and is located in McHenry County. Regional access to the area is provided by Interstate 90. According to the appraisal, the trade area consisting of a five-mile radius contains 149,993 people with a median estimated household income of $85,022 as of 2015. According to the appraisal, as of the fourth quarter of 2014, the Far Northwest Suburbs submarket had a retail inventory of approximately 13.2 million square feet and a vacancy rate of approximately 7.9%. The appraisal identified five retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 35,357 square feet to 80,425 square feet and were constructed between 1985 and 2012. The set has a weighted average occupancy rate of 100.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

BZ Romeoville Consolidated. The property is a 61,192 square foot, 48-lane bowling center located on approximately 5.3 acres in Romeoville, Illinois. The property was originally constructed in 2006 and is located in the southwest suburban area of Chicago in Will County. Regional access to the area is provided by Interstate 55. According to the appraisal, the trade area consisting of a five-mile radius contains 166,843 people with a median estimated household income of $80,369 as of 2015. According to the appraisal, as of the fourth quarter of 2014, the Far Northwest Suburbs submarket had a retail inventory of approximately 13.2 million square feet and a vacancy rate of approximately 7.9%. The appraisal identified five retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 35,000 square feet to 93,393 square feet and were constructed between 1985 and 2000. The set has a weighted average occupancy rate of 100.0%.

	Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
97.5%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year and are based on Brunswick’s ownership and occupancy of the properties prior to the sale lease-back transaction.
(2)	Current Occupancy is as of August 1, 2015.

Tenant Summary(1)
		Ratings(2)	Net Rentable	% of	Base	Lease Expiration
Tenant	Property	Moody’s/S&P/Fitch	Area (SF)	Total NRA	Rent PSF	Date
Bowlmor AMF Corp.	Various	NA / B / NA	2,275,293	100.0%	$7.03	9/30/2034
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of Bowlmor AMF Corp., which guarantees the lease.

	Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$16,000,000	$7.03	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$16,000,000	$7.03	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$16,000,000	$7.03	100.0%
(Vacancy/Credit Loss)	(800,000)	(0.35)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$15,200,000	$6.68	95.0%
Total Expenses	$456,000	$0.20	3.0%
Net Operating Income	$14,744,000	$6.48	97.0%
Total TI/LC, Capex/RR	2,616,587	1.15	17.2
Net Cash Flow	$12,127,413	$5.33	79.8%
(1)	Operating History is not available due to Brunswick’s ownership and occupancy of the properties prior to the sale lease-back transaction.
(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

Property Management. Under the existing lease, the tenant manages each of the properties. However, under the loan, the borrowers may elect to have the properties managed by a qualified manager who, in a reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing the properties similar in size, scope, use and value as the Brunswick Portfolio properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Brunswick Portfolio

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. Tenant direction letters were sent to all tenants (excluding any tenants under a sublease) upon the closing of the loan instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender and disbursed daily in accordance with the loan documents. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of any individual borrower or, in the event the borrowers elect to have the properties managed by a property manager, the manager; (iii) an EBITDAR/Rent Trigger Event (as defined below), (iv) an AMF Trigger Event (as defined below), or (v) in the event the master lease is no longer in effect, the debt service coverage ratio (calculated in accordance with the loan documents) based on the immediately preceding trailing 12-month period falls below 1.15x.

An “EBITDAR/Rent Trigger Event” will commence if the ratio of EBITDAR to the fixed rent payable under the master lease for the trailing 12-month period is less than 2.00x for two consecutive calendar quarters.

An “AMF Trigger Event” will commence after the occurrence of (i) an event of default under the master lease due to tenant abandonment for 180 days or (ii) any bankruptcy action of the tenant or Bowlmor AMF.

Partial Releases. Subject to the limitations described below, as well as certain other requirements in the master lease and loan documents, the borrowers are permitted to release one or more properties (subject to a maximum total of seven properties, and the total consideration received from such sales may not exceed $25,000,000) in connection with certain rights of the master tenants to terminate the master lease as to a property due to a determination by the tenants that the property is no longer economical or suitable for its business at any time during the term of the loan (including during the lockout period), in each case upon the terms and conditions in the loan agreement including, without limitation: (i) the partial prepayment of the Adjusted Release Amount (as defined below); (ii) the satisfaction of the requirements in the master lease; and (iii) maintaining compliance with REMIC requirements. See “Description of the Mortgaged Properties – Certain Terms and Conditions of the Mortgage Loans – Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

The “Adjusted Release Amount” for a sale as the result of an economic abandonment will be (i) in the event of a sale the greater of the sum of (a) 125% of the allocated loan amount for the property and (b) 85% of the net sales proceeds for the property, and (ii) if the borrowers elect not to accept the sale, 125% of the allocated loan amount for the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Cumberland Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Cumberland Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Cumberland Apartments

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance:	$31,800,000
Cut-off Date Principal Balance:	$31,800,000
% of Pool by IPB:	3.1%
Loan Purpose:	Refinance
Borrower:	Cumberland Place Apartments of
Tyler Texas LLC
Sponsor:	George R. Walker III
Interest Rate:	4.46300%
Note Date:	7/24/2015
Maturity Date:	8/1/2025
Interest-only Period:	36 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(25),Grtr1%orYM(92),O(3)
Lockbox:	Springing
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Multifamily – Garden
Net Rentable Area (Units):	314
Location:	Tyler, TX
Year Built / Renovated:	2008, 2013 / N/A
Occupancy:	94.9%
Occupancy Date:	6/10/2015
Number of Tenants:	N/A
2012 NOI(1):	N/A
2013 NOI:	$1,154,767
2014 NOI(2):	$1,288,486
TTM NOI (as of 5/2015) (2):	$2,014,413
UW Economic Occupancy:	93.3%
UW Revenues:	$4,366,416
UW Expenses:	$1,699,018
UW NOI(2):	$2,667,398
UW NCF:	$2,588,898
Appraised Value / Per Unit:	$44,470,000 / $141,624
Appraisal Date:	6/3/2015

Escrows and Reserves(3)
Initial		Monthly	Initial Cap
Taxes:	$344,388	$38,265	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$6,542	$6,542	N/A
TI/LC:	$0	$0	N/A
Other:	$0	$0	N/A

Financial Information
Cut-off Date Loan / Unit:	$101,274
Maturity Date Loan / Unit:	$88,579
Cut-off Date LTV:	71.5%
Maturity Date LTV:	62.5%
UW NCF DSCR:	1.34x
UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,800,000	100.0%	Payoff Existing Debt	$23,375,697	73.5%
			Return of Equity	7,673,993	24.1
			Closing Costs	399,380	1.3
			Upfront Reserves	350,929	1.1
Total Sources	$31,800,000	100.0%	Total Uses	$31,800,000	100.0%
(1)	2012 NOI is unavailable as the property underwent a significant expansion through the construction of Phase II, which was delivered in 2013 and increased the total unit count by 108 units.
(2)	The increase in UW NOI from TTM NOI and TTM NOI from 2014 NOI is attributable to the lease-up of the property beginning in late 2013 upon delivery of Phase II and continuing through May 31, 2015 with a net increase of 115 occupied units.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Cumberland Apartments loan has an outstanding balance of $31.8 million and is secured by a first mortgage lien on a Class A multifamily property totaling 314 units located in Tyler, Texas. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Cumberland Place Apartments of Tyler Texas LLC, a Mississippi limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Cumberland Apartments

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor of the mortgage loan is George R. Walker III, the Chief Executive Officer of Heritage Properties. Heritage Properties, a Mississippi-based real estate company, was founded in 1982 and currently manages 46 multifamily properties consisting of over 11,000 units.

The sponsor acquired the property for $17.4 million ($84,466 per unit) through foreclosure in 2011 and spent approximately $1.0 million to add amenities and landscaping. The sponsor completed the construction of four additional buildings (Phase II), which added an additional 108 units, for $11.1 million (approximately $102,778 per unit) in late 2013. Additionally, the sponsor has invested $471,297 towards capital expenditures since 2013, resulting in a total cost basis of approximately $30.0 million ($95,450 per unit). A substantial amount of the Phase II site work was well underway at the time of foreclosure resulting in additional construction cost savings.

The Property. Cumberland Apartments is a 314-unit Class A multifamily complex located on an approximately 19.8 acre lot. The property consists primarily of 14 three-story garden apartment buildings with a unit mix consisting of 97 one-bedroom units, 145 two- bedroom units, and 72 three-bedroom units. In-unit amenities include free cable and high speed internet, complimentary alarm system, patio/balcony with exterior storage, microwave, pantry, full-size washer/dryer connections, linen closet and a walk-in closet. Additional amenities at the property include two community swimming pools, a rentable clubroom, three fitness facilities, tennis court, playground, picnic area, dog park, business center, conference room, two tanning beds and a movie theatre. The property contains 648 surface parking spaces with a parking ratio of 2.06 spaces per unit. As of June 10, 2015, the property was 94.9% occupied.

The Cumberland Apartments property is located along West Cumberland Road in Tyler, Texas, approximately eight miles south of downtown Tyler. The property has direct access to Old Jacksonville Highway and Loop 49, both located less than a mile from the property. The property is located in the Tyler metropolitan statistical area, a diverse economic base, including large components in government, education, trade, transportation & utilities, and natural resources. A major economic driver in the area is higher education, with major institutions in the area including The University of Texas at Tyler, Tyler Junior College, and Texas College. Another large industry is healthcare, providing for substantial employment opportunities throughout several large healthcare centers including the East Texas Medical Center, Trinity Mother Frances Hospital, The University of Texas Health Center, and Texas Spine and Joint Hospital. The 2015 estimated population within a one-, three- and five-mile radius of the property is 2,678, 21,565, 56,113, respectively, with an estimated 2015 average household income of $140,817, $88,578, and $81,185, respectively. In addition, according to the appraisal, the Tyler area has no new competitive apartment projects planned and has had very little construction activity in recent years.

As of the first quarter of 2015, the Tyler Area market occupancy rate was 96.9% with 9,026 total units. The appraisal identified five competitive properties that were built between 2004 and 2009 and range in size from 172 units to 256 units. The occupancy for the comparable properties ranged from 88.0% to 95.0%. The average rent at the competitive properties ranged from $850 per unit to $1,092 per unit for one-bedroom units, $921 per unit to $1,704 per unit for two-bedroom units and $1,200 per unit to $1,473 per unit for three-bedroom units. By comparison, the property’s average monthly rent is $1,149 per unit or $0.94 per square foot. The appraisal concluded an average monthly market rent for the property of $1,203 per unit.

Historical and Current Occupancy(1)
2012	2013(2)	2014	Current(3)
88.5%	58.1%	93.2%	94.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	2013 historical occupancy is inclusive of 108 units delivered, but not yet leased as of year-end 2013.
(3)	Current Occupancy is as of June 10, 2015.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	37	11.8%	37	100.0%	902	1,024	$955
1 BR / 1 BA	12	3.8	11	91.7%	950	1,044	$987
1 BR / 1 BA (Phase II)	48	15.3	44	91.7%	950	1,085	$1,035
2 BR / 2 BA	85	27.1	82	96.5%	1,294	1,214	$1,153
2 BR / 2 BA (Phase II)	60	19.1	57	95.0%	1,294	1,245	$1,200
3 BR / 2 BA	72	22.9	67	93.1%	1,446	1,354	$1,308
Total / Wtd. Avg.	314	100.0%	298	94.9%	1,217	1,203	$1,149

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Cumberland Apartments

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,492,701	$4,290,023	$4,407,805	$4,107,789	$13,082	91.8%
Vacant Income	0	0	0	234,372	746	5.2
Gross Potential Rent	$3,492,701	$4,290,023	$4,407,805	$4,342,161	$13,829	97.1%
Total Reimbursements	77,303	104,364	131,082	131,082	417	2.9
Net Rental Income	$3,570,004	$4,394,387	$4,538,887	$4,473,243	$14,246	100.0%
(Vacancy/Credit Loss)	(1,225,990)	(1,548,460)	(996,869)	(300,860)	(958)	(6.7)
Other Income	152,711	163,259	194,033	194,033	618	4.3
Effective Gross Income	$2,496,725	$3,009,186	$3,736,051	$4,366,416	$13,906	97.6%
Total Expenses	$1,341,958	$1,720,700	$1,721,638	$1,699,018	$5,411	38.9%
Net Operating Income	$1,154,767	$1,288,486	$2,014,413	$2,667,398	$8,495	61.1%
Replacement Reserves	0	0	0	78,500	250	1.8
Net Cash Flow	$1,154,767	$1,288,486	$2,014,413	$2,588,898	$8,245	59.3%
(1)	TTM column represents the trailing 12-month period ending May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	The increase in UW Rents in Place from TTM Rents in Place and TTM Rents in Place from 2014 Rents in Place is attributable to the lease- up of the property beginning in late 2013 upon delivery of Phase II and continuing through May 31, 2015 with a net increase of 115 occupied units.

Property Management. The Cumberland Apartments property is managed by Heritage Properties, Inc., an affiliate of the sponsor. The current management agreement commenced on July 24, 2015 and shall continue until terminated by the loan sponsor with 30 days’ prior written notice or the manager with 60 days’ prior written notice. The management agreement provides for a contractual management fee of 3.0% of the gross income, payable on a monthly basis. The management fees related to the Cumberland Apartments property are subordinate to the liens and interests of the Cumberland Apartments loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $344,388 for real estate taxes and $6,542 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $38,265.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $6,542 (approximately $250.00 per unit annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a Lockbox Event (as defined below), the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. After the occurrence of a Cash Sweep Event (as defined below), all funds in the lockbox account are swept within one business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses, will be held as additional collateral for the loan. The lender has first priority security interest in the cash management account.

A “Lockbox Event” means the occurrence of (i) a Cash Sweep Event or (ii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing six months is less than 1.20x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any involuntary bankruptcy action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing six months is less than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Bridgewater Place

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance(1):	$31,000,000
Cut-off Date Principal Balance(1):	$30,938,495
% of Pool by IPB:	3.0%
Loan Purpose:	Refinance
Borrower:	Hertz Grand Rapids One, LLC
Sponsors:	William Z. Hertz, Isaac Hertz and
Sarah Hertz
Interest Rate(3):	4.76781%
Note Date:	6/1/2015
Maturity Date:	6/1/2020
Interest-only Period:	None
Original Term:	60 months
Original Amortization(6):	360 months
Amortization Type:	Balloon
Call Protection:	L(25),Grtr1%orYM(32),O(3)
Lockbox:	CMA
Additional Debt:	Yes
Additional Debt Balance(7):	$4,990,080
Additional Debt Type(7):	B-Note

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Office - CBD
Net Rentable Area (SF):	355,934
Location:	Grand Rapids, MI
Year Built / Renovated:	1993 / 1996
Occupancy(2):	86.1%
Occupancy Date:	6/1/2015
Number of Tenants:	24
2012 NOI(4):	N/A
2013 NOI:	$1,632,673
2014 NOI:	$1,926,019
TTM NOI (as of 3/2015) (5):	$1,898,140
UW Economic Occupancy:	87.2%
UW Revenues:	$6,514,082
UW Expenses:	$2,873,006
UW NOI(5):	$3,641,075
UW NCF:	$3,156,888
Appraised Value / Per SF(8):	$45,300,000 / $127
Appraisal Date:	5/6/2015

	Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$683,335	$58,600	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$5,933	$5,933	N/A
TI/LC:	$34,110	$34,110	N/A
Other(9):	$1,795,582	$0	N/A

Financial Information
	A-Note(1)	Whole Loan
Cut-off Date Loan / SF:	$87	$101
Maturity Date Loan / SF:	$81	$94
Cut-off Date LTV(8):	68.3%	79.3%
Maturity Date LTV(8):	63.7%	74.0%
UW NCF DSCR(10):	1.69x	1.27x
UW NOI Debt Yield:	11.8%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$31,000,000	86.1%	Payoff Existing Debt	$20,187,201	56.1%
B-Note(1)(7)	5,000,000	13.9	Return of Equity	12,751,013	35.4
			Upfront Reserves	2,518,959	7.0
			Closing Costs	542,826	1.5
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	Bridgewater Place is part of a loan evidenced by one senior note (the “Bridgewater Place Mortgage Loan” or “A-Note”) and a subordinate note (the “BWP Trust Subordinate Companion Loan” or “B-Note”), with an aggregate original principal balance of $36.0 million. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $30.9 million senior portion of the Trust AB Whole Loan, but excludes the approximately $5.0 million BWP Trust Subordinate Companion Loan.
(2)	Occupancy includes MPIE, which has executed a lease for 6,542 square feet but is not yet in occupancy or paying rent. In addition, USI has executed a lease for a portion its space (3,129 square feet) but is not yet in occupancy or paying rent with respect to such expansion space.
(3)	The Interest Rate shown above is the rate for the A-Note and to full precision is as follows: 4.7678064516129%. The interest rate for the B-Note is 10.99000%.
(4)	2012 NOI and related historical financials are not available as the sponsors purchased the property in March 2013.
(5)	The increase in UW NOI from TTM NOI is driven by four tenants that either renewed or signed new leases commencing in 2015 which account for approximately $1.5 million in base rent as well as rent escalations underwritten through June 2016 which account for approximately $39,442 in base rent.
(6)	The Bridgewater Place Whole Loan is structured with an assumed principal payment schedule based on a 360-month amortization period for the whole loan. See Annex F of the Free Writing Prospectus.
(7)	Amounts allocated to the BWP Trust Subordinate Companion Loan will be payable to the Class BWP Certificates.
(8)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as-is”, which assumes that all contractual tenant improvements, leasing commissions and free rent abatements have been paid. At closing, all outstanding tenant improvements, leasing commissions and free rent were reserved by the borrower. The “as-is” value as of May 6, 2015 is $44.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 70.3% and 65.6%, respectively, for the Bridgewater Place Mortgage Loan, and 81.7% and 76.2%, respectively, for the Bridgewater Place Whole Loan.
(9)	Initial Other Escrows and Reserves consists of an outstanding tenant improvement reserve in the amount of approximately $1.4 million and a free rent reserve in the amount of $372,129.
(10)	The UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the Cut-Off Date based on the assumed principal payment schedule provided on Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Bridgewater Place

The Loan. The Bridgewater Place loan is secured by a mortgage lien on a 17-story, Class A 355,934 square foot office building located in Grand Rapids, Michigan. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $35.9 million (the “Bridgewater Place Whole Loan” or “Trust AB Whole Loan”), which consists of the approximately $30.9 million Bridgewater Place Mortgage Loan and an approximately $5.0 million BWP Trust Subordinate Companion Loan. The Trust AB Whole Loan has a five-year term and will amortize on a 30-year schedule. Principal amortization on the Bridgewater Place Whole Loan is allocated to the Bridgewater Place Mortgage Loan and the BWP Trust Subordinate Companion Loan, pro rata, prior to certain defaults as set forth in the Free Writing Prospectus. The Bridgewater Place Mortgage Loan and BWP Trust Subordinate Companion Loan carry an interest rate of 4.7678064516129% and 10.99000%, respectively. The Trust AB Whole Loan is an asset of the trust; however, amounts allocated to the Bridgewater Place Mortgage Loan will be payable to the pooled certificates and amounts allocated to the BWP Trust Subordinate Companion Loan will be payable to the Class BWP Certificates, in each case, as reduced by the payment of additional trust fund expenses and certain other fees and expenses payable in accordance with the pooling and servicing agreement. See “Description of the Mortgage Pool-The Trust AB Whole Loan” in the Free Writing Prospectus.

The borrowing entity for the loan is Hertz Grand Rapids One, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. Hertz Investment Group focuses its acquisition strategy toward secondary central business districts and state capitals. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet, with an aggregate portfolio market value of approximately $1.2 billion.

Originally built in 1993, the Bridgewater Place property was previously securitized in the GMACC 2001-C1 transaction and was subsequently transferred in April 2010 to special servicing due to monetary default while under previous ownership. The sponsors purchased the property in March 2013 for $26.5 million at a point when occupancy was 64.0% and invested approximately $3.1 million in tenant improvements, leasing commissions and capital improvements to bring occupancy to 86.1% as of June 1, 2015.

The Property. The Bridgewater Place property consists of a 17-story, Class A, 355,934 square foot office building with an adjacent seven-story parking garage situated on approximately 3.2 acres. The adjacent parking garage contains 1,375 parking spaces with a parking ratio of approximately 3.89 spaces per 1,000 square feet. Parking spaces are allotted on a tenant-by-tenant basis pursuant to the lease terms and paid for on a monthly basis. The property is well situated along the north side of Bridge Street Northwest between the Grand River and Scribner Avenue Northwest. Additionally, the property is visible from Interstate 196, a major east-west highway, and US Highway 131, a major north-south highway, both located within one-quarter mile of the property.

As of June 1, 2015, the property is 86.1% occupied by 24 tenants. The largest tenant, Varnum, occupies approximately 24.3% of the net rentable area through February 2023 and has been a tenant at the property since March 1993. The lease contains two remaining five-year renewal options. Varnum is a Michigan-based full service law firm specializing in banking, family owned business and health care law. Originally founded in 1888, the firm has grown to five offices across Michigan. The second largest tenant, Spectrum Health, occupies approximately 19.7% of the net rentable area through February 2024 and has been a tenant at the property since February 2013. The lease contains two remaining five-year renewal options. Spectrum Health is a not-for-profit health care organization specializing in inpatient and outpatient services at various hospitals, treatment facilities, urgent-care facilities and physician practices. The company predominantly serves the western Michigan area and is the largest employer in west Michigan with 22,500 staff and 1,300 physicians. The third largest tenant, New York Life, occupies approximately 5.6% of the net rentable area through May 2024 and has been a tenant at the property since June 2012. Founded in 1845, New York Life has grown to become the largest mutual life insurance company in the United States with approximately $540.9 billion in assets under management as of year-end 2014. The tenant currently accounts for approximately 9.9% of the in-place base rent at the property.

The Market. The Bridgewater Place property is located in the Kent County office submarket of West Michigan, which according to the appraisal had total office inventory of approximately 29.7 million square feet with an overall vacancy rate of 10.4% and average asking rents of $11.94 per square foot, all as of the first quarter of 2015. This compares to 12.2% and $11.72 per square foot, respectively, for the first quarter of 2014. The Class A submarket had total office inventory of approximately 3.2 million square feet with an overall vacancy rate of 5.9% and average asking rents of $19.29 per square foot as of the first quarter of 2015, which compares to 9.9% and $18.95 per square foot, respectively, for the first quarter of 2014. The in-place office rental rate at the property is $15.74 per square foot, which is below the asking rent of $19.29 per square foot for the Kent County Class A office submarket. The appraisal identified six comparable office properties directly competitive with Bridgewater Place. The comparable properties range in size from 63,000 to 210,118 square feet and were built between 1885 and 1991. The office properties had recent leases with rental rates between $8.24 and $22.00 per square foot, with weighted average of $16.22 per square foot. Additionally, the appraisal identified a 150,000 square foot mixed-use Class A building recently approved for construction in downtown Grand Rapids, approximately one mile southeast of the Bridgewater Place property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Bridgewater Place

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Varnum(2)	NA / NA / NA	86,397	24.3%	$14.34	2/28/2023
Spectrum Health	NA / NA / NA	70,062	19.7%	$18.09	2/16/2024
New York Life(3)	NA / NA / NA	20,064	5.6%	$24.57	5/31/2024
Colliers International(4)	NA / NA / NA	17,598	4.9%	$19.22	10/31/2025
Law, Weathers & Richardson(5)	NA / NA / NA	17,555	4.9%	$17.00	12/31/2018
USI(6)(7)	NA / NA / NA	14,980	4.2%	$18.19	3/31/2022
Robert W Baird & Co	NA / NA / NA	11,862	3.3%	$18.85	6/30/2018
Willis Insurance	NA / NA / NA	8,779	2.5%	$19.65	8/31/2017
Plunkett & Company	NA / NA / NA	8,293	2.3%	$19.10	1/31/2016
MPIE(8)	NA / NA / NA	6,542	1.8%	$19.25	11/30/2025

(1)	Based on the underwritten rent roll.
(2)	Varnum has the right to terminate a portion of its space consisting of 17,598 square feet any time after December 31, 2015 with 12 months’ notice.
(3)	New York Life has the right to terminate its lease as of May 31, 2019 with at least nine months' notice and payment in the amount of unamortized leasing costs and brokerage fees.
(4)	Colliers International has the right to contract its space by 4,400 square feet as of April 30, 2021, with 270 days’ notice. Additionally, Colliers International has the right to immediately terminate its lease in the event that they are no longer the exclusive leasing agent for the property.
(5)	Law, Weathers & Richardson has the right to contract its space by 6,000 square feet any time with six months’ notice.
(6)	USI has the right to terminate its lease as of October 31, 2019 with 12 months' notice and payment in the amount of all unamortized leasing costs and brokerage fees. Additionally, USI may contract its space by 2,996 square feet as of October 31, 2019 with 12 months’ notice and payment in the amount of all unamortized leasing costs and brokerage fees in connection with the contracted space.
(7)	USI has executed a lease for a portion its space (3,129 square feet) but is not yet in occupancy or paying rent with respect to such expansion space.
(8)	MPIE has executed a lease for 6,542 square feet but is not yet in occupancy or paying rent.

				Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	49,412	13.9%	NAP	NAP	49,412	13.9%	NAP	NAP
2015 & MTM	7	20,176	5.7	$306,415	5.9%	69,588	19.6%	$306,415	5.9%
2016	2	8,769	2.5	167,669	3.2	78,357	22.0%	$474,084	9.1%
2017	1	8,779	2.5	172,507	3.3	87,136	24.5%	$646,591	12.4%
2018	3	30,180	8.5	537,477	10.3	117,316	33.0%	$1,184,068	22.7%
2019	2	4,563	1.3	91,960	1.8	121,879	34.2%	$1,276,027	24.4%
2020	1	4,470	1.3	84,930	1.6	126,349	35.5%	$1,360,957	26.1%
2021	0	0	0.0	0	0.0	126,349	35.5%	$1,360,957	26.1%
2022	1	14,980	4.2	272,486	5.2	141,329	39.7%	$1,633,444	31.3%
2023	2	92,526	26.0	1,360,781	26.1	233,855	65.7%	$2,994,224	57.4%
2024	2	90,126	25.3	1,760,683	33.7	323,981	91.0%	$4,754,907	91.1%
2025	2	24,140	6.8	464,167	8.9	348,121	97.8%	$5,219,074	100.0%
2026 & Beyond(2)	1	7,813	2.2	0	0.0	355,934	100.0%	$5,219,074	100.0%
Total	24	355,934	100.0%	$5,219,074	100.0%
(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes a Hertz Management Banquet space totaling 7,071 square feet and a Hertz Grand Rapid Office totaling 742 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Bridgewater Place

	Operating History and Underwritten Net Cash Flow

	2013	2014	TTM(1)	Underwritten	Per Square	%(2)
					Foot
Rents in Place(3)	$3,839,665	$3,950,254	$4,095,185	$5,219,074	$14.66	70.0%
Vacant Income	0	0	0	952,736	2.68	12.8
Gross Potential Rent	$3,839,665	$3,950,254	$4,095,185	$6,171,810	$17.34	82.8%
Parking	410,645	706,630	739,815	813,300	2.28	10.9
Total Reimbursements	527,219	280,232	202,197	471,592	1.32	6.3
Net Rental Income	$4,777,529	$4,937,116	$5,037,197	$7,456,702	$20.95	100.0%
(Vacancy/Credit Loss)	(658,967)	(308,584)	(371,686)	(952,736)	(2.68)	(12.8)
Other Income	49,636	8,908	9,226	10,115	0.03	0.1
Effective Gross Income	$4,168,199	$4,637,440	$4,674,737	$6,514,082	$18.30	87.4%
Total Expenses	$2,535,525	$2,711,421	$2,776,597	$2,873,006	$8.07	44.1%
Net Operating Income	$1,632,673	$1,926,019	$1,898,140	$3,641,075	$10.23	55.9%
Total TI/LC, Capex/RR	0	0	0	484,188	1.36	7.4
Net Cash Flow	$1,632,673	$1,926,019	$1,898,140	$3,156,888	$8.87	48.5%
Occupancy(4)	85.4%	84.8%	86.1%	87.2%
(1)	TTM column represents the trailing 12-month period ended March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is driven by four tenants that either renewed or signed new leases commencing in 2015 which account for approximately $1.5 million in underwritten base rent as well as rent escalations underwritten through June 2016 which account for approximately $39,442 in base rent.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of June 1, 2015. Underwritten occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

ATCAP 35-75 Industrial Portfolio

Mortgage Loan Information
Mortgage Loan Seller:	RCMC
Original Principal Balance:	$30,500,000
Cut-off Date Principal Balance:	$30,500,000
% of Pool by IPB:	3.0%
Loan Purpose:	Acquisition
Borrower:	Atlas 35-75 Industrial, LP
Sponsors (1):	Various
Interest Rate:	4.62000%
Note Date:	7/16/2015
Maturity Date:	8/5/2025
Interest-only Period:	60 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(24),Def(92),O(4)
Lockbox:	CMA
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$385,711	$48,214	N/A
Insurance:	$20,967	$6,989	N/A
Replacement Reserves:	$150,000	$8,692	N/A
TI/LC (3):	$250,000	$20,440	$735,830
Other (4):	$150,789	$0	N/A

Property Information
Single Asset / Portfolio:	Portfolio
Title:	Fee
Property Type - Subtype:	Industrial - Various
Net Rentable Area (SF):	700,790
Location:	Various, TX
Year Built / Renovated:	Various / N/A
Occupancy:	92.2%
Occupancy Date:	6/30/2015
Number of Tenants:	43
2012 NOI:	$2,331,167
2013 NOI:	$1,731,519
2014 NOI (2):	$1,647,504
TTM NOI (as of 5/2015):	$2,025,281
UW Economic Occupancy:	89.5%
UW Revenues:	$4,202,488
UW Expenses:	$1,360,173
UW NOI (2):	$2,842,317
UW NCF:	$2,534,953
Appraised Value / Per SF:	$42,000,000 / $60
Appraisal Date:	6/19/2015

Financial Information
Cut-off Date Loan / SF:	$44
Maturity Date Loan / SF:	$40
Cut-off Date LTV:	72.6%
Maturity Date LTV:	66.6%
UW NCF DSCR:	1.35x
UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,500,000	68.9%	Purchase Price	$42,000,000	94.9%
Sponsor Equity	13,742,435	31.1	Closing Costs	1,284,968	2.9
			Upfront Reserves	957,467	2.2
Total Sources	$44,242,435	100.0%	Total Uses	$44,242,435	100.0%
(1)	The Sponsors for the ATCAP 35-75 Industrial Portfolio loan are Brad Hannagan, Patrick J. Brady and David Cartwright. The Sponsors are also the sponsors of the mortgage loan identified in Annex A-1 of the Free Writing Prospectus as ATCAP Austin & Houston Industrial Portfolio, which has a Cut-off Date balance of $8,000,000.
(2)	The increase from 2014 NOI to the UW NOI is primarily due to 14 newly executed leases in 2014 and 2015 accounting for approximately 34.5% of net rentable area and $1.2 million of underwritten rent.
(3)	The borrower shall only be required to make a monthly deposits into the TI/LC reserve to the extent the amount of TI/LC reserve on deposit with lender is less than $735,830, provided that (i) no event of default shall have occurred and is then continuing, (ii) the debt service coverage ratio being less than 1.10x (tested quarterly), and (iii) the occupancy at the property is equal to or greater than 80.0%.
(4)	Initial Other Escrows and Reserves includes $107,928 escrowed for deferred maintenance and $42,861 for existing TI/LC reserves.

The Loan. The ATCAP 35-75 Industrial Portfolio loan has an outstanding principal balance of $30.5 million and is secured by a first mortgage lien on the fee interest in a four-property industrial portfolio comprised of 700,790 square feet, located in the Dallas, Texas metropolitan statistical area. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30- year schedule. The borrowing entity for the loan is Atlas 35-75 Industrial, LP, a Texas limited partnership and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Brad Hannagan, Patrick J. Brady and David Cartwright of ATCAP Partners. ATCAP Partners is a real estate investment and development company, with a focus on institutional quality with respect to office and industrial assets in the primary and secondary markets located in the southern United States. Since 2009, ATCAP Partners has acquired approximately 3.3 million square feet of commercial real estate, with a combined valuation of approximately $140.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

ATCAP 35-75 Industrial Portfolio

The Properties. The ATCAP 35-75 Industrial Portfolio is composed of four industrial properties comprised of 700,790 square feet located in Richardson and Carrollton, Texas, within the Dallas metropolitan statistical area. The portfolio is comprised of 12, single-story industrial buildings across the four properties, which were constructed between 1978 and 1986. The four properties are currently 92.2% occupied, as of June 30, 2015, by 43 tenants. The four properties are in close proximity to Addison Airport, Dallas/Fort Worth International Airport and the Dallas central business district.

Richardson Business Center (Richardson, Texas). Richardson Business Center is comprised of six, single-story industrial buildings totaling 221,334 square feet. The buildings were constructed in 1982 and are comprised of approximately 46.4% warehouse space and 53.6% office space. As of June 30, 2015, the properties were 80.5% occupied by 20 tenants. Amenities include 13 - 20’ clear heights, 11 dock high overhead doors, 16 grade level overhead doors, 12 ramped overhead doors and five semi-dock doors. The truck turnaround radius is 60-80 feet. Parking consists of 604 surface level spaces. The largest tenant, D4D Technologies, LLC, occupies 13.8% of the property’s net rentable area and occupies 4.4% of the portfolio’s net rentable area.

Trinity Mills Distribution Center (Carrollton, Texas). Trinity Mills Distribution Center is a 241,354 square feet, single-story industrial building. The building was constructed in 1986 and is comprised of 88.0% warehouse space and 12.0% office space. As of June 30, 2015, the property, was 100.0% occupied by four tenants. Amenities include 24’ clear heights, 34 dock high overhead doors and two grade level overhead doors. The truck turnaround radius is 115 feet. Parking consists of 283 surface level spaces. The largest tenant, Austin Foam Plastics, Inc., occupies 33.3% of the property’s net rentable area and occupies 11.5% of the portfolio’s net rentable area.

Richardson Distribution Center (Richardson, Texas). Richardson Distribution Center is comprised of three, single-story industrial buildings totaling 121,931 square feet. The buildings were constructed in 1978 and are comprised of 64.7% warehouse space and 35.3% office space. As of June 30, 2015, the property, was 90.3% occupied by 14 tenants. Amenities include 18’ clear heights, 21 dock high overhead doors, six grade level overhead doors and one semi-dock overhead doors. The truck turnaround radius is 110-120 feet. Parking consists of 247 surface level spaces. The largest tenant, Triad Manufacturing, Inc., occupies 11.2% of the property’s net rentable area and occupies 2.0% of the portfolio’s net rentable area.

Innovation Park (Richardson, Texas). Innovation Park is comprised of two, single-story industrial buildings totaling 116,171 square feet. The buildings were constructed in 1980 and are comprised of 61.0% warehouse space and 39.0% office space. As of June 30, 2015, the property was 100.0% occupied by five tenants. Amenities include 18’ clear heights, 24 dock high overhead doors and one grade level overhead door. The truck turnaround radius is 74 feet. Parking consists of 230 surface level spaces. The largest tenant, WMH SC Operations, occupies 22.9% of the property’s net rentable area and 3.8% of the portfolio’s net rentable area.

Portfolio Summary
Property	Location	Net Rentable Area(SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Richardson Business Center	Richardson, TX	221,334	1982	$10,649,578	34.9%	$14,200,000	$901,841	35.6%
Trinity Mills Distribution Center	Carrollton, TX	241,354	1986	8,344,782	27.4	11,800,000	667,405	26.3
Richardson Distribution Center	Richardson, TX	121,931	1978	5,906,491	19.4	8,000,000	522,808	20.6
Innovation Park	Richardson, TX	116,171	1980	5,599,149	18.4	8,000,000	442,899	17.5
Total		700,790		$30,500,00	100.0%	$42,000,000	$2,534,953	100.0%

The Market. The ATCAP 35-75 Industrial Portfolio properties are located within the Dallas, Texas metropolitan statistical area. Dallas is the 4th largest metropolitan statistical area in the United States with 6.8 million people. The city's economy is primarily based on banking, commerce, telecommunications, computer technology, energy, healthcare and medical research, and transportation and logistics. The city is home to one of the largest concentrations of Fortune 500 companies in the nation. According to the appraisal, the first quarter of 2015 marks the 18th consecutive quarter of positive net absorptions for the Dallas/Ft. Worth industrial market, with approximately 6.0 million square feet in absorption, of which 5.8 million square feet was warehouse/distribution space with 7.3% vacancy rate. Furthermore, according to CoStar, in the first quarter of 2015 the average asking lease rates for space in the Dallas industrial market was $5.30. As of April 2015, the metropolitan statistical area has an unemployment rate of 3.7%, a significant decrease from its peak during the financial crisis of 8.7%, which was exhibited in July 2009. According to the Dallas Office of Economic Development, the metropolitan statistical area has median household income of approximately $58,356.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

ATCAP 35-75 Industrial Portfolio

Richardson Business Center and Richardson Distribution Center are located in Richardson, Texas, approximately 17 miles northeast of the Dallas central business district. Land uses within the property’s neighborhood consist of a mixture of commercial and residential development. The immediate area surrounding the property consists of industrial development, comprised primarily of manufacturing, service and flex uses, with much of the development being built during the 1970s and 1980s. The neighborhood is bounded to the north by President George Bush Turnpike, to the south by Belt Line Road, to the east by North Shiloh Road and to the west by the North Central Expressway (US Highway 75). As of the first quarter of 2015, the Northeast Dallas industrial submarket had a vacancy rate of 7.4%, with average rents of $6.14 per square feet triple net. The Richardson industrial submarket had a vacancy of 9.6%, with average rates of $9.32 per square feet triple net.

Trinity Mills Distribution Center is located in Carrollton, Texas, approximately 20 miles northwest of the Dallas central business district. Carrollton is home to a diversified group of manufacturing and distribution firms, with products manufactured ranging from oil well equipment to high tech components and equally diversified distribution services. Per the 2014 US Census Bureau survey, Carrolton has a population of approximately 120,000 and an unemployment rate of 4.7%. Per the 2013 US Census Bureau survey, Carrolton has a median household income of $64,188. Major employers, according to the number of employees, in Carrollton include: Halliburton Energy Services, McKesson Corporation, Accor North America, General Aluminum and Thomson Reuters. Primary access to the subject is provided by I-35E (3.0 miles south), President George Bush Turnpike (1.0 mile south) and the Dallas North Toll-way (7.0 miles northeast). As of the first quarter 2015, the North Stemmons/Valwood industrial submarket had a vacancy rate of 9.4%, with average rents of $5.66 per square foot triple net. The North Stemmons/Valwood industrial submarket had a vacancy rate of 8.5% in the submarket, with average rents of $4.80 per square foot triple net.

Innovation Park is located in Richardson, Texas, approximately 17 miles northeast of the Dallas central business district. Richardson has a population of approximately 105,000 and is one of the major employment centers in the metro area, with high-quality businesses in the technology, financial services and healthcare sectors. Per the US Census Bureau, Richardson has a median household income of $66,593 and an unemployment rate of 4.5% as of 2014. Major employers in Richardson include: AT&T, State Farm Insurance, Blue Cross & Blue Shield of Texas, The University of Texas at Dallas and Richardson ISD. Primary access to the subject is provided by US Highway 75 (1.5 miles east) and the President George Bush Turnpike (3.0 miles north). US Highway 75 is a north-south throughway. As of the first quarter of 2015, the Northeast Dallas industrial submarket had a vacancy rate of 7.4%, with average rents of $6.14 per square feet triple net. The Richardson industrial submarket had a vacancy rate of 9.6%, with average rates of $9.32 per square feet triple net.

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Austin Foam Plastics, Inc.	Trinity Mills Distribution Center	NA / NA / NA	80,272	11.5%	$3.35	5/31/2016
Fagan Logistics Services, LLC	Trinity Mills Distribution Center	NA / NA / NA	72,121	10.3%	$3.30	2/28/2018
First Fitness International, Inc.	Trinity Mills Distribution Center	NA / NA / NA	48,377	6.9%	$3.80	12/31/2019
Ingram Entertainment Inc.	Trinity Mills Distribution Center	NA / NA / NA	40,584	5.8%	$3.50	7/31/2017
D4D Technologies, LLC (2)	Richardson Business Center	NA / NA / NA	30,631	4.4%	$6.50	4/30/2019
WMH SC Operations	Innovation Park	NA / NA / NA	26,658	3.8%	$6.00	7/31/2022
Inogen, Inc.	Innovation Park	NA / NA / NA	23,890	3.4%	$5.64	3/31/2022
Finetechwin, Inc.	Innovation Park	NA / NA / NA	20,613	2.9%	$5.50	7/31/2017
DFW Test Incorporated	Richardson Business Center	NA / NA / NA	20,511	2.9%	$6.25	1/31/2017
McDowell and Company Inc.	Innovation Park	NA / NA / NA	20,073	2.9%	$6.30	3/31/2021

(1)   Based on the underwritten rent roll.

(2)   D4D Technologies, LLC may terminate the lease beginning on April 30, 2016 with six months’ notice and payment of a termination fee equal to the unamortized portion of the commissions paid to landlord’s broker and tenant’s broker, which amount will accrue interest at 8.0% per annum and be amortized over the term, plus an amount equal to four months’ of annual rent and expenses and taxes, at the rate in effect on the termination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

ATCAP 35-75 Industrial Portfolio

Lease Rollover Schedule (1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	54,945	7.8%	NAP	NAP	54,945	7.8%	NAP	NAP
2015 & MTM	5	31,191	4.5	$122,384	3.9%	86,136	12.3%	$122,384	3.9%
2016	7	134,250	19.2	556,156	17.8	220,386	31.4%	$678,539	21.8%
2017	9	126,740	18.1	639,396	20.5	347,126	49.5%	$1,317,935	42.3%
2018	8	125,025	17.8	538,405	17.3	472,151	67.4%	$1,856,340	59.5%
2019	6	107,357	15.3	545,637	17.5	579,508	82.7%	$2,401,977	77.0%
2020	2	16,278	2.3	98,102	3.1	595,786	85.0%	$2,500,079	80.2%
2021	3	39,696	5.7	242,501	7.8	635,482	90.7%	$2,742,581	87.9%
2022	3	65,308	9.3	375,868	12.1	700,790	100.0%	$3,118,448	100.0%
2023	0	0	0.0	0	0.0	700,790	100.0%	$3,118,448	100.0%
2024	0	0	0.0	0	0.0	700,790	100.0%	$3,118,448	100.0%
2025	0	0	0.0	0	0.0	700,790	100.0%	$3,118,448	100.0%
2026 & Beyond	0	0	0.0	0	0.0	700,790	100.0%	$3,118,448	100.0%
Total	43	700,790	100.0%	$3,118,448	100.0%

(1)   Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place	$2,650,056	$2,066,988	$2,114,458	$2,355,126	$3,118,448	$4.45	66.4%
Vacant Income	0	0	0	0	326,711	0.47	7.0
Gross Potential Rent	$2,650,056	$2,066,988	$2,114,458	$2,355,126	$3,445,159	$4.92	73.4%
Total Reimbursements	760,080	747,508	595,037	787,917	1,249,417	1.78	26.6
Net Rental Income	$3,410,137	$2,814,497	$2,709,495	$3,143,042	$4,694,576	$6.70	100.0%
Other Recurring Income	6,723	30,333	57,665	62,369	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(492,087)	(0.70)	(10.5)
Effective Gross Income	$3,416,861	$2,844,829	$2,767,159	$3,205,412	$4,202,488	$6.00	89.5%
Total Expenses	$1,085,694	$1,113,310	$1,119,655	$1,180,131	$1,360,173	$1.94	32.4%
Net Operating Income (3)	$2,331,167	$1,731,519	$1,647,504	$2,025,281	$2,842,317	$4.06	67.6%
Total TI/LC, Capex/RR	0	0	0	0	307,363	0.44	7.3
Net Cash Flow	$2,331,167	$1,731,519	$1,647,504	$2,025,281	$2,534,953	$3.62	60.3%
Occupancy (4)	84.0%	69.6%	90.4%	92.2%	89.5%
(1)	TTM column represents the trailing 12-month period ending May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2014 Net Operating Income to the Underwritten Net Operating Income is primarily due to 14 newly executed leases in 2014 and 2015 accounting for approximately 34.5% of net rentable area and $1.2 million of underwritten rent.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of June 30, 2015. Underwritten Occupancy is based on economic occupancy.

Partial Releases. Provided no default exists, the borrower is permitted to release individual properties from the lien of the ATCAP 35- 75 Industrial Portfolio loan in connection with a bona fide sale to an unaffiliated third party at any time after the lockout period if certain conditions are satisfied, including the following: (a) defeasance of the greater of (y) 100.0% of the net proceeds of such sale or (z) 125.0% of the financing amount allocated to such property (based on allocations assigned by lender at closing); and (b) after giving effect to the release, (1) the debt service coverage ratio (on the total financing) of the remaining property must be not less than the greater of 1.35x or the debt service coverage ratio (on the total financing) for all properties prior to the release; (2) the debt yield (on the total financing) of the remaining property must be not less than the greater of 8.34% or the debt yield (on the total financing) for all properties prior to the release; (3) the loan-to-value ratio (on the total financing) of the remaining property must be not more than the lesser of 72.6% or the loan-to-value ratio (on the total financing) of all properties prior to the release, all as determined by lender, and (4) the economic and physical occupancy (on the total financing) of the remaining property must not be below 80.0%.

Additional Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

1500 Champa Street

Mortgage Loan Information
Mortgage Loan Seller:	Barclays
Original Principal Balance:	$30,000,000
Cut-off Date Principal Balance:	$30,000,000
% of Pool by IPB:	2.9%
Loan Purpose:	Refinance
Borrower:	M.R. Champa, LLC
Sponsor:	Robert Danial
Interest Rate:	5.16900%
Note Date:	7/20/2015
Maturity Date:	8/6/2025
Interest-only Period:	None
Original Term:	120 months
Original Amortization:	300 months
Amortization Type:	Balloon
Call Protection:	L(24),Def(91),O(5)
Lockbox:	CMA
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$38,703	$19,352	N/A
Insurance:	$0	$4,263	N/A
Replacement Reserves:	$0	$3,359	N/A
TI/LC(2):	$100,000	$11,998	$450,000
Other(3):	$225,716	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Office – Data Center
Net Rentable Area (SF):	143,970
Location:	Denver, CO
Year Built / Renovated:	1952 / 2001
Occupancy:	64.4%
Occupancy Date:	5/6/2015
Number of Tenants:	24
2012 NOI:	$2,260,193
2013 NOI:	$2,518,951
2014 NOI(1):	$2,579,247
TTM NOI (as of 3/2015):	$2,672,604
UW Economic Occupancy:	69.2%
UW Revenues:	$4,371,314
UW Expenses:	$1,221,097
UW NOI(1):	$3,150,217
UW NCF:	$2,990,150
Appraised Value / Per SF:	$45,000,000 / $313
Appraisal Date:	5/15/2015

Financial Information
Cut-off Date Loan / SF:	$208
Maturity Date Loan / SF:	$157
Cut-off Date LTV:	66.7%
Maturity Date LTV:	50.2%
UW NCF DSCR:	1.40x
UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Return of Equity	$16,596,191	55.3%
			Payoff Existing Debt	12,538,247	41.8
			Closing Costs	501,143	1.7
			Upfront Reserves	364,419	1.2
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The increase from 2014 NOI to UW NOI is primarily due to Zayo Collocation, LLC executing a new lease, resulting in an approximately $677,900 increase in base rent.
(2)	The borrower is required to make monthly deposits of $11,998 into the TI/LC reserve if the total amount on deposit is less than $450,000. If the second largest tenant, ViaWest, does not renew its lease on or prior to September 1, 2016 or if the third largest tenant, GSA SS Administration, does not renew its lease by September 1, 2017 or if either tenant is in default, declares bankruptcy or terminates it’s lease for any reason, the borrower will be required to make monthly deposits into the TI/LC reserve to a maximum amount of $1,600,000.
(3)	Initial Other Escrows and Reserves consists of a free rent reserve.

The Loan. The 1500 Champa Street loan has an outstanding principal balance of $30.0 million and is secured by a first mortgage lien on a 143,970 square foot data and office center located in Denver, Colorado. The loan has a 10-year term and will amortize on a 25- year schedule. The borrowing entity for the loan is M.R. Champa, LLC, a Colorado limited liability company and a special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Robert Danial, a principal of Ariel Holdings LLC and The Morgan Reed Group, a full-service real estate investment firm headquartered in Miami Beach, Florida. The Morgan Reed Group holds residential, commercial, retail and industrial properties located across various parts of the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

1500 Champa Street

The Property. The 1500 Champa Street property consists of a four-story, 143,970 square foot data center and office building, comprised of approximately 103,467 square feet of data space, 40,502 square feet of office space and one square foot of retail space comprised of the billboard, situated on an approximately 0.86-acre site. The property was originally constructed in 1952 as an industrial building and converted to a data center from 1999 to 2001. Since acquiring the property in 2005, the sponsor has spent approximately $3.0 million in capital expenditures to make general property improvements. When the sponsor acquired the property, it had a very low occupancy and the sponsor has since leased up the property to its current occupancy of 64.4%. The property is situated within Denver’s central business district at the intersection of 15th Street and Champa Street. Approximately one block northeast of the property is Denver’s 16th Street mall, a street which offers shopping and dining and entertainment options. As of May 6, 2015, 1500 Champa Street was 64.4% occupied by 24 tenants. Per the appraisal, key attributes of this building for global network operators include the high grade electrical power, redundant emergency back-up generators, available pad sites for expansion, large floor plates, heavy floor loads, 16’ 9” ceiling height and 24/7 access for tenants. The property offers various colocation options such as cabinets, cage space, suites and space for private data centers, which are connected to a carrier neutral Meet Me Room, a place where companies can physically connect to one another and exchange data. Additionally, the property is located directly on top of a fiber optic intersection, which allows tenants to tap into direct feeds adjacent to the building and reduce telecommunication charges.

The largest tenant, Zayo Collocation, LLC (“Zayo”), is a global provider of bandwidth infrastructure services founded in 2007 headquartered in Boulder, Colorado with a market cap of approximately $6.3 billion. The company has a global bandwidth infrastructure, consisting of over 80,000 route miles, servicing 319 markets in eight countries and 45 states. Since, June 2015, Zayo has occupied 26,322 square feet (18.3% of the net rentable area) at the property with a lease expiration date of May 31, 2030 and two 10-year extension options remaining. The second largest tenant, ViaWest, is a leading IT infrastructure solutions company providing collocation, managed services, cloud computing and security and compliance services, headquartered in Denver, Colorado. ViaWest operates 29 data centers in Colorado, Utah, Oregon, Nevada, Texas, Minnesota, Arizona and Calgary, Canada with approximately 1,500 customers. ViaWest has leased space at the property since April 2007, with approximately 59% of their space expiring in March 2018 and the remainder in February 2018. The tenant, across it’s two leases, occupies 34,512 square feet (24.0% of the net rentable area) at the property. The tenant has two five-year extension options remaining. Per the sponsor, ViaWest has reportedly invested over $9.0 million at the property in order to build out its space. The third largest tenant, GSA SS Administration (“Social Security Administration”), is an independent agency of the United States federal government that administers social security. The Social Security Administration operates a network of over 1,400 offices across the country administering retirement, disability and survivor’s benefits. The Social Security Administration lease commenced in September 2008 and expires in August 2018. The tenant currently occupies 19,853 square feet of office space (13.8% of the net rentable area) at the property. Additionally, the tenant has a built-to-suit space and a separate entrance into the building.

The Market. The 1500 Champa Street property is located at the southeast corner of Champa Street and 15th street in downtown Denver. The property is one block southwest of the 16th street mall which offers shopping, dining and entertainment options through the center of downtown Denver. These options are linked by the 16th street MetroRide, a free service running daily, which travels from one end of Denver’s 16th street mall at the Civic Center (south) to Union Station (north). Additionally, the property is one block away from the D, F and H RTD-Denver light rail lines and approximately one mile north of Interstate 70 and one mile west of Highway 87. The Colorado Convention Center, the Colorado’s State Capitol Building, the Denver Mint, the Denver Performing Arts Complex, the Pepsi Center, Sports Authority Field at Mile High and Coors Field are all located within two miles of the property. According to the appraisal, the property is located within the Denver-Aurora-Broomfield metropolitan statistical area of Denver, and more specifically, the Denver office submarket. Per a third party research provider, as of the first quarter of 2015, Class B space within the office submarket had an inventory of 7.4 million square feet and an overall vacancy rate of 9.0%, with average asking rents of $24.18 per square foot. Per the appraisal, population within the property’s three-mile trade area was 209,837 with an estimated 2014 average household income of $69,173 as of 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

1500 Champa Street

Tenant Summary(1)

	Ratings(2)	Net Rentable	% of	Base Rent	Lease Expiration
Tenant	Moody’s/S&P/Fitch	Area (SF)	Total NRA	PSF	Date
Zayo Collocation, LLC(3)	Caa1 / B / NA	26,322	18.3%	$30.03	5/31/2030
ViaWest	Baa3 / BBB- / NA	20,326	14.1%	$30.16	3/31/2018
GSA SS Administration	Aaa / AA+ / AAA	19,853	13.8%	$45.35	8/30/2018
ViaWest	Baa3 / BBB- / NA	14,186	9.9%	$23.98	2/28/2018
FDC Servers(4)	NA / NA / NA	7,744	5.4%	$39.89	1/31/2019
Neutral Tandem	NA / NA / NA	1,950	1.4%	$77.18	5/31/2017
Fiberlink	NA / NA / NA	676	0.5%	$110.19	1/31/2018
Level 3	Caa1 / BB- / B	600	0.4%	$121.01	3/31/2020
Webb Wilkonson Law, LLC	NA / NA / NA	502	0.3%	$40.58	MTM
Zayo (former AboveNet rack)	Caa1 / B / NA	200	0.1%	$143.29	MTM

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Zayo Collocation, LLC’s space consists of two subleased spaces to Google and Neutral Tandem. Google subleases 2,100 square feet and Neutral Tandem subleases 1,650 square feet. Both subleased tenants pay the same base rent per square foot; however, Google and Neutral Tandem did not receive a free rent period.
(4)	FDC Servers has the option to terminate its lease at any time in the event the tenant enters into a written lease with the landlord of the building located at 12121 Grant Street, Thornton, Colorado for the same or more rentable square feet as the existing premises. The tenant will have the option to terminate the lease by providing 12 months’ prior written notice and payment of a termination fee equal to approximately $42,293.

Lease Rollover Schedule(1)
						Cumulative			Cumulative
	Number of	Net Rentable			% of Base	Net Rentable	Cumulative	Cumulative	% of Base
	Leases	Area	% of NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	51,253	35.6%	NAP	NAP	51,253	35.6%	NAP	NAP
2015 & MTM	10	939	0.7	$148,200	4.1%	52,192	36.3%	$148,200	4.1%
2016	1	17	0.0	8,811	0.2	52,209	36.3%	$157,011	4.4%
2017	3	1,957	1.4	196,720	5.5	54,166	37.6%	$353,731	9.8%
2018	5	55,065	38.2	1,950,065	54.3	109,231	75.9%	$2,303,797	64.1%
2019	1	7,744	5.4	308,928	8.6	116,975	81.2%	$2,612,725	72.7%
2020	2	672	0.5	95,293	2.7	117,647	81.7%	$2,708,018	75.3%
2021	0	0	0.0	0	0.0	117,647	81.7%	$2,708,018	75.3%
2022	0	0	0.0	0	0.0	117,647	81.7%	$2,708,018	75.3%
2023	0	0	0.0	0	0.0	117,647	81.7%	$2,708,018	75.3%
2024	0	0	0.0	0	0.0	117,647	81.7%	$2,708,018	75.3%
2025	0	0	0.0	0	0.0	117,647	81.7%	$2,708,018	75.3%
2026 & Beyond	2	26,323	18.3	886,400	24.7	143,970	100.0%	$3,594,418	100.0%
Total	24	143,970	100.0%	$3,594,418	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

1500 Champa Street

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,682,522	$2,907,340	$3,033,128	$3,078,629	$3,594,418	$24.97	68.5%
Vacant Income	0	0	0	0	1,616,785	11.23	30.8
Gross Potential Rent	$2,682,522	$2,907,340	$3,033,128	$3,078,629	$5,211,203	$36.20	99.3%
Total Reimbursements	71,111	70,440	24,656	36,246	36,246	0.25	0.7
Net Rental Income	$2,753,633	$2,977,780	$3,057,783	$3,114,875	$5,247,450	$36.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,616,785)	(11.23)	(30.8)
Other Income(4)	511,305	677,561	688,797	740,650	740,650	5.14	14.1
Effective Gross Income	$3,264,937	$3,655,342	$3,746,581	$3,855,525	$4,371,314	$30.36	83.3%
Total Expenses	$1,004,745	$1,136,390	$1,167,333	$1,182,921	$1,221,097	$8.48	27.9%
Net Operating Income(3)	$2,260,193	$2,518,951	$2,579,247	$2,672,604	$3,150,217	$21.88	72.1%
Total TI/LC, Capex/RR	0	0	0	0	160,067	1.11	3.7
Net Cash Flow	$2,260,193	$2,518,951	$2,579,247	$2,672,604	$2,990,150	$20.77	68.4%
Occupancy(5)	59.9%	59.8%	57.7%	64.4%	69.2%

(1)	TTM historical financials are based on the trailing 12-month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2014 NOI to UW NOI is primarily due to Zayo Collocation, LLC executing a new lease, resulting in an approximately $677,900 increase in Rents in Place.
(4)	Other Income consists primarily of conduit, power, cross connect, fiber and raceway fees.
(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of May 6, 2015. Underwritten occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Klotz Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays			Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,756,250			Title:	Fee
Cut-off Date Principal Balance:	$29,756,250			Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.9%			Net Rentable Area (Units):	1,356
Loan Purpose:	Recapitalization			Location:	Various
Borrowers(1):	Various			Year Built / Renovated:	Various / Various
Sponsor:	Jeff Klotz			Occupancy:	89.5%
Interest Rate:	4.98800%			Occupancy Date:	6/15/2015
Note Date:	7/17/2015			Number of Tenants:	N/A
Maturity Date:	8/6/2025			2012 NOI(2):	N/A
Interest-only Period:	None			2013 NOI(3):	$727,475
Original Term:	120 months			2014 NOI(4):	$2,360,557
Original Amortization:	360 months			TTM NOI (as of 05/2015)(5)(6):	$2,853,099
Amortization Type:	Balloon			UW Economic Occupancy:	85.0%
Call Protection:	L(24),Def(91),O(5)			UW Revenues:	$8,731,093
Lockbox:	CMA			UW Expenses:	$5,575,964
Additional Debt:	N/A			UW NOI(6):	$3,155,130
Additional Debt Balance:	N/A			UW NCF:	$2,816,130
Additional Debt Type:	N/A			Appraised Value / Per Unit:	$39,675,000 / $29,259
				Appraisal Date(7):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$21,944
Taxes:	$156,044	$32,368	N/A	Maturity Date Loan / Unit:	$18,037
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$0	$28,250	N/A	Maturity Date LTV:	61.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.47x
Other(8):	$163,813	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,756,250	100.0%	Preferred Equity Payoff(9)	$16,616,127	55.8%
			Return of Equity	11,865,198	39.9
			Closing Costs	955,069	3.2
			Upfront Reserves	319,857	1.1
Total Sources	$29,756,250	100.0%	Total Uses	$29,756,250	100.0%

(1)	The borrowing entities for the loan are AAHF-102, LLC, AAHF-103, LLC, AAHF-107, LLC, AAHF 108, LLC, ARCO Place Acquisition I, LLC, University Townhomes Acquisition LLC, Brentwood Creek Acquisition, LLC, Brentwood Heights Acquisition, LLC, Candler Acquisition, LLC and Lakewood Forest Acquisition LLC, each a Florida limited liability company or Georgia limited liability company and a special purpose entity.
(2)	2012 NOI figures are not available as the loan sponsor was not furnished with property level statements at the time of the various acquisitions. The loan sponsor acquired eight of the properties in 2012 and the remaining two properties in 2014.
(3)	2013 NOI represents year-end 2013 financials for eight properties. Two of the properties, University Townhomes and Arco Apartments were acquired in March 2014 and October 2014, respectively.
(4)	2014 NOI represents year-end 2014 financials for nine properties. One of the properties, Arco Apartments was acquired in October 2014.
(5)	TTM NOI as of May 2015 represents trailing-twelve months as of May 2015 financials for nine properties and the trailing-six months as of May 2015, annualized for Arco Apartments.
(6)	Underwritten NOI is higher than TTM NOI due to a decrease in vacancy and credit loss of approximately $547,347 across the portfolio because of increased occupancy levels.
(7)	The Appraisal Dates for the properties range from June 8, 2015 to June 11, 2015.
(8)	Initial Other Escrows and Reserves represents a deferred maintenance reserve.
(9)	Preferred Equity Payoff includes the payoff of approximately $2.14 million of existing debt on Cimarron Apartments and Arco Apartments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Klotz Multifamily Portfolio

The Loan. The Klotz Multifamily Portfolio loan has an outstanding principal balance of approximately $29.8 million and is secured by a first mortgage lien on the borrowers’ fee interest in a portfolio of 10 multifamily properties totaling 1,356 units across four cities in Florida and Georgia. The loan has a 10-year term and will amortize on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Jeff Klotz, principal and CEO of The Klotz Group of Companies. The Klotz Group of Companies encompasses various funds investing in multifamily, residential, retail and office/warehouse properties totaling 4,231 units and over 300,000 square feet.

The Properties. The Klotz Multifamily Portfolio consists of 10 multifamily properties with a total of 1,356 units located across four cities in Florida and Georgia. The properties were built between 1963 and 1985 and renovated between 2006 and 2015. The properties range in size from 18 to 238 units. The properties were acquired via note sales and REOs in stages between March 2012 and October 2014 for approximately $13.7 million. Since 2012, the sponsor has invested approximately $11.4 million in capital improvements on the properties. With closing costs of approximately $2.1 million, the sponsor has a total cost basis of approximately $27.3 million. At the time of each property’s acquisition, the weighted average occupancy of the portfolio was 39.0%. As of June 15, 2015, the portfolio was approximately 89.5% leased, resulting in a total growth of approximately 129.5%.

Portfolio Summary
Property	Location	Year Built	Units	Occupancy	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
University Townhomes	Jacksonville, FL	1966	200	97.0%	$5,830,930	19.6%	$7,600,000	$496,964
Brentwood Creek Apartments	Atlanta, GA	1969	238	92.9%	4,356,750	14.6	5,550,000	598,832
Wellington Apartments	Pensacola, FL	1969	132	99.2%	3,846,500	12.9	4,900,000	354,898
Cimarron Apartments	Jacksonville, FL	1966	112	92.9%	3,605,970	12.1	4,700,000	296,165
Brentwood Heights Apartments	Atlanta, GA	1963	196	70.4%	3,297,000	11.1	4,200,000	364,291
Candler Apartments	Decatur, GA	1970	236	89.8%	3,150,000	10.6	5,200,000	248,646
Dogwood Apartments	Pensacola, FL	1974	96	96.9%	2,531,850	8.5	3,300,000	197,627
Lakewood Forest Apartments	Atlanta, GA	1969	80	72.5%	1,476,913	5.0	1,925,000	120,459
Arco Apartments	Jacksonville, FL	1965-1971	48	91.7%	1,200,000	4.0	1,700,000	99,785
Guidy Lane Apartments	Pensacola, FL	1985	18	100.0%	460,337	1.5	600,000	38,463
Total			1,356	89.5%	$29,756,250	100.0%	$39,675,00	$2,816,130

University Townhomes. University Townhomes is a 200-unit garden style multifamily property located in Jacksonville, Florida. Constructed in 1966 and renovated in 2015, the property consists of 31 two-story apartment buildings located on approximately 10.5 acres. As of June 15, 2015, the property was 97.0% occupied. The property features a mix of one, two and three-bedroom units with amenities that include a pool, laundry facilities and a playground. Per the appraisal, University Townhomes is located within the Greater Arlington submarket, which reported an average occupancy of 92.0% as of the first quarter of 2015. The local trade area within a one-mile radius has an average household income of $49,653 and an estimated population of 13,461 as of 2014. The appraisal identified six comparable properties ranging from 151 to 458 units with a reported weighted average occupancy of 91.9%.

Brentwood Creek Apartments. Brentwood Creek Apartments is 238-unit garden style multifamily property located in Atlanta, Georgia. Constructed in 1969 and renovated in 2006, the property consists of eight two-story apartment buildings located on approximately 17.0 acres. As of June 15, 2015, the property was 92.9% occupied. The property features a mix of one, two and three-bedroom units with amenities that include a pool, a clubhouse and laundry facilities. Per the appraisal, Brentwood Creek Apartments is located within the South Fulton submarket, which reported an average occupancy of 90.4% as of the first quarter of 2015. The local trade area within a one-mile radius has an average household income of $34,980 and an estimated population of 12,458 as of 2014. The appraisal identified seven comparable properties ranging from 56 to 376 units with a reported weighted average occupancy of 92.1%.

Wellington Apartments. Wellington Apartments is a 132-unit garden style multifamily property located in Pensacola, Florida. Constructed in 1969 and renovated in 2015, the property consists of 15 two-story apartment buildings located on approximately 6.7 acres. As of June 15, 2015, the property was 99.2% occupied. The property features a mix of one, two and three-bedroom units with amenities that include laundry facilities and a playground. Per the appraisal, Wellington Apartments is located within the Pensacola apartment market, which reported an average occupancy of 95.1% as of the first quarter of 2015. The local trade area within a one-mile radius has an average household income of $40,174 and an estimated population of 9,621 as of 2014. The appraisal identified six comparable properties ranging in size from 104 to 260 units with a reported weighted average occupancy of 95.4%; however, this figure excludes the Carriage Hills Apartments as the occupancy figures are unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Klotz Multifamily Portfolio

The Market. Three of the properties, University Townhomes, Cimarron Apartments and Arco Apartments, are located in Jacksonville, Florida. The three properties are all located within the Jacksonville metropolitan statistical area and more specifically within the Greater Arlington submarket which as of the first quarter of 2015 had a vacancy rate of 6.9% and an average monthly rent of $644 for Class B/C multifamily properties. Within the Jacksonville metropolitan statistical area, population and average household income were 1,410,519 and $68,714, respectively, as of year-end 2014. Occupancy ranges between 92.0% and 97.0% and rent ranges between $442 and $546 for the three properties located in Jacksonville, Florida. The remaining three Florida properties, Wellington Apartments, Dogwood Apartments and Guidy Lane Apartments, are located in Pensacola, Florida. All three properties are located within the Pensacola apartment market which as of the first quarter of 2015 had a vacancy rate of 4.9% and an average monthly rent of $737. Within the Pensacola apartment market, estimated population and average household income were 472,732 and $65,812, respectively, as of year-end 2014. Occupancy ranges between 96.9% and 100% and rent ranges between $456 and $560 for the three properties located in Pensacola, Florida.

The remaining four properties are located in Georgia. Three of the properties, Brentwood Creek Apartments, Brentwood Heights Apartments and Lakewood Forest Apartments, are located in Atlanta, Georgia. All three properties are located within the Atlanta metropolitan statistical area which as of the first quarter of 2015 had a vacancy rate of 6.6% and an average monthly rent of $776 for Class B/C multifamily properties. Within the Atlanta metropolitan statistical area, estimated population and average household income were 5,596,169 and $80,942, respectively, as of year-end 2014. Occupancy ranges between 70.4% and 92.9% and rent ranges between $322 and $523 for the three properties located in Atlanta, Georgia. There is one property, Candler Apartments, located in Decatur, Georgia, more specifically within the Decatur/Avondale apartment submarket. As of the first quarter of 2015, the Decatur/Avondale apartment submarket had a vacancy rate of 10.3% and an average monthly rent of $744 for Class B/C multifamily properties. Within a one-mile radius of the property, population and average household income were 11,282 and $41,916, respectively, as of year-end 2014.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
1 Bedroom	659	48.6%	574	87.1%	706	$470	$0.67	$562	$0.80
2 Bedroom	570	42.0	522	91.6%	1,008	$551	$0.55	$660	$0.65
3 Bedroom	117	8.6	117	100.0%	1,094	$652	$0.60	$829	$0.76
Administration Unit	10	0.7	0	0.0%	980	$0	$0.00	$0	$0.00
Total / Wtd. Avg.(3)	1,356	100.0%	1,213	89.5%	869	$522	$0.61	$630	$0.72
(1)	Based on the underwritten rent roll.
(2)	Average based on number of units of each unit type.
(3)	The weighted Average Monthly Rental Rate and Average Monthly Rental Rate PSF excludes the administration units as no rent is attributable to them.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Klotz Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	2013(1)	2014(2)	TTM(3)	Underwritten	Per Unit	%(4)
Rents in Place(5)	$7,010,245	$8,366,080	$8,711,507	$7,601,319	$5,606	84.3%
Vacant Income	0	0	0	844,500	623	9.4
Gross Potential Rent	$7,010,245	$8,366,080	$8,711,507	$8,445,819	$6,228	93.7%
Reimbursements	292,439	417,201	492,308	571,008	421	6.3
Net Rental Income	$7,302,684	$8,783,281	$9,203,815	$9,016,827	$6,650	100.0%
(Vacancy/Credit Loss)	(3,006,177)	(2,117,952)	(1,813,711)	(1,266,364)	(934)	(14.0)
Other Income(6)	817,013	881,151	968,202	980,631	723	10.9
Effective Gross Income	$5,113,520	$7,546,480	$8,358,307	$8,731,093	$6,439	96.8%
Total Expenses	$4,386,045	$5,185,923	$5,505,208	$5,575,964	$4,112	63.9%
Net Operating Income(7)	$727,475	$2,360,557	$2,853,099	$3,155,130	$2,327	36.1%
Replacement Reserves	0	0	0	339,000	250	3.9
Net Cash Flow	$727,475	$2,360,557	$2,853,099	$2,816,130	$2,077	32.3%
Occupancy(8)	78.3%	87.5%	89.5%	85.0%
(1)	2013 Net Operating Income represents year-end 2013 financials for eight properties. Two of the properties, University Townhomes and Arco Apartments were acquired in March 2014 and October 2014, respectively.
(2)	2014 Net Operating Income represents year-end 2014 financials for nine properties. One of the properties, Arco Apartments was acquired in October 2014.
(3)	TTM column represents trailing-12 months as of May 2015 financials for nine properties and the trailing-six months as of May 2015 annualized for Arco Apartments, which was acquired in October 2014.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Underwritten Rents in Place are based on the June 2015 rent roll.
(6)	Other Income includes miscellaneous property income such as pet fees, cleaning charges, application fees, damage and repairs and lockout fees.
(7)	Underwritten Net Operating Income is higher than TTM Net Operating Income due to a decrease in vacancy and credit loss of approximately $547,347 across the portfolio because of increased occupancy levels.
(8)	2013 Occupancy only includes nine properties as University Townhomes was acquired in March 2014 and Arco Apartments was acquired in October 2014. TTM Occupancy is the occupancy as of June 15, 2015. Underwritten Occupancy represents economic occupancy.

Release of Properties. The borrowers are permitted to obtain the release of an individual property from the lien of the mortgage through partial defeasance after the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the amount equal to the greater of (a) 120% of the allocated loan amount for the applicable individual property and (b) the net sales proceeds for the applicable individual property, (ii) the debt service coverage ratio as calculated in the loan documents for the remaining property in the portfolio is no less than the greater of (a) the debt service coverage ratio as calculated in the loan documents for the 12 months immediately preceding the origination date and (b) the debt service coverage ratio as calculated in the loan documents for the remaining property in the portfolio for the 12 months immediately preceding the release of the individual property, (iii) after giving effect to such release, the loan-to-value ratio as calculated under the loan documents is not greater than the lesser of (a) the loan-to-value ratio immediately preceding the origination date and (b) the loan-to-value ratio as calculated for all of the then remaining properties (including the individual property to be released) and (iv) the debt yield for the properties then remaining as collateral shall be at least equal to the greater of (a) the debt yield immediately preceding the closing date and (b) the debt yield for all the then remaining properties immediately preceding the release of the individual property.

Permitted Mezzanine Debt. The loan agreement permits certain direct and indirect owners of the borrowers to obtain a mezzanine loan secured by the ownership interests in the borrowers upon certain terms and conditions set forth in the loan agreement at any time that is 12 months after the note date, which include, without limitation: (i) the amount of the future mezzanine loan shall not exceed the lesser of (a) $2,243,750 and (b) an amount such that the loan-to-value ratio shall not exceed 80%; (ii) the debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 10.25%; (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.30x; (iv) the lender enter into an acceptable intercreditor agreement and (v) the subordinate mezzanine loan is subject to rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Central Connecticut Portfolio

Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Original Principal Balance:	$28,300,000
Cut-off Date Principal Balance:	$28,300,000
% of Pool by IPB:	2.8%
Loan Purpose:	Acquisition
Borrowers:	Albany Road-Inwood LLC and Albany
Road-Winbrook LLC
Sponsor:	Christopher J. Knisley
Interest Rate:	4.35700%
Note Date:	6/23/2015
Maturity Date:	7/1/2025
Interest-only Period:	60 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(25),Grtr1%orYM(89),O(6)
Lockbox:	CMA
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves
Initial		Monthly	Initial Cap
Taxes:	$43,608	$43,608	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves(2):	$150,000	Springing	$100,000
TI/LC(3):	$1,600,000	Springing	$1,000,000
Other(4):	$272,211	$0	N/A

Property Information
Single Asset / Portfolio:	Portfolio
Title:	Fee
Property Type - Subtype:	Industrial – Flex
Net Rentable Area (SF):	328,951
Location:	Rocky Hill, CT
Year Built / Renovated:	Various / N/A
Occupancy:	99.2%
Occupancy Date:	6/1/2015
Number of Tenants:	26
2012 NOI:	$2,374,125
2013 NOI:	$2,783,292
2014 NOI:	$3,063,891
TTM NOI (as of 3/2015):	$3,020,070
UW Economic Occupancy:	93.0%
UW Revenues:	$4,502,568
UW Expenses:	$1,701,978
UW NOI:	$2,800,590
UW NCF:	$2,467,199
Appraised Value / Per SF(1):	$36,500,000 / $111
Appraisal Date:	5/12/2015

Financial Information
Cut-off Date Loan / SF: Maturity Date Loan / SF: Cut-off Date LTV(1): Maturity Date LTV(1): UW NCF DSCR: UW NOI Debt Yield:	$86 $79 77.5% 70.8% 1.46x 9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,300,000	71.1%	Purchase Price	$35,500,000	89.2%
Sponsor Equity	11,512,881	28.9	Closing Costs	2,247,062	5.6
			Upfront Reserves	2,065,819	5.2
Total Sources	$39,812,881	100.0%	Total Uses	$39,812,881	100.0%

(1)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as-is” for the Winbrook Business Park property, which assumes that all outstanding tenant improvements, leasing commissions, capital improvements and free rent related to the Vanguard Direct lease have been paid. The “as-is” value of the Winbrook Business Park property as of May 12, 2015 is $20,000,000, which results in a Cut-off Date LTV of 78.2% and a Maturity Date LTV of 71.4%.
(2)	Monthly deposits of $5,000 into the Replacement Reserve are required on the first payment date that the Replacement Reserve balance is below $50,000, and on each payment date thereafter, until such time the Replacement Reserve balance exceeds the Initial Cap.
(3)	Monthly deposits of $20,000 into the TI/LC reserve are required on the first payment date the TI/LC reserve is below $500,000, until such time as the TI/LC reserve balance exceeds the Initial Cap.
(4)	Initial Other Escrows and Reserves consists of an environmental remediation reserve in the amount of $250,000 and deferred maintenance reserve in the amount of
$22,211.

The Loan. The Central Connecticut Portfolio loan is secured by a first mortgage lien on a 328,951 square foot industrial portfolio which includes two properties located in Rocky Hill, Connecticut. The loan has an outstanding principal balance of $28.3 million. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entities are Albany Road-Inwood LLC and Albany Road-Winbrook LLC, each a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Christopher J. Knisley. The loan sponsor is a founding member and president of Albany Real Estate Partners, a real estate investment and management firm with a focus in the New England area. Since 2012, Albany Road Real Estate Partners has acquired 27 properties, totaling approximately 3.4 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 131

Structural and Collateral Term Sheet	JPMBB 2015-C31

Central Connecticut Portfolio

The Properties. The Central Connecticut Portfolio is a 328,951 square foot flex industrial portfolio comprised of two properties located less than one mile from one another and approximately 11 miles south of Hartford, Connecticut. The portfolio consists of two individual business parks comprised of seven buildings. As of June 1, 2015, the portfolio was 99.2% leased to 26 unique tenants and built out with 203,548 square feet of office space (61.9% of net rentable area), 43,219 square feet of flex space (13.1% of net rentable area), 80,079 square feet of warehouse space (24.3% of net rentable area), and 2,105 square feet of retail space (0.6% of net rentable area).

Winbrook Business Park. Winbrook Business Park is a 167,246 square foot industrial park consisting of three single-story buildings located on an approximately 17.8 acre site in Rocky Hill, Connecticut. The property was originally constructed in 2007. As of June 1, 2015, the property was 100.0% leased by 14 tenants including Paychex NA, Trane US and GSA. The largest tenant, Paychex NA (19.3% of net rentable area) has a lease expiration date of September 2018. The property features 13 dock loading doors and two drive-in doors and has 24’ clear ceiling height in warehouse areas. The property contains 659 surface parking spaces with an overall parking ratio of 3.94 spaces per 1,000 square feet of net rentable area.

Inwood Business Park. Inwood Business Park is a 161,705 square foot industrial park consisting of four, single-story buildings located on a 19.1 acre-site in Rocky Hill, Connecticut. The property was originally constructed in 1986. As of June 1, 2015, the property was 98.4% leased by 11 tenants including HESCO, Henkel and ATG Rehab. The largest tenant, HESCO (21.4% of net rentable area), has a lease expiration date in August 2020. The property features 13 dock loading doors and five drive-in doors and has 20’ clear ceiling height in warehouse areas. The property contains 500 surface parking spaces with an overall parking ratio of 3.09 spaces per 1,000 square feet of net rentable area.

Portfolio Summary
Property	Location	Net Rentable Area(SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Winbrook Business Park	Rocky Hill, CT	167,246	2007	$16,300,000	57.6%	$20,300,000	$1,364,330	55.3%
Inwood Business Park	Rocky Hill, CT	161,705	1986	12,000,000	42.4	16,200,000	1,102,869	44.7
Total		328,951		$28,300,000	100.0%	$36,500,000	$2,467,199	100.0%
(1)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as-is” for the Winbrook Business Park property, which assumes that all outstanding tenant improvements, leasing commissions, capital improvements and free rent related to the Vanguard Direct lease have been paid. The “as-is” value of the Winbrook Business Park property as of May 12, 2015 is $20,000,000, which results in a Cut-off Date LTV of 78.2% and a Maturity Date LTV of 71.4%.

The Market. The properties in the Central Connecticut Portfolio are located less than a mile from one another in the Hartford-West Hartford-East Hartford, Connecticut metropolitan statistical area. The properties are situated east of Route 91, a major artery that runs in a north to south direction. Additionally, the properties are located approximately 20 miles from Bradley International Airport. According to the appraisals, the properties’ estimated 2015 population within a one-, three-, and five-mile radius is 3,148, 40,826, and 109,612, respectively, with a median household income of $79,840, $80,659 and $76,291, respectively. As of first quarter 2015, the South flex-office submarket contained approximately 4.4 million square feet of office space and had a vacancy rate of 22.8%. The appraisal identified five directly competitive flex-office properties built between 1964 and 2004 and ranging in size from 19,619 square feet to 112,829 square feet. The comparable properties reported occupancies ranging from 0.0% to 84.0% occupied with a weighted average occupancy of 69.6%. Average asking rents for the comparable properties range from $6.00 per square foot to $18.50 per square foot for gross leases, with an average asking rent of $16.00 per square foot for gross leases. The average in-place rent at the properties is $11.24 per square foot, which is below the appraisals’ market rent conclusion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Central Connecticut Portfolio

Tenant		Tenant Summary(1)
	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Paychex NA(3)	Winbrook Business Park	NA / NA / NA	38,311	11.6%	$17.75	Various
HESCO(4)	Inwood Business Park	NA / NA / NA	34,596	10.5%	$8.21	8/31/2020
Henkel	Inwood Business Park	NA / NA / NA	25,370	7.7%	$10.62	9/30/2017
ATG Rehab	Inwood Business Park	NA / NA / NA	23,420	7.1%	$8.00	12/31/2019
Trane US(5)	Winbrook Business Park	NA / NA / NA	19,412	5.9%	$15.50	2/28/2018
GSA(6)	Winbrook Business Park	Aaa / AA+ / AAA	14,318	4.4%	$17.75	10/31/2020
New England Mercantile	Inwood Business Park	NA / NA / NA	14,310	4.4%	$7.50	11/30/2019
SolarCity(7)	Winbrook Business Park	NA / NA / NA	14,131	4.3%	$8.00	4/30/2018
Sonitrol	Inwood Business Park	NA / NA / NA	13,884	4.2%	$10.50	6/30/2020
Precourt & Cherman	Winbrook Business Park	NA / NA / NA	12,135	3.7%	$8.65	7/31/2017

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company (or in the case of this loan, parent government entity) guarantees the lease.
(3)	Paychex NA occupies multiple spaces under several leases with different expiration dates. The expiration date with respect to the 32,351 square foot space is September 30, 2018 and the expiration date with respect to the 5,960 square foot space is August 1, 2018.
(4)	HESCO has the right to terminate its lease at the Inwood Business Park property if it accepts any offer to lease more than 7,000 square feet in the Winbrook Business Park property.
(5)	Trane US has the right to terminate its lease as of January 31, 2016, with nine months’ prior notice and payment of a termination fee.
(6)	GSA may terminate its lease at any time with six months’ prior notice.
(7)	SolarCity has the right to terminate its lease effective December 31, 2015, with nine months’ prior notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,589	0.8%	NAP	NAP	2,589	0.8%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	2,589	0.8%	$0	0.0%
2016	1	8,770	2.7	61,390	1.7	11,359	3.5%	$61,390	1.7%
2017	5	58,389	17.8	552,944	15.7	69,748	21.2%	$614,334	17.4%
2018	6	87,413	26.6	1,250,556	35.4	157,161	47.8%	$1,864,890	52.9%
2019	6	67,429	20.5	577,627	16.4	224,590	68.3%	$2,442,517	69.2%
2020	7	93,961	28.6	980,544	27.8	318,551	96.8%	$3,423,061	97.0%
2021	0	0	0.0	0	0.0	318,551	96.8%	$3,423,061	97.0%
2022	0	0	0.0	0	0.0	318,551	96.8%	$3,423,061	97.0%
2023	1	10,400	3.2	105,456	3.0	328,951	100.0%	$3,528,516	100.0%
2024	0	0	0.0	0	0.0	328,951	100.0%	$3,528,516	100.0%
2025	0	0	0.0	0	0.0	328,951	100.0%	$3,528,516	100.0%
2026 & Beyond	0	0	0.0	0	0.0	328,951	100.0%	$3,528,516	100.0%
Total	26	328,951	100.0%	$3,528,516	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Central Connecticut Portfolio

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,955,410	$3,308,548	$3,442,110	$3,442,571	$3,528,516	$10.73	72.9%
Vacant Income	0	0	0	0	23,301	0.07	0.5
Gross Potential Rent	$2,955,410	$3,308,548	$3,442,110	$3,442,571	$3,551,817	$10.80	73.4%
Total Reimbursements	1,080,873	1,183,157	1,396,956	1,396,255	1,289,654	3.92	26.6
Net Rental Income	$4,036,283	$4,491,706	$4,839,066	$4,838,825	$4,841,471	$14.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(338,903)	(1.03)	(7.0)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$4,036,283	$4,491,706	$4,839,066	$4,838,825	$4,502,568	$13.69	93.0%
Total Expenses	$1,662,158	$1,708,414	$1,775,175	$1,818,755	$1,701,978	$5.17	37.8%
Net Operating Income	$2,374,125	$2,783,292	$3,063,891	$3,020,070	$2,800,590	$8.51	62.2%
Total TI/LC, Capex/RR	0	0	0	0	333,391	1.01	7.4
Net Cash Flow	$2,374,125	$2,783,292	$3,063,891	$3,020,070	$2,467,199	$7.50	54.8%
Occupancy(3)	88.7%	89.2%	93.2%	99.2%	93.0%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Historical Occupancies are as of December 31 of each respective year and June 1, 2015 for TTM. Underwritten occupancy represents economic occupancy.

Property Management. The properties will be managed by Albany Road Asset Services LLC, an affiliate of the sponsor. The term commenced on June 23, 2015 and will continue for a term of one year with automatic extension options of one year each, unless terminated by either party. The manager is entitled to a fee of 3.0% of gross income payable monthly. The management fees related to the properties are subordinate to the liens and interests of the Central Connecticut Portfolio loan.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a bona fide sale of the property and assumption of the loan, secured by the ownership interests in the borrowers upon certain terms and conditions which include, without limitation: (i) no event of default exists, (ii) the combined loan-to-value ratio does not exceed 75.0%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.65x and (iv) an acceptable intercreditor agreement has been executed.

Partial Releases. The borrowers are permitted to release an individual property from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists, (ii) at the time of such release, the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is equal to or greater than the greater of (a) 1.65x multiplied by the ratio of the sum of the release price including the property being released to the then current outstanding balance of the loan and (b) the debt service coverage ratio based on the trailing 12-month period immediately preceding such release and (iii) after giving effect to such release, the loan-to-value ratio shall not exceed 77.0%, and (iv) the partial prepayment of 115% of the allocated loan amount for the property to be released plus the yield maintenance premium.

Environmental Issue. The environmental assessment delivered at origination of the loan identified contamination at the properties arising from certain former activities at the properties. In the case of the Winbrook Business Park property, prior environmental investigations have identified the presence of pesticides at the property stemming from the prior agricultural use of the property. Although the property was not required to achieve the state regulatory standards at the time of origination, a change in use may result in the property being required to remediate in accordance with state law. With respect to the Inwood Business Park property, the assessment characterized the presence of certain contaminants at concentrations above the regulatory standard as recognized environmental condition, as well as several historical recognized environmental conditions as the result of other contaminants in the soil and/or groundwater. The loan agreement contains a provision from the lender acknowledging that certain of the buildings at Inwood Business Park may require further remediation or, at the request of the prior owner of the property, land use restrictions. The loan agreement further provides a covenant which prohibits the borrower from using the property in a manner that would trigger the related state law. The borrower was required to reserve $250,000 into an environmental reserve at closing for any work required by the state statute or the state environmental agency. The funds in the reserve will be released to the reserves for replacements and tenant improvements and leasing commissions after delivery of an updated assessment indicating that any required environmental remediation has been completed. See “Description of the Mortgage Pool – Mortgaged Property Considerations – Environmental Considerations” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C31

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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